                          ----------------------------

                                  MERRILL LYNCH
                                 --------------
                                SPECIAL/FLEXIBLE
                                 --------------
                                    PROTOTYPE
                       DEFINED CONTRIBUTION PLAN AND TRUST

                          ----------------------------

                Base Plan Document #03 used in conjunction with:

                   Standardized Profit Sharing Plan with CODA
                         Letter Serial Number: K273963a
                      National Office Letter Date: 6/4/2002

                    Standardized Money Purchase Pension Plan
                         Letter Serial Number: K273964a
                      National Office Letter Date: 6/4/2002

                        Standardized Profit Sharing Plan
                         Letter Serial Number: K273965a
                      National Office Letter Date: 6/4/2002

                 Non-standardized Profit Sharing Plan with CODA
                         Letter Serial Number: K373962a
                      National Office Letter Date: 6/4/2002

                  Non-standardized Money Purchase Pension Plan
                         Letter Serial Number: K373961a
                      National Office Letter Date: 6/4/2002

                      Non-standardized Profit Sharing Plan
                         Letter Serial Number: K373960a
                      National Office Letter Date: 6/4/2002

                      Non-standardized Target Benefit Plan
                         Letter Serial Number: K373959a
                      National Office Letter Date: 6/4/2002

     This Prototype Plan and Adoption  Agreement are important legal instruments with  legal and tax  implications.  Merrill  Lynch,  Pierce,  Fenner  and Smith,
Incorporated does not provide legal and tax advice to the Employer. The Employer is urged to consult  with its own  attorney  with  regardto the adoption of this
Plan and its suitability to its circumstances.

                                                TABLE OF CONTENTS

ARTICLE                                                                    PAGE

         2.3      Crediting of Service for Eligibility Purposes -

                  2.5.4    Employer and Plan Administrator Responsible

         2.8      Waiver of Matching Contributions and Employee

                  3.1.4    Contributions on Behalf of Disabled
                           Participants:.....................................22

                  3.1.5    Permitted Disparity:..............................22

                  3.1.6    Contributions Provided by Leasing
                           Organization:.....................................23

                  3.1.7    Short Plan Years:.................................23

                  3.1.8    Plan Year to Which Contributions are Deemed to

                  3.8.2    Profit Sharing, Money Purchase, or Target

                  3.9.5    Defined Benefit Plan Participation -
                           Pre-2000 Years:...................................41

                  3.9.6    Super Top-Heavy - Pre-2000 Years:.................41

         3.10     Return of Employer Contributions Under Special

         3.14     Contribution and Allocation of Qualified Nonelective

                  5.1.2    Pre-Tax, Qualified Nonelective,
                           Qualified Matching, Safe Harbor Nonelective
                           and Safe Harbor Matching Contributions:...........51

         5.2      Amount of Benefits Upon a Fully Vested Separation:.........52

         5.3      Amount of Benefits Upon a Partially Vested
                  Separation:................................................52

         5.4      Amount of Benefits Upon a Nonvested Separation:............52

         5.5      Amount of Benefits Upon a Separation Due to

                  5.6.2    Forfeiture of Nonvested Account Upon

                  5.7.3    Rollover Contribution and Employee After-Tax
                           Contribution Withdrawal:..........................55

                  5.7.4    Rules and Procedures:.............................55

                  5.7.5    Forfeitures:......................................55

                  5.7.6    Spousal Consent:..................................55

                  5.7.7    Transfers From Money Purchase Plan to

                  5.11.4   Determination of Amount to be

                  6.1.1    Plans Subject to Annuity Requirements -
                           Normal Form of Benefit:...........................63

                  6.1.2    Non-QJSA Profit Sharing Plans - Lump

                  7.2.4    Beneficiary of Married Participants -

                  10.3.1   Trustee Not Responsible for Payments

                  10.4.3   Investments in Qualifying Employer
                           Securities or Qualifying Employer Real
                           Property:.........................................76

                  10.4.4   Prototype Plan:...................................77

         10.5     Investment Direction, Participant-Directed
                  Assets and Qualifying Employer Investments:................77

                  10.5.1   Management of Investments:........................77

                  10.5.2   Participant Directed Assets:......................77

                  10.5.3   Administration of Participant
                           Directed Assets:..................................77

                  10.5.4   Investment of Funds Pending Investment
                           Direction:........................................77

                  10.5.5   Communication of Investment Direction:............78

                  10.5.6   Voting and Other Rights Other than for
                           Qualifying Employer Securities:...................78

                  10.5.7   Voting Qualifying Employer Securities:............78

                  10.5.8   Tender or Exchange of Qualifying Employer
                           Securities:.......................................78

                  10.5.9   Failure to Vote or Tender With Respect to

                  10.7.9   Distribution of Life Insurance
                           Contracts:........................................81

                  10.7.10  Conflict Between Plan and Insurance
                           Contract:.........................................82

         10.8     The Investment Manager:....................................82

                  10.8.1   Appointment:......................................82

                  10.8.2   Qualifications of Investment Manager:.............82

                  10.8.3   Investment Manager as Fiduciary:..................82

                  10.8.4   Identification of Amounts for

         11.3     Effect of Partial or Complete Termination
                  or Complete Discontinuance of Contributions:...............88

                  11.3.1   Determination of Date of Complete

         12.10    Benefits Payable to Minors, Incompetents

                  12.12.2  Termination of Participation in
                           Plan:.............................................92

                  12.12.3  Employer Power:...................................92

         12.13    Controlling Law:...........................................92

         12.14    Singular and Plural and Article and

                  13.3.4   Annual Addition Limitation on

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Prototype Plan and in each Adoption Agreement,  each of the following  terms shall have the meaning for that term set forth in this  Article
I:

1.1      Account:

     The Account maintained for a Participant. With respect to each Participant, the following  separate  source  accounts shall be maintained,  as necessary:  a
Pre-Tax Contributions  Account, an Employee After-Tax  Contributions  Account, a
Profit  Sharing  Contributions  (defined  in  Section  3.1.1)  Account,  a Money
Purchase  Contributions  (defined in Section  3.1.2)  Account,  a Target Benefit
Contributions  (defined  in Section  3.1.3)  Account,  a Matching  Contributions
Account, a Qualified  Matching  Contributions  Account, a Qualified  Nonelective
Contributions  Account,  a Rollover  Contributions  Account,  a Prevailing  Wage
Contributions  Account,  a QVEC Account,  a Safe Harbor  Matching  Contributions
Account,  and  a  Safe  Harbor  Nonelective   Contributions  Account.  The  Plan
Administrator  also may  establish  other  Miscellaneous  Account(s) as it deems necessary to administer the Plan.

1.2      Account Balance

     The value of an Account determined as of the applicable Valuation Date.

1.3      ACP Test:

     The Average Contribution Percentage test set forth in Section 3.6(A) of the
Plan which is used to determine the maximum ACP Contribution  Amounts (generally
Employee After-Tax and Matching Contributions)  permitted for Highly Compensated
Employees.

1.4      Actual Contribution Percentage:

     The ratio defined in Section 3.6(A)(i)(1) for purposes of the ACP Test.

1.5      Actual Deferral Percentage:

     The ratio defined in Section 3.4.2(B)(i)(1) for purposes of the ADP Test.

1.6      Adjustment Factor:

     The cost of living  adjustment (COLA) factor prescribed by the Secretary of the Treasury under Code Section 415(d) for Plan Years  beginning  after December
31,  1987,  as applied to such items and in such manner as the  Secretary  shall provide.

1.7      Adoption Agreement:

     The  document so  designated  with respect to this  Prototype  Plan that is executed by the Employer, as amended from time to time.

1.8      ADP Test:

     The Average  Deferral  Percentage test set forth in Section 3.4.2(B) of the
Plan  which is used to  determine  the  maximum  amount  of  Highly  Compensated
Employee deferrals (generally Pre-Tax Contributions) under the Plan.

1.9      Affiliate:

     Any corporation or unincorporated trade or business that is:

     (A) the Primary Employer

     (B) a member of a "controlled group of corporations" (within the meaning of
Code Section 414(b)) that includes the Primary Employer;

     (C) a member of any trade or business  under "common  control"  (within the meaning of Code Section 414(c)) with the Primary Employer;

     (D) a member of an  "affiliated  service group" (as that term is defined in
Code Section 414(m)) which includes the Primary Employer; or

     (E) any other  entity to the  extent  required  to be  aggregated  with the
Employer under Code Section 414(o).

     The Plan Administrator will also determine "Affiliate" status in accordance with Code Section 415(h).

1.10     Aggregate Limit:

     The limit  defined in Section  3.6(C)(iv)  for purposes of the Multiple Use
Test.

1.11     Annuity Contract:

     An  individual  or group annuity  contract  issued by an insurance  company providing  periodic benefits,  whether fixed,  variable or both, the benefits or value of which a Participant  or  Beneficiary  cannot  transfer,  sell,  assign, discount,  or pledge as collateral for a loan or as security for the performance of an obligation,  or for any other purpose, to any person other than the issuer thereof. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

1.12     Average Contribution Percentage or ACP:

     For a  specified  group of  eligible  Participants  for the Plan Year,  the average of the  Participants'  Actual  Contribution  Percentages  determined  as provided in Section 3.6(A)(i)(3) for purposes of the ACP Test.

1.13     Average Deferral Percentage or ADP:

     For a  specified  group of  eligible  Participants  for the Plan Year,  the average of the Participants' Actual Deferral Percentages  determined as provided in Section 3.4.2(B)(i)(3) for purposes of the ADP Test.

1.14     Beneficiary:

     A person,  persons,  trust or trusts  entitled  to receive  any  payment of benefits under Article VII. For purposes of ERISA  reporting and  disclosure,  a
Beneficiary  becomes entitled to disclosure of relevant Plan documents only upon the Participant's death, or if an individual becomes or is entitled to become an alternate payee under a qualified domestic relations order within the meaning of
Code Section 414(p).

1.15     Benefit Commencement Date:

     The first  day,  determined  under  Article V, for which a  Participant  or
Beneficiary receives or begins to receive payment in any form of distribution as a result of death, Disability, termination of Employment, Early Retirement, Plan termination or upon or after Normal Retirement Age or age 70-1/2.

1.16     Benefiting:

     A  Participant  is treated as  benefiting  under the Plan for any Plan Year during which the  Participant  receives or is deemed to receive an allocation of contributions or forfeitures under the Plan. Whether a Participant is treated as
benefiting   will  be  determined  in  accordance  with  Treas.   Reg.   Section
1.410(b)-3(a).  Individuals who have not elected to make Pre-Tax  Contributions, but who are eligible to do so under the Plan,  are treated as  benefiting  under the Plan for  purposes  of the minimum  coverage  requirements  of Code  Section
410(b), the ADP Test and the ACP Test.

1.17     Break in Service:

     (A)  General  Rule.   For  purposes  of  the  hourly  records   method,   a
12-consecutive  month period  (Computation  Period) during which the Participant does not complete more than 500 Hours of Service with the Employer. For purposes of the elapsed  time  method,  a Break in Service is a Period of Severance of at least 12 consecutive months.

     (B)  Maternity or Paternity  Absence Hourly  Records  Method.  Solely for
purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a Computation  Period, an individual who is absent from work due to a Maternity or Paternity  Absence shall receive credit for the Hours of Service which would have  otherwise  been credited to the  individual but for that  absence.  In any case in which  these  hours  cannot  be  determined,  the individual  shall receive credit for 8 Hours of Service per day of that absence.
The Hours of Service  credited under this paragraph shall be credited (1) in the
Computation  Period in which the absence  begins if  crediting  is  necessary to prevent  a Break in  Service  in that  period,  or (2) in all other  cases,  the
following   Computation  Period.  A  "Maternity  or  Paternity  Absence"  is  an
individual's absence from work (1) by reason of the pregnancy of the individual;
(2) by reason of the  birth of a child of the  individual;  (3) by reason of the placement of a child with the individual in connection with the adoption of that child by the  individual;  or (4) for  purposes  of  caring  for the child for a period beginning immediately following the child's birth or placement.

     (C) Maternity or Paternity  Absence - Elapsed Time Method.  For purposes of the  elapsed  time  method,  a  Period  of  Severance  will not  commence  if an individual  is absent from work by reason of a Maternity or  Paternity  Absence.
Solely for purposes of  determining  when the  individual's  Period of Severance begins,  the individual  will be credited with the  12-consecutive  month period beginning  on the  first  anniversary  of the  first  date  of such  absence.  A
"Maternity  or Paternity  Absence" is an  individual's  absence from work (1) by reason of the pregnancy of the individual; (2) by reason of the birth of a child of the individual; (3) by reason of the placement of a child with the individual in  connection  with the  adoption of that child by the  individual;  or (4) for purposes of caring for the child for a period  beginning  immediately  following the child's birth or placement.

     (D)  USERRA.  No  Break-in-Service  shall  occur  due  to  an  individual's
"qualified  military  service"  (as  defined  in  Code  Section  414(u))  if the individual is entitled to reemployment rights under USERRA.

1.18     CODA:

     A cash or deferred arrangement under Code Section 401(k) which is part of a profit  sharing  plan and under which a  Participant  may elect to make  Pre-Tax
Contributions in accordance with Section 3.4.1.

1.19     CODA Compensation:

     Solely for purposes of determining the Actual  Deferral  Percentage and the
Actual Contribution  Percentage,  CODA Compensation shall be Compensation either excluding  or  including  Elective  Contributions  as  specified in the Adoption
Agreement.  If elected by the Primary  Employer  in the  Adoption  Agreement,  a
Participant's  CODA  Compensation  shall,  for the Plan Year that  includes  the
Participant's Entry Date, only include  Compensation  actually paid on and after
the  Participant's  Entry  Date  (i.e.,  during  the  Participant's   period  of
participation).  The  preceding  sentence  shall  be  effective  as of the  date specified in the section of the Adoption  Agreement  setting forth the elections with respect to CODA Compensation.

1.20     Code:

     The Internal Revenue Code of 1986, as now in effect or as amended from time to time.  A reference  to a specific  provision  of the Code shall  include such provision and any applicable regulation pertaining thereto.

1.21     Compensation:

     Compensation means Compensation as that term is defined in Section 3.9.1(H)
of the Plan,  subject to any exclusions or  limitations  elected in the Adoption
Agreement  and  Section  3.1.4 and  subject to the  further  provisions  of this
Section 1.21. Unless elected otherwise in the Adoption  Agreement by the Primary
Employer,  and  except in the case of  Self-Employed  Individuals,  Compensation shall include only that  Compensation  which is actually paid to the Participant during the Plan Year.

     (A) Self-Employed Individuals. For a Self-Employed Individual, Compensation
means his or her Earned  Income  which is payable  with respect to the Plan Year
(even if not actually paid during the Plan Year).

     (B)   Elective   Contributions.   Compensation   shall   include   Elective
Contributions  unless the Primary Employer elects in the Adoption  Agreement not to include Elective Contributions.

     (C)  Compensation  Limit.  For Plan Years  beginning on or after January 1,
1994,  the  annual  Compensation  of each  Participant  taken into  account  for determining  all  benefits  provided  under the Plan for any Plan Year shall not exceed $150,000,  as adjusted for increases in the  cost-of-living in accordance with Code Section 401(a)(17)(B).  The cost-of-living  adjustment in effect for a calendar  year applies to any  determination  period  beginning in such calendar year.

     (D) Short Plan Year. If a  determination  period  consists of fewer than 12 months,  the annual  Compensation limit (described in (C)) is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator  of which is the number of months in the short  determination  period, and the denominator of which is 12.

     (E)  Prior   Determination   Periods.   If   Compensation   for  any  prior
determination  period is taken  into  account  in  determining  a  Participant's allocations  for  the  current  Plan  Year,  the  Compensation  for  such  prior determination  period is subject to the applicable annual  Compensation limit in effect for that prior period. In determining allocations in Plan Years beginning on or after  January  1,  1994,  the  annual  Compensation  limit in effect  for determination periods beginning before that date is $150,000,  as adjusted.  (F)
Severance  Pay.  Compensation  for  purposes  of  determining  the  amount  of a
Participant's Pre-Tax Contributions shall not include severance pay.

1.22     Computation Period:

     (A) Vesting Computation Period. The Plan Year.

     (B) Eligibility  Computation  Period.  For purposes of determining Years of
Service and Breaks in Service, the initial eligibility Computation Period is the
12-consecutive month period beginning on the date the Employee first performs an
Hour of Service for the Employer (referred to herein as the "date of hire").

     The  succeeding  12-consecutive  month periods  commence with either (i) or
(ii) below as selected by the Primary Employer in the Adoption Agreement:

     (i) the first anniversary of the Employee's date of hire.

     (ii) the first Plan Year which  commences  before the first  anniversary of the Employee's  date of hire  (regardless of whether the Employee is entitled to be  credited  with  1,000  Hours  of  Service  during  the  initial  Eligibility
Computation  Period). An Employee who is credited with 1,000 Hours of Service in both the initial  Eligibility  Computation  Period and the first Plan Year which commences  before the first  anniversary of the Employee's  initial  Eligibility
Computation  Period will be credited  with two Years of Service for  purposes of eligibility to participate.

     The same Eligibility  Computation  Period must be used for determining both
Years of Service and Breaks in Service.

     (C)  Computation  Period Change.  When a Plan amendment  changes the Plan's eligibility  Computation  Period, an Employee who completes at least 1,000 Hours of  Service  in both the last  pre-amendment  Computation  Period  and the first post-amendment Computation Period under the Plan will be credited with two Years of Service. The last pre-amendment  Computation Period will end during the first post-amendment Computation Period under the Plan as amended.

1.23     Defined Benefit Plan:

     A plan  of the  type  defined  in  Code  Section 414(j)  maintained  by the
Employer and any Affiliate, as applicable.

1.24     Defined Contribution Plan:

     A plan  of the  type  defined  in  Code  Section 414(i)  maintained  by the
Employer and any Affiliate, as applicable.

1.25     Disability:

     Unless elected otherwise by the Primary Employer in the Adoption Agreement, the  inability to engage in any  substantial  gainful  activity by reason of any medically  determinable  physical or mental  impairment  that can be expected to result in death or which has lasted or can be expected to last for a  continuous period of not less than 12 months.  The permanence and degree of such impairment shall be supported by medical evidence.  In all events, the final  determination of whether an  individual  has incurred a  Disability  for purposes of this Plan shall be made by the Plan Administrator in its discretion.

1.26     Distributee:

     For purposes of distributing Eligible Rollover Distributions, a Distributee includes an Employee or former Employee.  In addition,  the Employee's or former
Employee's  Surviving Spouse and the Employee's or former  Employee's  Spouse or former Spouse who is the alternate  payee under a qualified  domestic  relations order, as defined in Code Section 414(p),  are  Distributees  with regard to the interest of the Spouse or former Spouse.

1.27     Early Retirement:

     An actively  employed  Participant's  retirement  upon  satisfaction of the requirements set forth in the Adoption Agreement for Early Retirement.

1.28     Early Retirement Date:

     The  Participant's  Benefit  Commencement  Date  following his or her Early
Retirement and before his or her attainment of Normal Retirement Age.

1.29     Earned Income:

     The "net  earnings  from  self-employment"  in the trade or  business  with respect to which the Plan is  established,  for which  personal  services of the individual  are  a  material  income-producing  factor.  Net  earnings  will  be determined  without  regard  to  items  not  included  in gross  income  and the deductions allocable to such items. Net earnings are reduced by contributions by the  Employer to a Qualified  Plan to the extent  deductible  under Code Section
404. Net earnings  shall be determined  with regard to the deduction  allowed to
the  taxpayer  by  Code   Section 164(f)   for  taxable  years  beginning  after
December 31, 1989.

1.30     Election Period:

     If this Plan is subject to the qualified  pre-retirement  survivor  annuity requirements,  the Election Period is the period that begins on the first day of the Plan Year in which the  Participant  attains  age 35 and ends on the date of the  Participant's  death.  If a Participant  separates  from service before the first day of the Plan Year in which he or she attains  age 35,  with  respect to the Account  Balance as of the date of  separation,  the  Election  Period shall begin on the date of separation.

1.31     Elective Contributions:

     Any amount that is  contributed  by the Employer  under a salary  reduction agreement with an Employee and that is not  includible in the  Employee's  gross income by reason of Code Sections 125  (cafeteria  plan  deductions),  402(e)(3)
(Pre-Tax Contributions), 402(h)(1)(B) (certain pre-tax deferrals to a simplified employer  pension  plan)  or  403(b)  (certain  Employee  deferrals  under a tax deferred annuity).  In addition,  the term Elective  Contributions shall include elective  amounts that are not includible in the gross income of the Employee by reason of Code Section  132(f)(4)  (qualified  transportation  fringe benefits), effective for years after December 31, 1997,  except as otherwise elected by the
Primary Employer in the Adoption Agreement.

1.32     Eligible Employees:

     Those Employees specified in the Adoption Agreement.  An individual,  other than a Leased Employee,  shall only be treated as an Eligible  Employee if he or she is  reported on the payroll  records of an  Employer  or an  Affiliate  as a common law employee.  Unless  otherwise  elected by the Primary  Employer in the
Adoption Agreement for a nonstandardized plan, the term "Eligible Employee" does not  include  any  other  common  law  employee,  any  Leased  Employee,  or any individual classified by his or her Employer as a Temporary Employee, as defined in Section 1.99. It is expressly intended that individuals not treated as common law employees by the Employer or an Affiliate on their payroll records are to be excluded from Plan participation even if a court or administrative  agency later determines  that such  individuals  are common law employees and not independent contractors.

1.33     Eligible Retirement Plan:

     For  purposes  of the  Direct  Rollover  requirements  of  Section  6.4 and
Rollover  Contributions to this Plan, the term Eligible Retirement Plan means an individual  retirement  account  described in Code Section 408(a), an individual retirement  annuity  described in Code Section 408(b), an annuity plan described in Code Section  403(a),  or a qualified trust described in Code Section 401(a),
including  this  Plan,  that  accepts  the   Distributee's   Eligible   Rollover
Distribution.  However,  in the case of an Eligible  Rollover  Distribution to a
Surviving Spouse, an Eligible  Retirement Plan is only an individual  retirement account or individual retirement annuity.

1.34     Eligible Rollover Distribution:

     An Eligible Rollover Distribution is any distribution of all or any portion of the  balance to the credit of the  Distributee  from an  Eligible  Retirement
Plan,  except that an  Eligible  Rollover  Distribution  does not  include:  any distribution  that is one of a series of substantially  equal periodic  payments
(not less  frequently  than annually) made for the life (or life  expectancy) of the  Distributee  or  the  joint  lives  (or  joint  life  expectancies)  of the
Distributee and the  Distributee's  designated  beneficiary,  or for a specified period of ten years or more; any distribution to the extent such distribution is required  under Code Section  401(a)(9)  (minimum  required  distribution);  any hardship  distribution of pre-tax  elective  contributions  described in Section
401(k)(2)(B)(i)(iv) received after December 31, 1998 (or after a later date, not later than  December  31, 1999 as the Primary  Employer  selects in the Adoption
Agreement in accordance with IRS Notice 99-5);  the portion of any  distribution that is not  includible  in  gross  income  (determined  without  regard  to the exclusion for net unrealized  appreciation with respect to Employer securities);
and  any  other   distribution   determined  not  to  be  an  eligible  rollover
distribution  under the  Code,  IRS  regulations,  or other  IRS  guidance.  For purposes  of  determining  whether  distributions  from this  Plan are  Eligible
Rollover Distributions,  any distribution(s) that is(are) reasonably expected to total less than $200  during a year shall not be  treated as  Eligible  Rollover
Distributions.  In all  events,  distributions  of Excess  Amounts  (defined  in
Section 3.9.1), Excess Aggregate Contributions, Excess Contributions, and Excess
Pre-Tax Contributions are not Eligible Rollover Distributions.

1.35     Employee:

     A  Self-Employed  Individual,  or any common law  employee of the  Employer maintaining the Plan or of any Affiliate. The term "Employee" also shall include any Leased  Employee  deemed to be an Employee of any  Affiliate  as provided in
Code Sections 414(n) or (o). If elected by the Primary  Employer in the Adoption
Agreement,  the term  Employee  may  include  individuals  who  would be  Leased
Employees but for the fact that they have not performed services for an Employer on a substantially full time basis for a period of a year.  Notwithstanding  the preceding  sentences,  a Leased  Employee shall not be considered an Employee of the  recipient  Employer  if: (A) such  Employee is covered by a money  purchase pension plan  (maintained by the "leasing  organization"  referred to in Section
1.57) providing (1) a nonintegrated  Employer  contribution rate of at least 10%
of  compensation,   as  defined  in  Code  Section   415(c)(3),   (2)  immediate
participation,  and (3) full and immediate vesting and (B) such Leased Employees do not  constitute  more than 20% of the Employer's  and  Affiliates'  nonhighly compensated  recipient  workforce.  The term  "Employee"  does not  include  any
independent   contractor.   For   purposes   of   applying   the   testing   and
tax-qualification  requirements  of the Code,  all Employees  will be treated as employed by a single  Employer.  An  individual  is not an Employee  entitled to additional  Pre-Tax  Contributions  after the  individual  has ceased to provide services as an Employee of an Employer  (i.e.  the individual is not expected to resume providing services as an Employee of an Employer).

1.36     Employee After-Tax Contribution:

     Any contribution  made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

1.37     Employee After-Tax Election:

     The  election  by a  Participant,  including a negative  election,  to make
Employee After-Tax Contributions in accordance with Section 3.2.

1.38     Employer:

     The sole  proprietorship,  partnership or corporation  that adopts the Plan with  the  consent  of the  Primary  Employer  and  by  executing  the  Adoption
Agreement.  Only an  Affiliate of the Primary  Employer may be an Employer  with respect to a plan adopted by the Primary Employer.1 Upon and by adoption of this
Plan,  each Employer shall  delegate  authority to amend the Plan to the Primary
Employer.

1.39     Employer Account:

     The   Participant's   Matching   Contributions   Account,   Profit  Sharing
Contributions  Account,  Money Purchase  Contributions  Account,  Target Benefit
Contributions  Account, Safe Harbor Matching  Contributions Account, Safe Harbor
Nonelective Contributions Account,  Qualified Matching Contributions Account and
Qualified Nonelective Contributions Account, as the case may be.

1.40     Employer Derived Account Balance:

     The  portion  of  the  Account   Balance   derived   from  Profit   Sharing
Contributions,  Target  Benefit  Contributions,  Money  Purchase  Contributions,
Matching  Contributions,  Prevailing  Wage  Contributions,  Safe Harbor Matching
Contributions Account, Safe Harbor Nonelective Contributions Account,  Qualified
Matching  Contributions,   Qualified  Nonelective  Contributions,   and  Pre-Tax
Contributions.

1.41     Employment:

     An Employee's employment or self-employment with the Employer, Affiliate or a "leasing  organization" referred to in Section 1.57 or, to the extent required
under  Code   Section 414(a)(2)   or  as   otherwise   specified   by  the  Plan
Administrator,  in its  discretion  (and not in violation of ERISA or the Code), any predecessor of any of them. If any of them maintains a plan of a Predecessor
Employer,  employment or self-employment  with the Predecessor  Employer will be treated as  Employment.  Additionally,  if the trade or business  conducted by a
Self-Employed Individual becomes incorporated, all employment with that trade or business or with any Affiliate shall be treated as Employment with the Employer.

1.42     Entry Date:

     The date on which an Eligible  Employee  becomes a Participant as specified in the Adoption Agreement.

1.43     ERISA:

     The Employee  Retirement  Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

1.44     Excess Aggregate Contributions:

     The excess of a Highly  Compensated  Employee's  aggregate ACP Contribution
Amounts  (as  defined in  Section  3.6(A)(i)(2)  of the Plan)  over the  amounts permitted by the ACP Test, as determined under Section 3.6(A).

1.45     Excess Contributions:

     The excess of a Highly  Compensated  Employee's  aggregate ADP Contribution
Amounts  (as  defined  in  Section  3.4.2(B)(i)(2)  of the Plan) over the amount permitted by the ADP Test, as determined under Section 3.4.2(B).

1.46     Excess Pre-Tax Contributions:

     Those Pre-Tax  Contributions  that are includible in a Participant's  gross income because and to the extent such Participant's  Pre-Tax Contributions for a calendar  year exceed the dollar  limitation on those  contributions  under Code
Section  402(g).  Excess  Pre-Tax  Contributions  shall  be  treated  as  Annual
Additions under the Plan,  unless such amounts are distributed no later than the first April 15th  following  the close of the calendar  year in which the Excess
Pre-Tax  Contributions were made and in accordance with the procedures set forth in Section 3.4.2(A).

1.47     Fully Vested Separation:

     Termination  of  Employment,  as described in Section  4.1.2 or by a reason other than death, when the Participant's vested percentage in his or her Account is 100%.

1.48     Group Trust:

     A Trust Fund consisting of assets of any Plan maintained and established by the Employer or an Affiliate under Section 10.13.

1.49     Highly Compensated Employee:

     The term Highly  Compensated  Employee includes highly  compensated  active
Employees and highly compensated former Employees.

     (A) Highly Compensated Active Employee. Effective for years beginning after
December 31, 1996, the term Highly Compensated  Employee means any Employee who:
(i) was a  5-percent  owner at any time  during  the  determination  year or the look-back  year,  or (ii)  for the  look-back  year  had  Compensation  from the
Employer in excess of $80,000  and,  if elected by the  Primary  Employer in the
Adoption  Agreement,  was in the  top-paid  group for the  look-back  year.  The
$80,000 amount is adjusted by the Adjustment Factor.

     For this purpose the applicable  year of the Plan for which a determination is being made is called a determination  year and the preceding  12-month period is called a  look-back  year.  If, as provided in the  Adoption  Agreement,  the
Primary  Employer  makes a  calendar  year  data  election,  the  calendar  year beginning  with or  within  the  look-back  year is  treated  as the  Employer's look-back  year for  purposes  of  determining  whether an  Employee is a Highly
Compensated  Employee on account of the Employee's  Compensation for a look-back year under  Section  414(q)(1)(B).  A calendar  year data  election,  once made, applies for all subsequent determination years unless changed by the Employer. A calendar  year data  election  made does not apply in  determining  whether  the
Employer's  employees  are  Highly  Compensated  Employees  under  Code  Section
414(q)(1)(A) on account of being 5-percent owners.

     (B)  Highly  Compensated  Former  Employee.  A  highly  compensated  former
Employee includes any Employee who terminated  Employment (or was deemed to have terminated)  prior to the Plan Year,  performs  no service  for the  Employer or
Affiliate during the Plan Year, and was a highly compensated active Employee for either the  separation  year or any Plan Year ending on or after the  Employee's
55th birthday. Whether a former Employee is a highly compensated former Employee is based on the rules  applicable to  determining  highly  compensated  Employee status as in effect for that determination year, in accordance with Temp. Treas.
Reg. Section 1.414(q)-1T,  A-4, Notice 97-45, and any additional guidance issued by the IRS under Code Section 414(q).

     (C) Rules of Construction. The determination of who is a Highly Compensated
Employee,  including the  determinations of the number and identity of Employees in the top-paid group and the  Compensation  that is considered  will be made in accordance with the Adoption Agreement and all applicable guidance issued by the
IRS under Code Section  414(q).  In determining  whether an Employee is a Highly
Compensated Employee for years beginning in 1997, the amendments to Code Section
414(q) stated above are treated as having been in effect for years  beginning in
1996.

1.50     Hour of Service:

     (A)  Hourly  Records  Method.  If the  Primary  Employer  elects the hourly records method in the Adoption Agreement, an Hour of Service shall include:

     (i) Hours for  Performance  of Duties.  Each hour for which an  Employee is paid, or entitled to payment,  for the  performance  of duties for the Employer.
These hours will be credited to the Employee for the Computation Period in which the duties are performed; and

     (ii) Hours for Time During Which no Duties  Performed.  Each hour for which an Employee is paid,  or  entitled to payment,  by the  Employer on account of a period of time during which no duties are performed (irrespective of whether the employment  relationship  has  terminated)  due to vacation,  holiday,  illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single  continuous period (whether or not such period occurs in a single
Computation Period).  Hours under this paragraph will be calculated and credited under  Section  2530.200b-2  of the  Department  of Labor  Regulations  which is incorporated herein by this reference; and

     (iii)  Hours for Back Pay.  Each hour for which back pay,  irrespective  of mitigation of damages, is either awarded or agreed to by the Employer.  The same
Hours  of  Service  will  not  be  credited  both  under   subparagraph  (i)  or
subparagraph (ii), as the case may be, and under this subparagraph  (iii). These hours will be credited to the Employee for the Computation  Period or periods to which the award or  agreement  pertains  rather than the  Computation  Period in which the award, agreement or payment is made.

     (B)  Controlled  Group  Rules.  Hours  of  Service  will  be  credited  for
Employment with the Employer and its Affiliates.

     (C)  Equivalencies.  If elected by the  Primary  Employer  in the  Adoption
Agreement,  the  determination  the  number  of Hours  of  Service  earned  in a
Computation  Period may be based on the equivalencies  specified in the Adoption
Agreement instead of counting the actual number of Hours of Service performed.

     (D) Elapsed Time Method.  If the Primary  Employer  elects the elapsed time method in the  Adoption  Agreement,  an Hour of  Service is an hour for which an
Employee is paid, or entitled to payment,  for the performance of duties for the
Employer or an Affiliate.

     (E) Leased  Employees.  With respect to both the hourly  records method and the elapsed time  method,  in addition to service  with an  Affiliate,  Hours of
Service  will also be credited  for any  individual  considered  an Employee for purposes of this Plan to the extent  required  under Code  Section 414(n)  (with respect to Leased Employees).

1.51     Immediately Distributable:

     For  purposes of  determining  whether a  Participant's  consent is legally required  before a  distribution  may be made  from the  Plan,  a  Participant's
Account is "Immediately  Distributable"  during the period prior to the date the
Participant attains (or would have attained if not deceased) the later of Normal
Retirement Age or age 62. (The term "Immediately  Distributable"  only refers to the period during which the law requires the Plan to obtain Participant  consent to a distribution. Nevertheless, distributions under this Plan will only be made on request by a Participant or Beneficiary  (if  applicable)  unless the Plan is otherwise required to distribute the Participant's benefit by law.)

1.52     Integration Level:

     The "Integration Level" described in the Adoption Agreement,  is the dollar amount at or below which the rate of contributions  or benefits  (expressed as a percentage of Compensation)  is less than the rate of  contributions  above that dollar amount. The term "Integration  Level" is only operative for Plan purposes if the Plan is integrated with Social Security. If an integrated Employer profit sharing,  money purchase pension,  or target benefit  contribution is made for a short Plan Year,  the  Integration  Level used for purposes of  determining  and allocating such contribution  shall equal the otherwise  applicable  Integration
Level  multiplied by a fraction,  the numerator of which is the number of months in the Plan Year and the denominator of which is 12.

1.53     Investment Committee:

     The investment  committee  appointed by the Primary  Employer in accordance with Article X.

1.54     Investment Manager:

     Any   person    appointed    by   the   Trustee   or,   with   respect   to
Participant-Directed  Assets, by the Participant or Beneficiary having the power to direct the  investment of such assets,  to serve as such in  accordance  with
Section 10.8.

1.55     IRS:

     The Internal Revenue Service.

1.56     Key Employee:

     Any Employee or former  Employee (and the  Beneficiaries  of such Employee)
who at any time during the "determination period" was:

     (A) an officer of the Primary Employer or Affiliate,  if such  individual's annual  Compensation  exceeds 50% of the dollar  limitation  under Code  Section
415(b)(1)(A) (the Defined Benefit Plan dollar limitation);

     (B) an owner (or considered an owner under Code  Section 318) of one of the ten largest  interests in the Primary Employer or Affiliate if such individual's
Compensation    exceeds   100%   of   the   dollar    limitation    under   Code
Section 415(c)(1)(A) (the Defined Contribution Plan dollar limitation);

     (C) a  "5% owner"  (as defined in Code  Section 416(i))  of the Employer or
Affiliate; or

     (D) a  "1% owner"  (as defined in Code  Section 416(i))  of the Employer or
Affiliate who has annual Compensation of more than $150,000 as adjusted.

     Annual   Compensation   means  Compensation  as  defined  in  the  Adoption
Agreement,  but including Elective Contributions.  The "determination period" is the Plan Year  containing the  "determination  date" and the four preceding Plan
Years. The "determination  date" for the first Plan Year is the last day of that
Plan Year,  and for any  subsequent  Plan Year is the last day of the  preceding
Plan Year. The determination of who is a Key Employee will be made in accordance with  Code  Section 416(i)  and is used in  accordance  with the  provisions  in
Article 4.4.

     1.57 Leased Employee:

     Effective  for Plan Years  beginning  after  December 31, 1996,  any person
(other than an Employee of the recipient  Employer or Affiliate)  who,  under an agreement between the recipient  Employer or Affiliate and any other person (the
"leasing  organization")  has performed  services for the recipient  Employer or
Affiliate (or for the Employer or Affiliate and "related persons"  determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year. In addition, those services must be performed under the primary  direction or control of the  recipient.  Contributions  or benefits provided a Leased Employee by the leasing organization which are attributable to services  performed for the recipient  Employer or Affiliate shall be treated as provided by the  recipient  Employer.  Solely for purposes of  excluding  Leased
Employees from the  definition of Eligible  Employee,  individuals  who would be
Leased  Employees but for the fact that they have not performed  services for an
Employer  on a  substantially  full time basis for a period of at least one year shall be treated as Leased Employees.

1.58     Life Annuity:

     An annuity  payable in equal  installments  for the life of the Participant that terminates upon the Participant's death.

1.59     Limitation Compensation:

     Limitation Compensation,  as defined in Section 3.9.1(H), used for purposes of the Annual Additions limitation of Code Section 415 and Plan Section 3.9.

1.60     Limitation Year:

     A Plan Year,  calendar year or the  12-consecutive  month period elected by the Primary  Employer in the Adoption  Agreement used for purposes of the Annual
Additions  limitation of Code Section 415. All Qualified Plans maintained by the
Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.61     Master or Prototype Plan:

     A plan the form of which is the subject of a favorable  opinion letter from the IRS as a master or prototype plan.

1.62     Matching Contribution:

     An Employer  contribution  made to this or any other  Defined  Contribution
Plan on  behalf of a  Participant,  or on  account  of a  Participant's  Pre-Tax
Contributions and/or Employee After-Tax  Contributions,  as applicable,  under a plan maintained by the Employer.

1.63     Net Profits:

     The  current  and  accumulated  profits of the  Employer  from the trade or business  of the  Employer  with  respect to which the Plan is  established,  as determined by the Employer before deductions for federal,  state and local taxes on income and before contributions under the Plan or any other Qualified Plan.

1.64     Nonhighly Compensated Employee:

     An Employee of the Employer who is not a Highly Compensated Employee.

1.65     Nonvested Separation:

     Termination of Employment of a Participant  whose vested  percentage in his or her  Employer  Derived  Account  Balance  is 0% and who  has not had  Pre-Tax
Contributions made to the Plan.

1.66     Normal Retirement Age:

     The age selected by the Primary Employer in the Adoption Agreement.  If the
Employer  enforces a mandatory  retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

1.67     Original Plan Effective Date:

     In the case of a Plan  that  adopts  the  Profit  Sharing  Plan  with  CODA
Adoption  Agreement,  the Original Plan  Effective  Date is the first day of the
Plan Year in which occurs the earliest  effective date for any Plan feature,  as specified in the Adoption Agreement, except as otherwise required by law. In the case of a Plan  that  adopts  any  other  permissible  Adoption  Agreement,  the
Original Plan Effective Date is the first day of the Plan Year in which the Plan is adopted. Separately, various provisions of the Plan may be effective on dates other than the Original Plan Effective Date or the  Restatement  Effective Date,
as provided herein, in the Adoption Agreement, or as required by law.

1.68     Owner-Employee:

     An individual who is a sole  proprietor,  or a partner owning more than 10%
of either the capital interest or the profits interest in the partnership.

1.69     Paired Plans:

     Two Defined Contribution Plans or one or two Defined Contribution Plans and
one Defined  Benefit  Plan,  provided that all such plans use the format of this
Prototype Plan or the Merrill Lynch Defined Benefit Plan and Trust.

1.70     Partially Vested Separation:

     Termination of Employment of a Participant  whose vested  percentage in his or her Employer Derived Account Balance is less than 100% but greater than 0%.

1.71     Participant:

     An Employee who has commenced,  but not  terminated,  participation  in the
Plan as provided in Article II. An "Active  Participant" is a Participant who is
an  Eligible  Employee.  An  "Inactive  Participant"  is a  Participant  who has
terminated employment or a Participant who is no longer an Eligible Employee but still maintains a vested Account Balance.

1.72     Participant-Directed-Assets:

     The assets of an Account which are invested,  as described in Section 10.5, according to the direction of the Participant or the Participant's  Beneficiary,
as the case may be,  in either  individually  selected  investments,  commingled funds or in shares of regulated investment companies.

1.73     Period of Severance:

     For  purposes  of the  elapsed  time  method,  a Period of  Severance  is a continuous  period of time  during  which the  Employee  is not  employed by the
Employer.  Such  period  begins  on the date the  Employee  retires,  quits,  is discharged,  or dies or, if earlier,  the first 12-month anniversary of the date on which the Employee was otherwise absent from service.  No Period of Severance shall occur due to an individual's  "qualified  military service" (as defined in
Code Section 414(u)) if the individual is entitled to reemployment  rights under
USERRA.

1.74     Plan:

     The plan  established by the Primary Employer in the form of this Prototype
Plan and the applicable  Adoption  Agreement  signed and dated by each Employer.
The Plan shall have the name specified in the Adoption Agreement.

1.75     Plan Administrator:

     The Plan Administrator is the Primary Employer,  unless otherwise specified by  duly  authorized  action  by  the  Primary  Employer,  including  through  a designation in the Adoption Agreement.

1.76     Plan Year:

     Each  12-consecutive  month  period  ending  on the date  specified  in the
Adoption   Agreement,   during  any  part  of  which  the  Plan  is  in  effect.
Notwithstanding  the  preceding  sentence,  the Plan  Year in which  the Plan is terminated shall end on the effective date of such termination.  In addition, if the  Primary  Employer  amends the Plan Year,  the new Plan Year must begin on a date within the Plan Year in which the amendment is made. Then, there shall be a short Plan Year ending  immediately before the beginning of the first day of the subsequent  new Plan Year.  The new Plan Year shall then be each 12  consecutive month period thereafter.

1.77     Predecessor Employer:

     A "predecessor employer" within the meaning of Code Section 414(a)(1) which requires Employees to be credited for service with prior employers under certain circumstances.

1.78     Predecessor Employer Service:

     Service with a Predecessor Employer, as described in Section 1.106(C).

1.79     Pre-Tax Contributions:

     Any contributions  made to the Plan at the election of the Participant,  in lieu of cash  compensation,  and  including  contributions  made  under a salary reduction  agreement or other deferral  mechanism.  With respect to any calendar year, for purposes of Code Section 402(g), a Participant's  Pre-Tax Contribution
is the sum of all  contributions  made on  behalf of such  Participant  under an election to defer under any qualified CODA described in Code Section 401(k), any salary  reduction  simplified  employee  pension plan  described in Code Section
408(k)(6),  any SIMPLE IRA Plan described in Code Section  408(p),  any eligible deferred compensation plan under Code Section 457, any plan described under Code
Section  501(c)(18),  and any contributions  made on the behalf of a Participant for the  purchase of any annuity  contract  under Code  Section  403(b)  under a
salary  reduction  agreement.   Pre-Tax  Contributions  shall  not  include  any
deferrals  properly  distributed  as Excess  Amounts under Section 3.9.2 and are limited by Code Section 402(g) (See Section 3.4.2).

1.80     Pre-Tax Election:

     The election by a Participant,  including through  automatic  enrollment (a
"negative  election"),  to make Pre-Tax Contributions in accordance with Section
3.4.1.

1.81     Prevailing Wage Contribution:

     A prevailing  wage  contribution  made in this Plan or any other  Qualified
Plan under Section 3.15.

1.82     Primary Employer:

     The  Employer   designated  in  the  Adoption  Agreement  as  the  "Primary
Employer."

1.83     Prototype Plan:

     The Merrill Lynch Special/Flexible  Prototype Defined Contribution Plan and
Trust set forth in this document, as amended or restated from time to time.

1.84     Qualified Joint and Survivor Annuity:

     The joint and survivor  annuity required to be offered when benefits are to be distributed  under a Qualified Plan that is subject to the joint and survivor annuity  requirements of Code Section 417. In the case of a married Participant, the qualified joint and survivor annuity is an immediate annuity for the life of the Participant with a survivor annuity continuing after the Participant's death to the  Participant's  Surviving  Spouse.  The annuity  payable to the Surviving
Spouse  for his or her life  equals  50% of the  amount of the  annuity  payable during  the  joint  lives of the  Participant  and such  Surviving  Spouse.  The qualified  joint and survivor  annuity  must be the  actuarial  equivalent  of a single life annuity that could be provided for the Participant  under an Annuity
Contract   purchased  with  the  aggregate   vested  Account   Balances  of  the
Participant's  Accounts  at the  Benefit  Commencement  Date.  In the case of an unmarried  Participant,  the  qualified  joint and survivor  annuity shall be an immediate annuity for the life of the Participant.

1.85     Qualified Matching Contributions:

     Matching  Contributions,   which  the  Plan  Administrator   designates  as
Qualified  Matching  Contributions,  made  by  the  Employer  and  allocated  to
Participants' accounts that a Participant may not elect to receive in cash until distributable  from the Plan;  that are  nonforfeitable  when made; and that are distributable  only in  accordance  with the  distribution  provisions  that are
applicable  to  Pre-Tax   Contributions  (other  than  the  hardship  withdrawal
provisions). Qualified Matching Contributions may not be withdrawn on account of a hardship.

1.86     Qualified Nonelective Contributions:

     Contributions  (other than  Matching  Contributions,  Safe Harbor  Matching
Contributions or Qualified Matching Contributions), which the Plan Administrator designates  as  Qualified  Nonelective  Contributions,  made by the Employer and allocated to Participants'  accounts that a Participant may not elect to receive in cash until distributed from the Plan; that are nonforfeitable  when made; and
that are distributable  only in accordance with the distribution  provision that are  applicable  to Pre-Tax  Contributions  (other than the hardship  withdrawal provisions). Qualified Nonelective Contributions may not be withdrawn on account of a hardship.

1.87     Qualified Plan:

     A  Defined  Benefit  Plan or  Defined  Contribution  Plan  which  has  been determined to meet the tax qualification requirements of Code Section 401(a).

1.88     Qualifying Employer Securities:

     A security  issued by an  Employer  which is (i) stock;  (ii) a  marketable obligation  within the meaning of ERISA Section  407(e),  (iii) an interest in a publicly  traded  partnership  (as defined in Code Section  7704(b)) but only if such partnership is an existing partnership as defined in Section 10211(c)(2)(A)
of  the  Revenue  Act of  1987  (Public  Law  100-203);  and  (iv)  otherwise  a
"qualifying employer security" as defined in ERISA Section 407(d).

1.89     Qualified Voluntary Employee Contributions (QVECs):

     Qualified  voluntary employee  contributions made in accordance with former
Code Section 219 that constitute  accumulated  deductible employee contributions within the meaning of Code Section 72(o)(5)(B).

1.90     Restatement Effective Date:

     The effective  date of the amendment and  restatement of this Plan, if any, as set forth in the Adoption Agreement.

1.91     Rollover Contribution:

     A  contribution  under  Section 3.3 that is a  contribution  of an Eligible
Rollover   Distribution  (defined  in  Section  1.34)  to  the  Trustee  by  the
Participant  on or  before  the 60th day  after  the  Participant  received  the
Eligible  Rollover  Distribution or the  contribution  of the Eligible  Rollover
Distribution by the Trustee of another Eligible Retirement Plan in the form of a direct transfer under Code Section 401(a)(31).

1.92     Secretary:

     The Secretary of the United States Treasury.

1.93     Self-Employed Individual:

     An individual  who has Earned Income for the taxable year from the trade or business for which the Plan is  established  or an individual who would have had
Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

1.94     Social Security Retirement Age:

     Age 65 in the case of a Participant attaining age 62 before January 1, 2000
(i.e., born before January 1,  1938), age 66 for a Participant  attaining age 62
after  December 31,   1999,  and  before  January 1,   2017  (i.e.,  born  after
December 31,  1937, but before  January 1,  1955),  and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954) or such other age as specified in the Social Security Act.

1.95     Sponsor:

     Merrill Lynch,  Pierce,  Fenner and Smith,  Incorporated  and any successor thereto.

1.96     Spouse:

     The person  legally  married to a Participant  (pursuant to local law where the Participant  resides,  but not in violation of federal law).2 In addition, a
Participant's  spouse or former  spouse  will be  treated  as the  Participant's
Spouse to the extent provided under a "qualified domestic relations order" (or a
"domestic relations order" treated as such) as described in Code Section 414(p).

1.97     Surviving Spouse:

     The Participant's Spouse on the earliest of:

     (A) the date of the Participant's death;

     (B) the Participant's Benefit Commencement Date; or

     (C) the date on which an Annuity  Contract is purchased for the Participant providing benefits under the Plan.

     A  Participant's  former  Spouse  will  be  treated  as  the  Participant's
Surviving  Spouse and a Participant's  current Spouse will not be treated as the
Participant's  Surviving  Spouse  to the  extent  provided  under  a  "qualified domestic  relations order" (or a "domestic  relations order" treated as such) as described in Code Section 414(p).

1.98     Taxable Wage Base:

     The  contribution and benefit base under Section 230 of the Social Security
Act at the beginning of the Plan Year, as adjusted in accordance with the Social
Security Act.

1.99     Temporary Employee:

     Any Employee employed on a temporary or periodic basis by an Employer where such Employee  from time to time accepts,  at his  discretion,  job  assignments having a fixed  and  limited  duration,  such as (but not  limited  to)  special projects to cover unusual or cyclical  employment  needs at potentially  varying rates of  compensation  with each job  assignment  and who is  classified in the
Employer's records as a "temporary employee."

1.100    Trust:

     The trust established  under the Plan to which Plan  contributions are made and in which Plan assets are held.  Any reference in this Plan to the "Trust" or
"Trust Agreement" shall refer to the applicable trust provisions of this Plan.

1.101    Trust Fund:

     The assets of the Trust held by or in the name of the Trustee.

1.102    Trustee:

     The  person(s)  appointed as  Trustee(s)  under Article X and any successor
Trustees.

1.103    USERRA:

     The Uniformed Services Employment and Reemployment Rights Act of 1994.

1.104    Valuation Date:

     Each  business  day of the Plan Year,  unless  otherwise  specified  in the
Adoption Agreement by the Primary Employer, or determined under Section 10.6, if applicable.

1.105    Vesting Service:

     The  Years of  Service  credited  to a  Participant  under  Article  IV for purposes  of  determining  the  Participant's  vested  percentage  in his or her
Account established for the Participant.

1.106    Years of Service:

     (A)  Hourly  Records  Method.  If the  Primary  Employer  elects the hourly records method in the Adoption Agreement, an Employee shall be credited with one
Year of Service for each  Computation  Period in which he or she has 1,000 Hours of Service.

     (B) Elapsed Time Method.  If the Primary  Employer  elects the elapsed time method in the Adoption  Agreement,  the  Employee's  Years of Service shall be a span of service equal to the sum of:

     (i) the period  commencing on the date the Employee  first performs an Hour of Service and ending on the date he or she quits, retires, is discharged, dies, or if earlier,  the 12-month  anniversary  of the date on which the Employee was otherwise  first absent from service (with or without pay) for any other reason;
and

     (ii) (1) if the  Employee  quits,  retires,  or is  discharged,  the period commencing on the date the Employee  terminated his or her Employment and ending on the first date on which he or she again performs an Hour of Service,  if such date is within 12 months of the date on which he or she last  performed  an Hour of Service; or

     (2) if the Employee is absent from work for any other reason and, within 12 months of the first day of such absence, the Employee quits,  retires,  dies, or is discharged, the period commencing on the first day of such absence and ending on the first  day he or she again  performs  an Hour of  Service  if such day is within 12 months of the date his or her absence began.

     (C)  Predecessor  Employer  Service.  With respect to both the elapsed time method and the hourly  records  method,  service  with a  Predecessor  Employer, determined  in the manner in which the rules of this Plan  would  have  credited such service had the  Participant  earned such  service  under the terms of this
Plan,  must be  included  in Years  of  Service,  as  required  by Code  Section
414(a)(1) and Code Section 414(a)(2) or as elected in the Adoption  Agreement by the  Primary  Employer.  If the  Employer  maintains  the plan of a  Predecessor
Employer,  service  with  such  Employer  will be  treated  as  service  for the
Employer.

     (D)  Hourly  Record to Elapsed  Time  Transition.  If the Plan's  method of determining  service  changes from the hourly records method to the elapsed time method, the Employee shall receive credit for a period of service consisting of:
(i) a number  of Years  of  Service  equal  to the  number  of Years of  Service credited to the Employee before the  Computation  Period during which the change occurred;  and (ii) the  greater  of (1) the  period of  service  that  would be credited to the Employee  under the elapsed  time method for his service  during the  entire  Computation  Period in which the change  occurs or (2) the  service taken into account under the hourly records method as of the date of the change.
In addition,  the Employee  shall receive  credit for service  subsequent to the change  commencing  on the day after the last day of the  Computation  Period in which the change occurs.

     (E) Elapsed  Time to Hourly  Records  Transition.  If the Plan's  method of determining  service  changes from the elapsed time method to the hourly records method -- (i) the Employee shall receive credit as of the date of the change for a number of Years of Service  equal to the  number of 1-year  periods of service credited to the  Employee as of the date of the  change;  and (ii) the  Employee shall receive credit,  in the Computation  Period which includes the date of the change,  for a number of Hours of Service determined by applying the equivalency method based on the  Employees'  payroll  frequency.  If the Employee is paid on either a daily,  weekly or bi-weekly  basis, the Employee shall be credited with
45 Hours  of  Service  for each  week if  under  Section  1.50 of the Plan  such
Employee  would be credited with at least 1 Hour of Service  during the week. If the Employee is paid on a semi-monthly  or monthly basis,  the Employee shall be credited  with 180 Hours of Service for each month if under  Section 1.50 of the
Plan such Employee  would be credited with at least 1 Hour of Service during the month.

                                   ARTICLE II
                                  PARTICIPATION

2.1      Admission as a Participant:

2.1.1    General Rules:

     An Eligible  Employee  shall become a  Participant  on the Entry Date on or next following the date on which he or she meets the participation  requirements specified in the Adoption Agreement; provided, however that:

     (A) an Eligible Employee who meets the participation  requirements when the
Plan is adopted shall become a Participant as of such date;

     (B) an Eligible Employee who meets the participation requirements of a plan that is restated  and/or  amended to become this Plan shall become a Participant as of the date this Plan is amended and/or restated; and

     (C) if a  participation  waiver is elected by the  Primary  Employer in the
Adoption Agreement,  an Eligible Employee shall become a Participant on the date specified in the Adoption Agreement,  without regard to the otherwise applicable participation requirements.

2.1.2    Changes in Employment Status:

     (A) An  Employee  who  did not  become  a  Participant  on the  Entry  Date coincident  with  or  next  following  the  day  on  which  he or  she  met  the participation  requirements  because he or she was not then an Eligible Employee shall become  eligible to be a  Participant  on the first day on which he or she again becomes an Eligible  Employee  unless  determined  otherwise in accordance with Section 2.3.1 of the Plan.

     (B) If a  Participant  is no longer an Eligible  Employee,  he or she is no longer eligible to share in contributions made by the Employer or participate in any Pre-Tax or Employee After-Tax  Contribution  provisions of the Plan. If such an ineligible  Employee has not incurred a Break in Service,  such Employee will become  a  Participant  immediately  upon  returning  to an  eligible  class  of
Employees. If such an individual incurs a Break in Service,  eligibility will be determined  under  Section 2.3. If an Employee  who is not an Eligible  Employee
becomes an  Eligible  Employee,  such  Employee  will  become  eligible  to be a
Participant  immediately  upon  becoming an  Eligible  Employee if he or she has satisfied the participation requirements of Section 2.1.1.

2.1.3    Pre-Tax and After-Tax Elections:

     If the Plan includes a Pre-Tax or Employee After-Tax  feature,  in addition to the participation  requirements set forth in Section 2.1.1 and Section 2.1.2, an Eligible  Employee shall become a Participant  upon filing his or her Pre-Tax
Election or Employee  After-Tax  Election  with the Plan  Administrator  (or, if elected by the Primary Employer in the Adoption Agreement,  the date an Employee is deemed to make such election (an  automatic  enrollment)  and such  automatic enrollment  shall be  administered  consistently  with Internal  Revenue Service
Revenue Ruling 2000-8 and any other such related guidance issued by the Internal
Revenue Service).  An election shall not be required if the Employer has elected to make  contributions to a Pre-Tax Account or an After-Tax Account with respect to all Participants under an automatic enrollment option.

2.1.4    Amendment to Age and Service Requirements:

     If the Plan's age and/or service  requirements for eligibility are amended, an Employee who satisfied the pre-amendment age and service  requirements before the date of the amendment shall be deemed to satisfy the  post-amendment age and service requirements.

2.1.5    Amendment to Entry Date:

     A change to the Plan's Entry Date (including a change caused by a change in
Plan Year) shall not cause any Participant to lose his or her Participant status or postpone the  participation of any Eligible Employee beyond the date required under Code Section 410(a)(1). (Code Section 410(a)(1) generally requires that an
Eligible  Employee  who  has  satisfied  the  Plan's  minimum  age  and  service requirements must be allowed to commence participation in the Plan no later than the  earlier  of: (A) the first day of the first Plan Year  beginning  after the date on which such Employee  satisfied  such  requirements,  or (B) the date six months after the date on which the Employee satisfied such requirements.)

2.2      Rollover Membership:

     An Eligible Employee who makes a Rollover  Contribution (under Section 3.3)
shall become a Participant as of the date of such  contribution or transfer even if he or she had not previously become a Participant.  However, such an Eligible
Employee  will  become a  Participant  only for the  purposes  of such  Rollover
Contribution  and shall not be  eligible to share in  contributions  made by the
Employer  or  participate  in any  Pre-Tax or  Employee  After-Tax  Contribution
provisions  of the Plan until he or she has become a  Participant  in accordance with the eligibility  requirement of Section 2.1. An Eligible  Employee who is a
Participant  only for  purposes  of a  Rollover  Contribution  is not taken into account for purposes of the ADP Test or the ACP Test.

2.3      Crediting of Service for Eligibility Purposes - Breaks in  Service:

2.3.1    Non-Vested Employees' Pre-Break Service:

     (A) For purposes of eligibility to participate, an Eligible Employee who is reemployed  after a Nonvested  Separation  will not retain credit for his or her
Years of Service earned prior to a period of five consecutive one-year Breaks in
Service.

     (B) If an Employee's Years of Service are disregarded under (A) above, such
Employee will be treated as a new Employee for eligibility  purposes upon his or her reemployment.

     (C) If an  Employee's  Years of Service  may not be  disregarded  under (A)
above, and if the Employee was not a Participant upon his or her prior Nonvested
Separation,   and  the  Employee  is  an  Eligible  Employee  upon  his  or  her reemployment,  the Eligible  Employee  shall become a Participant  in accordance with the  participation  requirements  of Section 2.1 taking into account his or her pre-Break Service in Years of Service.

     (D) If an  Employee's  Years of Service  may not be  disregarded  under (A)
above,  and the  Employee  was a  Participant  upon his or her  prior  Nonvested
Separation, such Participant shall continue to be eligible to participate in the
Plan immediately upon reemployment.

2.3.2    Vested Participants Retain Service:

     For purposes of eligibility to participate, a Participant who is reemployed after a Fully Vested  Separation  or Partially  Vested  Separation  shall retain credit for his or her Years of Service prior to such  termination  of Employment without  regard to the length of his or her  absence  from  Employment.  If such
Participant  returns  to  Employment,   he  or  she  shall  become  eligible  to
participate immediately upon reemployment.

2.4      Termination of Participation:

     A Participant shall cease to be a Participant:

     (A) upon his or her death;

     (B) upon the payment to him or her of all  nonforfeitable  benefits  due to him or her under the Plan,  whether  directly  or by the  purchase of an Annuity
Contract; or

     (C) upon his or her Nonvested Separation.

2.5      Corrections with Regard to Participation:

     If an error is made with regard to any  individual's  participation  in the
Plan, the error may be corrected as provided in this Section 2.5.

2.5.1    Omission of Participant:

     If in any Plan Year an Eligible Employee who should have been included as a
Participant in the Plan is  erroneously  omitted or if an  administrative  error results  in a  Participant's  Account  not  being  properly  credited  with  any contributions or earnings  hereunder,  the error may be corrected as provided in this Section 2.5.1.  Solely for purposes of restoring an affected  Participant's
Account to the position that the Account would have been in if no error had been made,  the  Employer may make  additional  contributions  to such  Participant's
Account or  contributions  may be  reallocated  among the  Accounts  of affected
Participants.

2.5.2    Erroneous Inclusion in Plan:

     If in any Plan Year any  person  who  should  not have been  included  as a
Participant in the Plan is erroneously  included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the amount  contributed on behalf of such ineligible person shall (together with any earnings  or  losses)  constitute  a  forfeiture  for the Plan Year in which the discovery is made, except for any Pre-Tax or Employee  After-Tax  Contributions,
which shall be distributed to such ineligible person.

2.5.3    EPCRS Correction:

     An error  described  in this  Section  2.5  shall be  corrected  using  any appropriate  correction  method  permitted  under the Employee Plans  Compliance
Resolution  System  (or any  successor  procedure),  as  determined  by the Plan
Administrator in its discretion.

2.5.4    Employer and Plan Administrator Responsible for Correction:

     The Employer and Plan Administrator shall be responsible for taking any and all actions as required by this Section 2.5.

2.6      Provision of Information:

     Each Employee shall execute such forms as may reasonably be required by the
Plan  Administrator  in its  discretion,  and shall make  available  to the Plan
Administrator any information the Plan  Administrator may reasonably  request in this regard.  By virtue of his or her  participation  in this Plan,  an Employee agrees,  on his or her own behalf and on behalf of all  persons  who may have or claim any right by reason of the  Employee's  participation  in the Plan,  to be bound by all provisions of the Plan.

2.7      Waiver of Pre-Tax Participation:

     In the manner prescribed by the Plan Administrator,  an Employee may make a one-time  irrevocable  election upon the Employee's  commencement  of employment with the Employer or upon the Employee's Entry Date not to be eligible to make a cash or deferred  election  under the Plan or any other plans  maintained by the
Employer.   Such  election   shall  be  consistent   with  Treasury   Regulation
1.401(k)-1(a)(3)(iv).  An Employee  who makes a one-time  irrevocable  election3 under this Section shall not be taken into account for purposes of the ADP Test.

2.8      Waiver of Matching Contributions and Employee After-Tax Contributions:

     In the manner prescribed by the Plan Administrator,  an Employee may make a one-time  irrevocable  election upon the Employee's  commencement  of employment with the Employer or upon the  Employee's  Entry Date not be to eligible to make
Employee  After-Tax   Contributions  or  to  receive   allocations  of  Matching
Contributions or Safe Harbor Matching  Contributions under the Plan or any other plans maintained by the Employer.  An Employee who makes a one-time  irrevocable election4 under this Section shall not be taken into account for purposes of the
ACP Test.

2.9      Waiver of Other Contributions:

     In the manner prescribed by the Plan Administrator,  an Employee may make a one-time  irrevocable  election upon the Employee's  commencement  of employment with the Employer or upon the  Employee's  Entry Date not to be eligible to have any Profit Sharing,  Target Benefit,  Money Purchase,  Qualified  Nonelective or
Safe Harbor Nonelective Contributions applicable, made on his or her behalf.

2.10     USERRA - Crediting Service:

     For eligibility and vesting purposes, absence from employment on account of a leave of absence for service in the United  States  uniformed  armed  services will be counted as employment  with an Employer if the  Employee's  reemployment rights are  protected  under  USERRA.  In addition,  if the Employee  returns to service with the Employer within the period during which his reemployment rights are protected under USERRA, the period between the end of his or her active duty period and his or her return to  employment  by the Employer  will be considered service with the Employer.  If the Employee does not return to active employment with the  Employer,  his Service  will be deemed to have ceased on the  earliest date  permitted  under  applicable  law.  This  Section  2.10 is effective as of
December 12, 1994.

                                  ARTICLE III
                      CONTRIBUTIONS AND ACCOUNT ALLOCATIONS

3.1      Employer Contributions and Allocations:

3.1.1    Profit Sharing Contributions:

     If the Plan is a  profit-sharing  plan, the Employer will  contribute  cash and/or Qualifying Employer Securities to the Trust Fund, in such amount, if any, as specified in the Adoption Agreement and, with respect to Qualifying  Employer
Securities,  as is consistent  with Sections  10.4.2 and 10.4.3.  Profit sharing contributions for a Plan Year will be allocated no later than as of the last day of the Plan Year to the Accounts of  Participants  eligible for an allocation in the manner specified in the Adoption Agreement.

3.1.2    Money Purchase Contributions:

     If the Plan is a money purchase  pension plan, the Employer will contribute cash to the Trust Fund in such amount (equal to a percentage of the Compensation of each Participant  eligible for an allocation of money purchase  contributions for that Plan Year) as  specified  in the  Adoption  Agreement.  Money  purchase contributions  for the Plan Year will be  allocated no later than as of the last day of the Plan Year to the Accounts of Participants  eligible for an allocation in the manner specified in the Adoption Agreement.

3.1.3    Target Benefit Contributions:

     If the Plan is a target benefit plan, the Employer will  contribute cash to the Trust Fund in such amount as specified in the Adoption Agreement. The amount contributed with respect to the targeted  benefit of each  Participant  eligible for an  allocation  for that Plan Year will be allocated no later than as of the last  day of the Plan  Year to the  Accounts  of  Participants  eligible  for an allocation in the manner specified in the Adoption Agreement.

3.1.4    Contributions on Behalf of Disabled Participants:

     If the Primary  Employer  elects in the  Adoption  Agreement to make Profit
Sharing,  Money  Purchase  or  Target  Benefit  Contributions  on  behalf  of  a
Participant whose Employment terminated due to Disability,  "Compensation" shall mean, with respect to such  Participant,  the  Compensation he or she would have received  for the  entire  Plan Year or  calendar  year in which the  Disability occurred if he or she had been paid for such year at the rate at which he or she was being paid  immediately  prior to such Disability.  Contributions  made with respect to such  Compensation  shall be  nonforfeitable  and  continued  for all
Participants whose Employment terminates due to Disability.

3.1.5    Permitted Disparity:

     (A) Limited to One Plan:

     If an Employer  has adopted  more than one  Qualified  Plan,  only one such
Qualified Plan may be subject to the permitted  disparity rules (integrated with
Social Security).

     (B) Cumulative Permitted Disparity Limit:

     Effective  for Plan  Years  beginning  on or after  January  1,  1995,  the cumulative  permitted  disparity limit for a Participant is 35 total  cumulative permitted disparity years. Total cumulative  permitted years means the number of years credited to the Participant for allocation or accrual  purposes under this
Plan, any other qualified plan or simplified  employee  pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the
Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined  benefit or target  benefit  plan for any year  beginning  on or after January 1, 1994, the Participant has no cumulative disparity limit.

3.1.6    Contributions Provided by Leasing Organization:

     For  purposes  of  the  Plan,   contributions   provided  by  the  "leasing
organization"  referred  to in  Section  1.57 of a  Leased  Employee  which  are attributable to services  performed for the recipient  Employer shall be treated as provided by the recipient Employer.

3.1.7    Short Plan Years:

     If a  Participant's  allocation  of any  contribution,  including  Matching
Contributions,  is conditioned on the completion of a specified  number of Hours of  Service  during a Plan  Year,  and if there is a Plan Year of fewer  than 12 months,  the specified  number of Hours of Service  required for such short Plan
Year  shall  equal  the  product  of the  number of Hours of  Service  otherwise specified in the Adoption  Agreement for contribution  purposes  multiplied by a fraction,  the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

3.1.8    Plan Year to Which Contributions are Deemed to be Made:

     A  contribution  shall be deemed to be made for the Plan Year the  Employer designates  for the  contribution;  provided  that for purposes of Code Sections
401(a)(4),  401(k),  401(m),  415, or 404 a contribution  will not be treated as having been made for a Plan Year if the  contribution  is actually  made after a deadline  for such Plan Year as required by the  applicable  Code  Section.  For example,  for  purposes of an  Employer's  deduction  under Code  Section 404, a contribution  for a Plan  Year may be  deemed to be made on the last day of that
Plan Year even if it is  contributed  to the Plan after the end of the Plan Year as long as it is  contributed  before  the due date for the  Employer's  federal income tax or  information  return for the taxable year of the  Employer  ending with or within the Plan Year (including extensions). For purposes of Section 3.9
(the Code Section 415 annual additions  limitation),  a contribution will not be deemed to be credited to a  Participant's  Account for a Limitation  Year unless the  contribution  is actually made no later than 30 days after the due date for the Employer's  federal  income tax or  information  return for the taxable year that ends with or within the Limitation Year (including  extensions) (or 30 days after  the  end  of the  Limitation  Year  in the  case  of  Employee  After-Tax
Contributions),  unless otherwise provided in the regulations under Code Section
415 or other IRS guidance.  A contribution deemed to be made for a Plan Year but actually  contributed  after  the end of the Plan  Year  shall be  deemed  to be allocated as of the last day of such Plan Year.

3.1.9    Collectively Bargained Employees

     Notwithstanding any provision of the Plan to the contrary, if contributions are  made  under  the  Plan on  behalf  of  Employees  covered  by a  collective bargaining  agreement  where  Plan  benefits  were  the  subject  of good  faith bargaining,  the  provisions of the Plan as otherwise  reflected in the Plan and the  Adoption  Agreement  shall apply to all such  Employees,  unless  otherwise specified in Appendix C to the Adoption Agreement.

3.2      Employee After-Tax Contributions:

     (A)  Employee  After-Tax  Contribution  Election.  If the Primary  Employer
elects  in  the   Adoption   Agreement   to  provide  for   Employee   After-Tax
Contributions,  subject to the  limitations  contained  in Section  3.6 (the ACP
Test) and  Section 3.9 (the Code  Section 415  limitation),  the  Employer  will contribute cash to the Trust Fund in an amount equal to:

     (i) the specific dollar amount,  or the specific  percentage  multiplied by each  Participant's  Compensation,  as specified on the  Participant's  Employee
After-Tax Election form; or

     (ii) a bonus contribution made under Section 3.2(C)

     (B) Election  Procedure.  The amount elected by a Participant in accordance with an  Employee  After-Tax  Election  shall be  determined  within  the limits specified in the Adoption  Agreement.  The Employee  After-Tax Election shall be made  on a form  provided  by the  Plan  Administrator  or  under  an  automatic enrollment  procedure (such as a negative  election  procedure)  approved by the
Plan  Administrator  but no election shall be effective prior to approval by the
Plan Administrator. The Plan Administrator may reduce the amount of any Employee
After-Tax  Contribution,  or make such other modifications as necessary, so that the Plan complies  with the  provisions  of the Code. A  Participant's  Employee
After-Tax  Election  shall  remain  in  effect  until  modified  or  terminated.
Modification or termination of an Employee  After-Tax  Election shall be made at such time as specified in the Adoption Agreement.

     (C)  Contributions of Bonus Amounts.  If elected by the Primary Employer in the Adoption Agreement, a Participant may make an Employee After-Tax Election to have an amount withheld up to the amount of any bonus payable for such Plan Year and direct the  Employer  to  contribute  the amount so  withheld  to his or her
Employee After-Tax Contribution Account.

3.3 Rollover Contributions:

     Any Eligible Employee or Participant may make a Rollover Contribution under the Plan or direct  the Plan  Administrator  to direct  the  Trustee to accept a direct Rollover  Contribution (in accordance with Code Section  401(a)(31)) from another Eligible Retirement Plan. A Rollover Contribution shall be in cash or in other property acceptable to the Trustee.

     The Plan  shall not  accept a  Rollover  Contribution  attributable  to any accumulated  QVECs, any after tax  contributions,  or any other amounts that are not Eligible Rollover  Distributions.  The Trustee may condition acceptance of a
Rollover Contribution upon receipt of such documents as it may require. The Plan
Administrator,  in its discretion, may determine whether an amount constitutes a valid Rollover Contribution.

     If the Plan Administrator,  in its discretion,  determines at any time that an  amount  that  is  to be  contributed  by  an  Employee  does  not  meet  the requirements  for a Rollover  Contribution to this Plan, the Plan  Administrator may refuse to accept  such  amount as a Rollover  Contribution.  If an  Employee makes  a  contribution  under  this  Section  3.3  intended  to  be  a  Rollover
Contribution and the Plan Administrator, in its discretion,  determines that the contribution  did not  qualify as a Rollover  Contribution,  the  Trustee  shall distribute the entire balance in the Employee's Rollover  Contributions  Account attributable  to such invalid  Rollover  Contribution to the Employee as soon as practicable after the Plan Administrator's determination.

     This Section only applies in the context of Rollover Contributions and does not apply in the context of business  transactions such as corporate mergers and acquisitions, or other trust-to-trust transfers under Code Section 414(l).

3.4       Section 401(k) Contributions and Account Allocations:

3.4.1    Pre-Tax Contributions:

     (A) Pre-Tax  Contribution  Election.  If the Primary Employer elects in the
Adoption  Agreement  to  provide  for  Pre-Tax  Contributions,  subject  to  the limitations  contained in Section  3.4.2(B)  (the ADP Test) and Section 3.9 (the
Code Section 415  limitation),  the Employer will  contribute  cash to the Trust
Fund in an amount equal to:

     (i)  the  specific  dollar  amount,  or the  specific  deferral  percentage multiplied by each Participant's Compensation, as specified on the Participant's
Pre-Tax Election form; or

     (ii) a bonus contribution made under Section 3.4.1(C).

     (B) Election  Procedure.  The amount elected by a Participant in accordance with a Pre-Tax  Election shall be determined  within the limits specified in the
Adoption Agreement. The Pre-Tax Election shall be made on a form provided by the
Plan  Administrator  or  under  an  automatic  enrollment  procedure  (such as a negative election  procedure) approved by the Plan Administrator but no election shall  be  effective  prior to  approval  by the  Plan  Administrator.  The Plan
Administrator may reduce the amount of any Pre-Tax Election,  or make such other modifications as necessary, so that the Plan complies with the provisions of the
Code. A Participant's  Pre-Tax Election shall remain in effect until modified or terminated.  Modification or termination of a Pre-Tax  Election shall be made at such time as specified in the Adoption Agreement.

     (C) Deferrals of Bonus Amounts.  If elected by the Primary  Employer in the
Adoption Agreement,  an Eligible Employee may make a Pre-Tax Election to have an amount  withheld  up to the amount of any bonus  payable  for such Plan Year and direct the Employer to  contribute  the amount so withheld to his or her Pre-Tax
Contribution Account.

3.4.2    Limitation on Pre-Tax Contributions:

     (A)  Maximum  Amount of  Pre-Tax  Contributions  and Distribution of Excess
Pre-Tax Contributions.

     (i) Code Section 402(g) Limit.  No  Participant  shall be permitted to have
Pre-Tax  Contributions  made  under  this  Plan,  or any  other  Qualified  Plan maintained  by the  Employer,  during any calendar  year in excess of the dollar limitation  contained in Code Section  402(g) in effect at the  beginning of the such calendar year.

     (ii)  Claims.  A  Participant  may assign to this Plan any  Excess  Pre-Tax
Contributions  made during the calendar year by notifying the Plan Administrator on or before March 15th of the amount of the Excess Pre-Tax  Contributions to be assigned to the Plan. A Participant  is deemed to notify the Plan  Administrator of any Excess Pre-Tax Contributions that arise by taking into account only those
Pre-Tax  Contributions  made to this Plan and any other plans of the Employer or of an Affiliate.

     (iii)  Distributions of Excess Pre-Tax  Contributions.  Notwithstanding any
other provision of the Plan, Excess Pre-Tax  Contributions,  plus any income and minus any loss  allocable  thereto,  will be distributed no later than the April
155 following the calendar year in which the Excess Pre-Tax  Contributions  were made to any  Participant  to whose Account  Excess  Pre-Tax  Contributions  were assigned for the preceding year and who claims Excess Pre-Tax  Contributions for such  taxable  year.  Excess  Pre-Tax  Contributions  shall be treated as Annual
Additions.  Excess Pre-Tax Contributions of Non-Highly Compensated  Participants
are not taken into account for purposes of the ADP Test.

     (iv) Determination of Income or Loss. Excess Pre-Tax Contributions shall be adjusted for income or loss up to the date of  distribution.  The income or loss allocable to Excess Pre-Tax Contributions is the sum of:

     (1) the income or loss allocable to the Participant's Pre-Tax Contributions
Account for the calendar year in which the Excess Pre-Tax Contribution  occurred multiplied  by a fraction,  the numerator of which is the  Participant's  Excess
Pre-Tax Contributions for that calendar year and the denominator of which is the
Participant's  Account  balance in the Pre-Tax  Contributions  Account as of the first day of that calendar year without  regard to any income or loss  occurring during that calendar year; and

     (2) ten percent of the amount  determined under (1) above multiplied by the number of whole  calendar  months  between the end of the calendar year in which the Excess Pre-Tax Contribution occurred and the date of distribution,  counting the month of distribution if distribution occurs after the 15th of such month.

     Anything in the  preceding  paragraph of this Section  3.4.2(A)(iv)  to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Pre-Tax Contributions may be used, provided that such method is used  consistently for all Participants and for all corrective  distributions under the Plan for the Plan Year, and is used by the Plan for allocating  income or loss to  Participants'  Accounts.  Income  or loss  allocable  to the  period between the end of the calendar  year in which the Excess  Pre-Tax  Contribution occurred and the date of distribution  may be disregarded in determining  income or loss.

(B)      ADP Test.

     The ADP Test determines the maximum amount of Highly  Compensated  Employee
ADP Contribution  Amounts (generally Pre-Tax  Contributions) that can be made to the Plan in accordance with the non-discrimination  requirements of Code Section
401(k).

     (i) Definitions.

     (1)  Actual  Deferral  Percentage.  The  ratio of (1) the ADP  Contribution
Amounts  actually  paid  over to the  Trust  for the Plan  Year on behalf of any
Participant  who was an Active  Participant  at any time during the Plan Year to
(2) such Participant's CODA Compensation for the Plan Year.

     (2) ADP  Contribution  Amounts.  ADP  Contribution  Amounts include (1) any
Pre-Tax  Contributions  made  pursuant  to the  Participant's  Pre-Tax  Election
(including Excess Pre-Tax  Contributions of Highly Compensated  Employees),  but
excluding (a) Excess Pre-Tax  Contributions of Nonhighly  Compensated  Employees
that arise solely from Pre-Tax Contributions made under the Plan or plans of the
Employer  or an  Affiliate  and (b)  Pre-Tax  Contributions  that are taken into account  in the ACP Test  (provided  that ADP test is  satisfied  both  with and without exclusion of these Pre-Tax Contributions); and (2) Qualified Nonelective
Contributions and Qualified  Matching  Contributions  that are designated by the
Plan Administrator  (including through the Adoption  Agreement) to be taken into account in the ADP Test.

     (3)  Average Deferral Percentage  or ADP. For a specified group of eligible
Participants for the Plan Year, the average of the Participants' Actual Deferral
Percentages. For purposes of computing the Average Deferral Percentages,  except as provided in Section 2.7, any otherwise eligible Participant who elects not to defer or who is suspended from making  deferrals due to a distribution  shall be treated as an eligible Participant on whose behalf no Pre-Tax  Contributions are made.

     (ii) Prior Year Testing.

     Except as provided in Section 3.16 (Safe Harbor Method CODA), the ADP for a
Plan Year for  Participants who are Highly  Compensated  Employees for each Plan
Year  and  the  prior  Plan  Year's  ADP for  Participants  who  were  Nonhighly
Compensated  Employees for the prior Plan Year must satisfy one of the following tests:

     (1) The ADP for a Plan Year for  Participants  who are  Highly  Compensated
Employees  for the Plan Year  shall not  exceed  the prior  Plan  Year's ADP for
Participants  who were Nonhighly  Compensated  Employees for the prior Plan Year multiplied by 1.25; or

     (2) The ADP for a Plan Year for  Participants  who are  Highly  Compensated
Employees  for the Plan Year  shall not  exceed the lesser of (i) the prior Plan
Year's ADP for  Participants  who were Nonhighly  Compensated  Employees for the prior Plan Year  multiplied  by 2.0 and (ii) the ADP for  Participants  who were
Nonhighly  Compensated  Employees  in the prior  Plan  Year plus two  percentage points.

     For the first  Plan  Year that the Plan  permits  any  Participant  to make
Pre-Tax Contributions, and if this is not a successor plan, then for purposes of the foregoing tests, the prior Plan Year's Nonhighly Compensated  Employees' ADP shall be 3 percent,  unless the Primary  Employer  has  elected in the  Adoption
Agreement, before the end of the Plan Year, to use the Plan Year's ADP for these
Participants.

     (iii) Current Year Testing.

     (1) If elected by the Primary Employer in the Adoption  Agreement,  the ADP
Tests in subparagraph  (B)(ii)(1) and (2),  above,  will be applied by comparing the  current  Plan  Year's  ADP  for  Participants  who are  Highly  Compensated
Employees  with the current Plan Year's ADP for  Participants  who are Nonhighly
Compensated Employees.

     (2) Once made, this current year testing election can only be changed by an election in the Adoption  Agreement and the  requirements  for changing to Prior
Year Testing set forth in Notice 98-1 (or superseding guidance) are satisfied.6

     (C) Special Actual Deferral Percentage Rules.

     (i) Participation in Two or More Plans. The Actual Deferral  Percentage for
any Participant who is a Highly  Compensated  Employee for the Plan Year and who
is eligible to have ADP  Contribution  Amounts  allocated to his or her accounts under two or more CODAs that are  maintained by the Employer shall be determined as if all such ADP Contribution Amounts were made under a single arrangement. If a Highly  Compensated  Employee  participates  in two or more  CODAs  that  have different Plan Years,  all cash or deferred  arrangements  ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the  foregoing,  certain  plans  shall be treated  as  separate  if  mandatorily disaggregated  under  Code  Section  401(k)  and the  regulations  and other IRS guidance issued thereunder.7

     (ii) Aggregation.  If this Plan satisfies the requirements of Code Sections
401(k),  401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated  with this Plan,  then this Section 3.4.2 shall be applied by determining  the Actual  Deferral  Percentages of Employees as if all such plans were a single plan. Any  adjustments to the Nonhighly  Compensated  Employee ADP for the  prior  year  will  be  made in  accordance  with  Notice  98-1  and any superseding  guidance,  unless the Primary  Employer has elected in the Adoption
Agreement to use the current year testing  method.  Plans may be  aggregated  in order to satisfy  Code  Section  401(k) only if they have the same plan year and use the same ADP testing method.

     (iii)  Timing of  Contributions.  For  purposes  of the ADP  Test,  Pre-Tax
Contributions,  Qualified  Matching  Contributions,  and  Qualified  Nonelective
Contributions  must be made before the end of the  12-month  period  immediately following the Plan Year to which the contributions relate.

     (iv) Records. The Employer shall maintain records sufficient to demonstrate
satisfaction   of  the  ADP  Test  and  the  amount  of  Qualified   Nonelective
Contributions or Qualified Matching Contribution, or both, used in such test.

     (v) Other  Requirements.  The  determination  and  treatment of the Pre-Tax
Contributions,  Qualified  Matching  Contributions,  and  Qualified  Nonelective
Contributions  used in the ADP Test shall satisfy such other requirements as may be prescribed by the Secretary.

     (D) Distribution of Excess Contributions

     (i)  Excess  Contributions.  The term  "Excess  Contributions"  means  with respect to any Plan Year, the excess of:

     (1) The aggregate  amount of ADP  Contribution  Amounts actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

     (2) The maximum  amount of ADP  Contribution  Amounts  permitted by the ADP
Test  (determined by  hypothetically  reducing  contributions  made on behalf of
Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages)

     (ii) General Rules.  Notwithstanding any other provision of the Plan except
Section  3.4.2(E),  Excess  Contributions,  plus any  income  and minus any loss allocable thereto,  shall be distributed no later than the last day of each Plan
Year to Participants to whose Accounts such Excess  Contributions were allocated for the preceding Plan Year.8  Effective for Plan Years beginning after December
31, 1996, Excess Contributions are allocated to the Highly Compensated Employees with the largest ADP Contribution  Amounts taken into account in calculating the
ADP Test for the year in which  the  excess  arose,  beginning  with the  Highly
Compensated  Employee with the largest amount of such ADP  Contribution  Amounts and continuing in descending order until all the Excess  Contributions have been allocated.  For purposes of the  preceding  sentence,  the  "largest  amount" is determined after distribution of any Excess Contributions.  Excess Contributions
shall be treated as Annual  Additions  under the Plan. In making  distributions, the Plan  Administrator  shall distribute Excess  Contributions in the following
order:  first,   Pre-Tax   Contributions  with  respect  to  which  no  Matching
Contributions were made; and second, Pre-Tax Contributions with respect to which
Matching Contributions were made.

     (iii)   Determination of Income or Loss.   Excess  Contributions  shall  be
adjusted  for any income or loss up to the date of  distribution.  The income or loss allocable to Excess Contributions is the sum of:

     (1) the income or loss allocable to the Participant's Pre-Tax Contributions
Account (and, if applicable,  the Qualified Nonelective Contributions Account or
the Qualified Matching  Contributions  Account or both) for the calendar year in which the Excess Contributions  occurred multiplied by a fraction, the numerator of which is such  Participant's  Excess  Contributions for the Plan Year and the
denominator  is  the   Participant's   Account   balance   attributable  to  ADP
Contribution  Amounts as of the first day of the Plan Year without regard to any income or loss occurring during such Plan Year; and

     (2) ten percent of the amount  determined under (1) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution,  counting the month of distribution  if distribution  occurs after the 15th of such month.

     Anything in the preceding  paragraph of this Section  3.4.2(D)(iii)  to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess Contributions may be used, provided that such method is used consistently for all Participants and for all corrective distributions under the
Plan for the Plan Year, and is used by the Plan for allocating income or loss to
Participant's  Accounts.  Income or loss allocable to the period between the end of the Plan  Year in which the  Excess  Contributions  occurred  and the date of distribution may be disregarded in determining income or loss.

     (E)   Qualified   Nonelective    Contributions   and   Qualified   Matching
Contributions.  In lieu of (or in addition to) distributing Excess Contributions under the preceding provisions of Section 3.4.2(D),  and as provided in Sections
3.12 and 3.13, the Employer may make special Qualified Nonelective Contributions and/or  Qualified  Matching  Contributions  on behalf of  Nonhighly  Compensated
Employees that are sufficient to satisfy the ADP Test. If the Employer elects to use the prior Plan Year testing method in subparagraph (B)(ii) above,  Qualified
Nonelective  Contributions  and/or  Qualified  Matching  Contributions  must  be allocated  as of a date within the prior Plan Year and must  actually be paid to the Trust no later than the end of the 12-month period  following the end of the
Plan Year to which the contribution relates.9

3.5      Matching Contributions:

     (A)  General  Rule.  If elected by the  Primary  Employer  in the  Adoption
Agreement,  the  Employer  may make  Matching  Contributions  to the Plan.  Such contributions  shall  be made at such  time or  times  as the  Primary  Employer selects in the Adoption Agreement.  Matching Contributions shall, if forfeitable in accordance with Article IV (vesting) and/or Code Section  411(a)(3)(G)10,  be forfeited to the extent that they are attributable to contributions  distributed under Section 3.4.2(D) ("Distribution of Excess Contributions").

     (B) Change in Rate of Contribution.  If the Primary Employer has elected in the  Adoption  Agreement  to have  Matching  Contributions  made on other than a payroll-by-payroll basis, no change in the Employer's Matching Contribution rate made during a Plan Year shall reduce the Matching Contribution allocable for the
Plan Year of the change to any Participant  who satisfied the Plan's  conditions for receiving a Matching Contribution for the Plan Year of the change.

3.6      Limitation on Contribution Percentage:

(A)      ACP Test.

     The ACP Test determines the maximum amount of Highly  Compensated  Employee
ACP  Contribution  Amounts  (generally  Employee  After-Tax   Contributions  and
Matching  Contributions)  that  can be made to the Plan in  accordance  with the non-discrimination requirements of Code Section 401(m).

     (i) Definitions.

     (1) Actual Contribution  Percentage.  The ratio of (1) the ACP Contribution
Amounts  actually paid over to the Trust on behalf of any Participant who was an
Active  Participant  at any time during the Plan Year to (2) such  Participant's
CODA Compensation for the Plan Year.

     (2) ACP Contribution  Amounts. ACP Contribution Amounts include (1) the sum of the Employee After-Tax  Contributions,  Matching  Contributions,  Safe Harbor
Matching Contributions,  and Qualified Matching Contributions (to the extent not taken into  account for  purposes of the ADP Test) made under the Plan on behalf of the Participant for the Plan Year, but excluding Matching  Contributions that are forfeited  either to correct Excess  Aggregate  Contributions or because the contributions to which they relate are Excess Pre-Tax  Contributions,  or Excess
Aggregate Contributions;  and (2) Qualified Nonelective Contributions designated by the Plan Administrator to be taken into account in applying the ACP Test. The
Primary  Employer  also  may  elect  to use  Pre-Tax  Contributions  in the  ACP
Contribution  Amounts  so  long  as the  ADP  Test  is met  before  the  Pre-Tax
Contributions  are used in the ACP Test and  continues to be met  following  the exclusion of those Pre-Tax Contributions that are used to meet the ACP Test.

     (3)  Average  Contribution  Percentage  or ACP.  For a  specified  group of eligible Participants for the Plan Year, the average of the Participants' Actual
Contribution  Percentages.  For purposes of computing  the Average  Contribution
Percentage,   except  as  provided  in  Section  2.8,  any  otherwise   eligible
Participant  who elects not to make Employee  After-Tax  Contributions  or to be eligible to receive allocations of Matching  Contributions,  shall be treated as an  eligible  Participant  on whose  behalf no  Employee  After-Tax  or Matching
Contributions are made.

     (ii) Prior Year Testing.

     Except as provided in Section 3.16 (Safe Harbor Method CODA), the ACP for a
Plan Year for  Participants who are Highly  Compensated  Employees for each Plan
Year  and  the  prior  Plan  Year's  ACP for  Participants  who  were  Nonhighly
Compensated  Employees for the prior Plan Year must satisfy one of the following tests:

     (1) the ACP for a Plan Year for  Participants  who are  Highly  Compensated
Employees  for the Plan Year  shall not  exceed  the prior  Plan  Year's ACP for
Participants  who were Nonhighly  Compensated  Employees for the prior Plan Year multiplied by 1.25; or

     (2) the ACP for a Plan Year for  Participants  who are  Highly  Compensated
Employees  for the Plan Year  shall not  exceed the lesser of (i) the prior Plan
Year's ACP for  Participants  who are  Nonhighly  Compensated  Employees for the
prior Plan Year  multiplied  by 2.0 and (ii) the ACP for  Participants  who were
Nonhighly  Compensated  Employees  in the prior  Plan  Year plus two  percentage points.

     For the first  Plan  Year that the Plan  permits  any  Participant  to make
Employee After-Tax  Contributions,  provides for Matching Contributions or both, and if this is not a successor plan,  then for purposes of the foregoing  tests, the prior Plan Year's  Nonhighly  Compensated  Employees' ACP shall be 3 percent unless the Primary  Employer has elected in the Adoption  Agreement,  before the end of the Plan Year, to use the Plan Year's ACP for these Participants.

     (iii) Current Year Testing.

     (1) If elected by the Primary Employer in the Adoption  Agreement,  the ACP
Tests in subparagraphs  (A)(ii)(1) and (2), above,  will be applied by comparing the  current  Plan  Year's  ACP  for  Participants  who are  Highly  Compensated
Employees  for each Plan Year with the current Plan Year's ACP for  Participants who are Nonhighly Compensated Employees.

     (2) Once made, this current year testing election can only be changed by an election in the Adoption  Agreement and the  requirements  for changing to prior year testing set forth in Notice 98-1 (or superseding guidance) are satisfied.11

     (B) Special Actual Contribution Percentage Rules.

     (i) Participation in Two or More Plans. The Actual Contribution  Percentage
for any Participant who is a Highly  Compensated  Employee for the Plan Year and
who is eligible to have ACP Contribution Amounts allocated to his or her account under two or more such plans described in Code Section 401(a), or CODAs that are maintained by the Employer,  shall be determined as if all such ACP Contribution
Amounts were made under a single arrangement.  If a Highly Compensated  Employee participates in two or more such plans described in Code Section 401(a) or CODAs that have  different  Plan  Years,  all  plans  ending  with or within  the same calendar  year  shall be treated as a single  arrangement.  Notwithstanding  the
foregoing,   certain   plans  shall  be  treated  as  separate  if   mandatorily
disaggregated  under  Code  Section  401(m)  and the  regulations  and other IRS guidance issued thereunder.12

     (ii) Aggregation.  If this Plan satisfies the requirements of Code Sections
401(m),  401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if  aggregated  with this Plan,  then this  Section 3.6 shall be applied by determining  the Actual  Contribution  Percentages  of  Employees as if all such plans were a single plan. Any adjustments to the Nonhighly  Compensated Employee
ACP for the  prior  year will be made in  accordance  with  Notice  98-1 and any superseding  guidance,  unless the Primary  Employer has elected in the Adoption
Agreement to use the current year testing  method.  Plans may be  aggregated  in order to satisfy  Code  Section  401(m) only if they have the same Plan Year and use the same ACP testing method.

     (iii)  Timing of  Contributions.  For  purposes  of the ACP Test,  Employee
After-Tax  Contributions  are  considered to have been made in the Plan Year for which  contributed  to the Trust.  Matching  Contributions,  Qualified  Matching
Contributions,  Qualified Nonelective  Contributions must be made before the end of the  12-month  period  immediately  following  the  Plan  Year to  which  the contributions relate.

     (iv) Records. The Employer shall maintain records sufficient to demonstrate
satisfaction   of  the  ACP  Test  and  the  amount  of  Qualified   Nonelective
Contributions or Qualified Matching Contributions, or both, used in such test.

     (v) Pre-Tax  Contributions.  At the  discretion  of the  Employer,  Pre-Tax
Contributions may be used to satisfy the ACP Test. If Pre-Tax  Contributions are used in the ACP Test, the ADP Test must be met before the Pre-Tax  Contributions are so used and the ADP Test must  continue to be met following the exclusion of those Pre-Tax Contributions that are used in the ACP Test.

     (vi) Other  Requirements.  The  determination  and  treatment  of  Matching
Contributions,    Employee   After-Tax    Contributions,    Qualified   Matching
Contributions and Qualified Nonelective Contributions used in the ACP Test shall satisfy such other requirements as may be prescribed by the Secretary.

     (C) Multiple Use.

     (i) The multiple  use test  described  in this  Section  3.6(C)  applies to
determine  the  extent  to  which  the   alternative   limitations   in  Section
3.4.2(B)(ii)(2)  and Section  3.6(A)(ii)(2)  are both utilized.  In applying the multiple use limitation, the ADP and ACP of the Highly Compensated Employees are
determined after any corrections  required to meet the ADP Test and the ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year.

     (ii) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP Test maintained by the Employer and the sum of the
ADP and ACP of those  Highly  Compensated  Employees  subject  to either or both tests exceeds the Aggregate  Limit (defined in  subparagraph  (C)(iii),  below), then the ACP of those Highly  Compensated  Employees who also  participate  in a
CODA will be  reduced,  so that the limit is not  exceeded.  The amount by which each Highly Compensated  Employee's ACP Contribution Amounts is reduced shall be treated as an Excess Aggregate Contribution.

     (iii)  Multiple  use  does  not  occur  if  either  the  ADP of the  Highly
Compensated  Employees  does  not  exceed  1.25  multiplied  by  the  ADP of the
Nonhighly  Compensated  Employees or the ACP of the Highly Compensated Employees
does  not  exceed  1.25  multiplied  by the  ACP of  the  Nonhighly  Compensated
Employees.

     (iv) The  "Aggregate Limit"  is the greater of the sum of (1) and (2) below or the sum of (3) and (4) below:

     (1) 125 percent of the greater of (a) the ADP of the Nonhighly  Compensated
Employees  for the  prior  Plan  Year or (b)  the ACP of  Nonhighly  Compensated
Employees for the prior Plan Year, and

     (2) 2 plus the  "lesser"  of (1)(a) or (1)(b)  above  (but in no event more than 200% of the lesser of (1)(a) or (1)(b) above).

     (3) 125 percent of the lesser of (a) the ADP of the  Nonhighly  Compensated
Employees  for the  prior  Plan  Year or (b)  the ACP of  Nonhighly  Compensated
Employees for the prior Plan Year, and

     (4) 2 plus the greater of (3)(a) or (3)(b) above (but in no event more than
200% of the greater of (3)(a) or (3)(b) above).

     If the Primary  Employer has elected in the  Adoption  Agreement to use the current year testing method,  then, in calculating  the "Aggregate  Limit" for a particular Plan Year, the Nonhighly Compensated  Employees' ADP and ACP for that
Plan Year, instead of for the prior Plan Year, is used.

     (D) Forfeiture and/or Distribution of Excess Aggregate Contributions.

     (i)   Excess   Aggregate   Contributions.   The  term   "Excess   Aggregate
Contributions" means: With respect to any Plan Year, the excess of:

     (1) The aggregate ACP  Contribution  Amounts actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over

     (2) The maximum amount of such ACP  Contribution  Amounts  permitted by the
ACP Test (determined by hypothetically  reducing contributions made on behalf of
Highly  Compensated  Employees  in the order of their  ACPs  beginning  with the highest of such  percentages).  Such  determination  shall be made  after  first
determining   Excess  Pre-Tax   Contributions   under  Section  3.4.2  and  then
determining Excess Contributions under Section 3.4.2.

     (ii) General Rules. Notwithstanding any other provision of the Plan, Excess
Aggregate  Contributions,  plus any income and minus any loss allocable thereto, shall be forfeited,  if  forfeitable13,  or if not  forfeitable,  distributed no later than the last day of each Plan Year to Participants to whose Accounts such
Excess  Aggregate  Contributions  were allocated for the preceding Plan Year. 14
Effective for Plan Years  beginning  after December 31, 1996,  Excess  Aggregate
Contributions are allocated to the Highly Compensated Employees with the largest
ACP Contribution  Amounts taken into account in calculating the ACP Test for the year in which the excess arose,  beginning with the Highly Compensated  Employee with the  largest  amount of such ACP  Contribution  Amounts and  continuing  in descending  order  until  all  the  Excess  Aggregate  Contributions  have  been allocated.  For purposes of the  preceding  sentence,  the  "largest  amount" is determined  after  distribution of any Excess  Aggregate  Contributions.  Excess
Aggregate  Contributions shall be treated as Annual Additions under the Plan. In making distributions, the Plan Administrator shall distribute and/or forfeit, if forfeitable,  Excess  Aggregate  Contributions  in the following  order:  first,
After-Tax  Contributions  with respect to which no Matching  Contributions  were
made;   second,   After-Tax   Contributions   with  respect  to  which  Matching
Contributions were made and the Matching  Contributions to which those After-Tax
Contributions relate on a pro rata basis; third, Matching  Contributions and all other amounts,  if any, included in Excess Aggregate  Contributions with respect to affected Highly Compensated Employees.

     (iii) Determination of Income or Loss. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate  Contributions  allocated to each Participant is the sum of:

     (1)  income  or loss  allocable  to the  Participant's  Employee  After-Tax
Contribution Account,  Matching Contribution Accounts,  and, if applicable,  the
Qualified Matching Contribution Account and Qualified  Nonelective  Contribution
Account for the Plan Year  multiplied  by a fraction,  the numerator of which is such  Participant's  Excess  Aggregate  Contributions  for the Plan Year and the
denominator  is  the  Participant's  Account  Balance(s)   attributable  to  ACP
Contribution  Amounts without regard to any income or loss occurring during such
Plan Year; and

     (1) ten percent of the amount determined under (1) multiplied by the number of  whole  calendar  months  between  the end of the  Plan  Year and the date of distribution,  counting the month of distribution  if distribution  occurs after the 15th of such month.

     Anything in the  preceding  paragraph  of this Section  3.6(D)(iii)  to the contrary notwithstanding, any reasonable method for computing the income or loss allocable to Excess  Aggregate  Contributions  may be used,  provided  that such method  is used  consistently  for  all  Participants  and  for  all  corrective distributions  under  the Plan for the  Plan  Year,  and is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution  may be disregarded in determining income or loss.

     (iv) Forfeitures of Excess Aggregate  Contributions.  Forfeitures of Excess
Aggregate Contributions shall be treated as provided in Section 3.7.

     (E)   Qualified   Nonelective    Contributions   and   Qualified   Matching
Contributions.  In lieu of (or in addition  to)  distributing  Excess  Aggregate
Contributions under the preceding  provisions of Section 3.6, and as provided in
Sections  3.12 and 3.13,  the Employer may make  special  Qualified  Nonelective
Contributions  and/or  Qualified  Matching  Contributions on behalf of Nonhighly
Compensated  Employees  that are  sufficient  to  satisfy  the ACP Test.  If the
Employer  elects  to use the  prior  Plan Year  testing  method in  subparagraph
(A)(ii) above,  Qualified  Nonelective  Contributions  and/or Qualified Matching
Contributions must be allocated as of a date within the prior Plan Year and must actually  be paid to the  Trust no later  than  the end of the  12-month  period following the end of the Plan Year to which the contribution relates.15

     3.7 Treatment of Forfeitures:

     Forfeitures  for a Plan Year shall be  applied  as  elected by the  Primary
Employer in the Adoption Agreement.

     3.8 Establishing of Accounts:

     3.8.1 Pre-Tax Contributions Account:

     A Pre-Tax  Contributions  Account shall be established for each Participant who makes a Pre-Tax Election to which the Plan  Administrator  shall credit,  or cause to be credited,  Pre-Tax Contributions allocable to each such Participant, plus earnings or losses thereon.

     3.8.2 Profit  Sharing,  Money  Purchase,  or Target  Benefit  Contributions
Account:

     A  Profit  Sharing  Contributions  Account,  Money  Purchase  Contributions
Account, or Target Benefit Contributions  Account, shall be established for each
Participant to which the Plan Administrator shall credit or cause to be credited contributions  described in Section 3.1.1,  3.1.2 or 3.1.3 (as  applicable)  and forfeitures attributable to such contributions,  if any, plus earnings or losses thereon.

     3.8.3 Employee After-Tax Contributions Account:

     An Employee After-Tax  Contributions  Account shall be established for each
Participant  who  makes  Employee   After-Tax   Election,   to  which  the  Plan
Administrator  shall credit,  or cause to be credited,  all amounts allocable to each such Participant, plus earnings or losses thereon.

     3.8.4 Matching Contributions Account:

     A Matching  Contributions Account shall be established for each Participant for whom Matching  Contributions are made, to which the Plan Administrator shall credit,  or cause  to be  credited,  all such  amounts  allocable  to each  such
Participant, plus earnings or losses thereon.

     3.8.5 Qualified Matching Contributions Account:

     A Qualified  Matching  Contributions  Account shall be established for each
Participant  for whom Qualified  Matching  Contributions  are made, to which the
Plan Administrator shall credit, or cause to be credited,  all amounts allocable to each such Participant, plus earnings or losses thereon.

     3.8.6 Qualified Nonelective Contributions:

     A Qualified Nonelective Contributions Account shall be established for each
Participant for whom Qualified Nonelective  Contributions are made, to which the
Plan Administrator shall credit, or cause to be credited,  all amounts allocable to each such Participant, plus earnings or losses thereon.

     3.8.7 Rollover Contributions Account:

     A Rollover  Contributions Account shall be established for each Participant who  contributes  to the Plan under Section 3.3 to which the Plan  Administrator shall  credit,  or  cause to be  credited,  Rollover  Contributions  made by the
Participant, plus earnings or losses thereon.

     3.8.8 QVEC Account:

     A QVEC Account shall be established for each Participant to contain amounts attributable to QVECs, if any, plus earnings or losses thereon.

     3.8.9 Prevailing Wage Account:

     A Prevailing  Wage Account shall be  established  for each  Participant  to which Prevailing Wage Contributions  made on behalf of the Participant,  if any, are credited, plus earnings or losses thereon.

     3.8.10 Safe Harbor Matching Contributions Account:

     A Safe Harbor Matching  Contributions Account shall be established for each
Participant  to which Matching  Contributions  made according to the Safe Harbor
CODA rules of Section  3.16,  if any,  are  credited,  plus  earnings  or losses thereon.

     3.8.11 Safe Harbor Nonelective Contributions Account:

     A Safe Harbor  Nonelective  Contributions  Account shall be established for each Participant to which nonelective  contributions  made according to the Safe
Harbor CODA rules of Section 3.16, if any, are credited, plus earnings or losses thereon.

     3.8.12 Miscellaneous Account:

     A Miscellaneous Account or Miscellaneous Accounts may be established by the
Plan Administrator as the Plan Administrator  determines to be necessary for the administration of the Plan, plus earnings or losses thereon.

     3.9 Limitation on Amount of Allocations:

     3.9.1 Definitions:

     As used in this Section  3.9,  each of the  following  terms shall have the meaning for that term set forth in this Section 3.9.1:

     (A) Annual Additions means, for each Participant,  the sum of the following amounts credited to the Participant's Accounts for the Limitation Year:

     (i)  Employer  contributions  within  the  meaning of Treas.  Reg.  Section
1.415-6(b) (including Pre-Tax Contributions);

     (ii)  Employee  contributions  within the  meaning of Treas.  Reg.  Section
1.415-6(b);

     (iii) forfeitures;

     (iv) allocation under a simplified employee pension plan; and

     (v) any Excess Amount (as defined in subsection (F), below) applied under a
Defined   Contribution   Plan  in  the  Limitation   Year  to  reduce   Employer
contributions  will also be considered as part of the Annual  Additions for such
Limitation Year.

     Amounts  allocated after March 31, 1984, to an "individual  medical benefit account  as defined  in Code  Section  415(1)(2)  ("Individual  Medical  Benefit
Account")  which is part of a pension or annuity plan maintained by the Employer or Affiliate  are treated as Annual  Additions to a Defined  Contribution  Plan.
Also,  amounts  derived from  contributions  paid or accrued after  December 31,
1985,  in  taxable  years  ending  after that date,  which are  attributable  to post-retirement  medical  benefits  allocated to the separate  account of a "key employee" as defined in Code Section  419A(d)(3)  under a "welfare benefit fund"
as defined in Code Section 419(e)  ("Welfare  Benefit  Fund")  maintained by the
Employer or Affiliate, are treated as Annual Additions to a Defined Contribution
Plan.

     For this purpose,  any Excess Amount (as defined in subsection  (F), below)
applied under Sections 3.9.2(D) or 3.9.3(F) in the Limitation Year to reduce any
Employer  contributions  will be considered Annual Additions for such Limitation
Year.

     Notwithstanding  any  provision  of the  Plan  to the  contrary,  if,  in a particular Limitation Year, an Employer contributes an amount to a Participant's
Account  because of an  erroneous  forfeiture  in a prior  Limitation  Year,  or because of an erroneous  failure to allocate amounts in a prior Limitation Year, or by operation of Section 2.5.1 or Section 12.9 (corrective  allocations due to administrative  errors),  the  contribution  will not be  considered  an  Annual
Addition with respect to the Participant for that  particular  Limitation  Year, but will be considered an Annual  Addition for the  Limitation  Year to which it relates.  If the amount so contributed in the particular  Limitation  Year takes into account actual  investment gains  attributable to the period  subsequent to
the  year  to  which  the  contribution   relates,  the  portion  of  the  total
contribution  which  consists  of such gains shall not be  considered  an Annual
Addition for any Limitation Year.

     (B)  Defined Benefit Dollar Limitation  means  $90,000  multiplied  by  the
Adjustment  Factor or such other limitation set forth in Code Section  415(b)(1)
as in effect for the Limitation Year.

     (C) Defined  Benefit  Fraction means a fraction,  the numerator of which is the sum of the Projected  Annual Benefits of the Participant  involved under all
Defined Benefit Plans (whether or not terminated)  maintained by the Employer or
Affiliate,  and the  denominator  of which is the  lesser of 125% of the  dollar limitation  determined for the Limitation Year under Code Sections 415(b) or (d)
or 140% of the Participant's Highest Average Limitation Compensation,  including any  adjustments  under Code Section 415(b).  However,  if the Participant was a
Participant as of the first day of the first  Limitation  Year  beginning  after
December  31, 1986,  in one or more  Defined  Benefit  Plans  maintained  by the
Employer or Affiliate which were in existence on May 5, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such  Plans  which  the  Participant  had  accrued  as of the  close of the last
Limitation Year beginning  before January 1, 1987,  disregarding  any changes in the terms and conditions of the plans after May 5, 1986. The preceding  sentence applies only if the Defined  Benefit  Plans  individually  and in the  aggregate satisfied  the  requirements  of  Code  Section  415 for  all  Limitation  Years
beginning before January 1, 1987.

     (D) Defined Contribution Dollar Limitation means $30,000, as adjusted under
Code Section 415(d).

     (E) Defined Contribution Fraction means a fraction,  the numerator of which is the sum of the Annual  Additions  to the  Participant's  Account or  Accounts
under all the Defined Contribution Plans (whether or not terminated)  maintained by the  Employer or  Affiliate  for the current and all prior  Limitation  Years
(including the Annual Additions attributable to the Participant's  nondeductible
contributions  to  all  Defined  Benefit  Plans,   whether  or  not  terminated,
maintained by the Employer or Affiliate and the Annual Additions attributable to all Welfare Benefit Funds,  Individual Medical Benefit Accounts,  and simplified employee pensions maintained by the Employer or Affiliate),  and the denominator of  which is the sum of the  "maximum  aggregate  amounts"  (as  defined  in the following  sentence) for the current and all prior  Limitation  Years of service with the Employer or  Affiliate  (regardless  of whether a Defined  Contribution
Plan was  maintained  by the  Employer or  Affiliate).  The  "maximum  aggregate amount"  in  any  Limitation  Year  is the  lesser  of (i)  125%  of the  dollar limitation  determined  under Code Sections  415(b) and (d) in effect under Code
Section  415(c)(1)(A)  or (ii) 35% of the  Participant's  Compensation  for such year.

     If the  Employee  was a  Participant  as of the end of the first day of the first  Limitation Year beginning after December 31, 1986, in one or more Defined
Contribution  Plans  maintained by the Employer or Affiliate in existence on May
5, 1986,  the  numerator  of this  fraction  will be adjusted if the sum of this fraction and the Defined Benefit  Fraction would otherwise  exceed 1.0 under the terms of this Plan. Under the adjustment,  an amount equal to the product of (A)
the excess of the sum of the  fractions  over 1.0 times (B) the  denominator  of this  fraction  will  be  permanently  subtracted  from  the  numerator  of this fraction.  The  adjustment  is  calculated  using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before
January 1, 1987, and disregarding any changes in the terms and conditions of the
Plans  made  after  May 6,  1986,  but  using the Code  Section  415  limitation applicable to the first  Limitation  Year beginning on or after January 1, 1987.
The Annual  Addition for any Limitation  Year beginning  before January 1, 1987, shall  not be  recomputed  to treat  all  Participant  contributions  as  Annual
Additions.

     (F) Excess Amounts means the excess of the  Participant's  Annual Additions for the Limitation Year involved over the Maximum Permissible Amount (as defined in subsection I, below) for that Limitation Year.

     (G) Highest Average  Limitation  Compensation  means the average Limitation
Compensation  of the Participant  involved for that period of three  consecutive
Years of Service with the Employer or Affiliate (or if the  Participant has less than three such Years of Service,  the actual number  thereof) that produces the highest average.

     (H) Limitation  Compensation means Compensation,  as defined in either (i),
(ii) or (iii) below, as specified in the Adoption Agreement, and subject to (iv)
and (v) below.  In addition,  for Limitation  Years beginning after December 31,
1997,  for  purposes of applying the  limitations  of this  Section,  Limitation
Compensation  paid or made available  during such  Limitation Year shall include any Elective Contributions.

     (i) Form W-2 Compensation.

     Information  required to be reported under Sections 6041 and 6051. ("Wages,
Tips and  Other  Compensation"  Box on Form  W-2).  Limitation  Compensation  is
defined  as wages  within  the  meaning of Code  Section  3401(a)  and all other payments of  compensation  to an Employee by the  Employer (in the course of the
Employer's  trade or business) for which the Employer is required to furnish the
Employee a written statement under Code Sections 6041(d),  6051(a)(3), and 6052.
Compensation  must be determined  without regard to any rules under Code Section
3401(a)  that limit the  remuneration  included  in wages based on the nature or location of the employment or the services  performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

     (ii) Code Section 3401(a) wages.

     Limitation  Compensation  is  defined as wages  within the  meaning of Code
Section  3401(a) for the  purposes of income tax  withholding  at the source but determined  without regard to any rules that limit the remuneration  included in wages  based  on the  nature  or  location  of the  employment  or the  services performed  (such  as the  exception  for  agricultural  labor  in  Code  Section
3401(a)(2)).

     (iii) Code Section 415 Safe-Harbor Compensation.

     For an  Employee  other than a  Self-Employed  Individual,  the  Employee's earned income,  wages,  salaries,  and fees for professional  services and other amounts  received  (without  regard to whether or not an amount is paid in cash)
for personal services  actually rendered in the course of Employment  including, but not limited to, commissions paid salesmen,  compensation for services on the basis of a  percentage  of profits,  commissions  on insurance  premiums,  tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable  plan  (as  described  in  Treas.  Reg.  Section  1.62-2(c))  and excluding the following:

     (1) Employer contributions to a plan of deferred compensation which are not includible  in the  Employee's  gross  income  for the  taxable  year  in  which contributed, or contributions under a "simplified Employee pension" plan (within the  meaning  of Code  Section  408(k))  to the extent  such  contributions  are deductible  by the  Employee,  or any  distributions  from  a plan  of  deferred compensation;

     (2) amounts realized from the exercise of a non-qualified  stock option, or when  restricted  stock (or other  property) held by the Employee either becomes freely  "transferable"  or  is no  longer  subject  to a  "substantial  risk  of forfeiture" (both quoted terms within the meaning of Code Section 83(a));

     (3) amounts realized from the sale,  exchange or other disposition of stock acquired under a qualified stock option;

     (4) other amounts which  received  special tax benefits,  or  contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity  described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee); and

     For purposes of this subsection  (H)(iii),  Limitation  Compensation  shall include only that Compensation which is actually paid or made available in gross income during the Limitation Year.

     (iv) Self-Employed Individuals.

     Without regard to the definition of Limitation  Compensation elected by the
Primary Employer, for a Self-Employed Individual,  Limitation Compensation means his or her Earned Income, provided that if the Self-Employed Individual is not a
Participant for an entire Plan Year, his or her Limitation Compensation for that
Plan Year shall be his or her Earned  Income for that Plan Year  multiplied by a fraction the numerator of which is the number of days he or she is a Participant during the Plan Year and the  denominator  of which is the number of days in the
Plan Year.

     (v) Disabled Participants.

     Additionally,  Limitation  Compensation  for  a  Participant  in a  Defined
Contribution  Plan who is permanently  and totally  disabled (as defined in Code
Section 22(e)) is the compensation  such Participant would have received for the
Limitation  Year if the  Participant  had been paid at the rate of  compensation paid immediately before becoming disabled. For Limitation Years beginning before
January 1, 1997 such imputed  compensation may be taken into account only if the
Participant  is not a Highly  Compensated  Employee  and  contributions  made on behalf of such Participant are nonforfeitable when made.

     (I) Maximum  Permissible  Amount  means the  maximum  Annual  Addition  (as defined in  subsection  (A) above) that may be  contributed  or  allocated  to a
Participant's Account under the Plan for any Limitation Year. The maximum Annual
Addition  shall not exceed the lesser of: (i) the  Defined  Contribution  Dollar
Limitation,  or (ii) 25% of the  Participant's  Limitation  Compensation for the
Limitation Year. The Compensation limitation referred to in (ii) shall not apply to any  contribution  for medical  benefits (within the meaning of Code Sections
401(h) or  419A(f)(2))  which is otherwise  treated as an Annual  Addition under
Code Section  415(l)(1) or  419A(d)(2).  If a short  Limitation  Year is created
because  of  an  amendment   changing  the   Limitation   Year  to  a  different
12-consecutive  month period, the Maximum Permissible Amount will not exceed the
Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year

     (J) Projected Annual Benefit  means the annual retirement benefit (adjusted to an actuarially  equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight  Life  Annuity or  Qualified  Joint and Survivor
Annuity) to which the Participant would be entitled under the terms of a Defined
Benefit Plan assuming:

     (K) the Participant  continues in employment with the Employer or Affiliate until the  Participant's  "normal  retirement  age"  under the Plan  within  the meaning of Code Section 411(a)(8) (or the Participant's  current age, if later);
and

     (L) the Participant's  Limitation  Compensation for the current  Limitation
Year and all other  relevant  factors used to determine  benefits under the Plan will remain constant for all future Limitation Years.

     3.9.2 Annual Additions Limit:

     The provisions of this subsection 3.9.2 apply with respect to a Participant who does not participate in, and has never  participated  in, another  Qualified
Plan, a welfare benefit fund as defined in Code Section 419(c) maintained by the
Employer or an Affiliate  or an  individual  medical  account as defined in Code
Section  415(l)(2)  maintained  by an  Employer  or  Affiliate  or a  simplified
Employee pension, as defined in Code Section 408(k),  maintained by the Employer or an  Affiliate,  which  provides  an Annual  Addition  as  defined  in Section
3.9.1(A) of the Plan, other than this Plan.

     (A) Limit.  The amount of Annual  Additions  which may be  credited  to the
Participant's  Account for any Limitation Year will not exceed the lesser of the
Maximum  Permissible  Amount or any other limitation  contained in this Plan. If the Employer  contribution  or forfeiture that would otherwise be contributed or allocated  to the  Participant's  Account  would cause the Annual  Additions  on behalf  of the  Participant  for the  Limitation  Year  to  exceed  the  Maximum
Permissible Amount with respect to that Participant for the Limitation Year, the amount  contributed or allocated will be reduced so that the Annual Additions on behalf of the  Participant  for the  Limitation  Year will  equal  such  Maximum
Permissible Amount.

     (B)  Estimated   Limitation   Compensation.   Prior  to   determining   the
Participant's actual Limitation Compensation for a Limitation Year, the Employer
may  determine  the  Maximum  Permissible  Amount  for the  Participant  for the
Limitation  Year on the basis of a reasonable  estimation  of the  Participant's
Compensation  for that  Limitation  Year. Such estimated  Compensation  shall be uniformly determined for all Participants similarly situated.

     (C) Actual Limitation Compensation. As soon as is administratively feasible after the end of a  Limitation  Year,  the  Maximum  Permissible  Amount for the
Limitation  Year will be  determined  on the basis of the  Participant's  actual
Limitation Compensation for the Limitation Year.

     (D) Disposition of Excess Amount. If under Section 3.9.2(C), as a result of the  allocation  of  forfeitures  or as a  result  of  an  error  in  estimating
Compensation or in determining the amount of Pre-Tax Contributions,  there is an
Excess Amount with respect to the Participant for a Limitation  Year, the Excess
Amount shall be disposed of as follows:

     (i)  First,  any  contribution  to  the  Participant's  Employee  After-Tax
Contributions  Account (to the extent a Matching  Contribution has not been made with respect to such  contribution),  plus earnings or minus losses attributable thereto will be  distributed  to the  Participant  to the extent that the return thereof would reduce the Excess Amount in such Participant's Account.

     (ii) If, after the  application  of Section  3.9.2(D)(i),  an Excess Amount still exists, any Pre-Tax  Contributions (to the extent a Matching  Contribution has not been made with  respect to such  contributions)  plus  earnings or minus losses  attributable  thereto,  will be  distributed  to the  Participant to the extent  that  the  return  thereof  would  reduce  the  Excess  Amount  in  such
Participant's Accounts.

     (iii) If, after the  application of Section  3.9.2(D)(i) and (ii) an Excess
Amount  still  exists,  any  Employee  After-Tax   Contributions  (plus  earning
attributable thereto) to which Matching  Contributions are attributable shall be distributed  to the  Participant  to the extent  that the return  thereof  would reduce the Excess Amount in such Participant's Accounts. The pro rata portion of the Matching  Contribution (and earnings  attributable  thereto) attributable to such  returned  Employee  After-Tax  Contributions  shall be held in a  suspense account and used to reduce the  Matching  Contribution  under this Plan for such
Participant in the next Limitation Year.

     (iv) If after the  application of Section  3.9.2(D)(i),  (ii), and (iii) an
Excess  Amount  still  exists,   any  Pre  Tax   Contributions   (plus  earnings
attributable thereto) to which Matching  Contributions are attributable shall be distributed  to the  Participant  to the extent  that the return  thereof  would reduce the Excess Amount in such Participant's Accounts. The pro rata portion of the Matching  Contribution (and earnings  attributable  thereto) attributable to such returned Pre Tax Contributions shall be held in a suspense account and used to reduce the Matching  Contribution under this Plan for such Participant in the next Limitation Year.

     (v) If after the application of Section 3.9.2(D)(i), (ii) (iii) and (iv) an
Excess Amount still exists,  and the  Participant  is covered by the Plan at the end of the  Limitation  Year, the remaining  Excess Amount in the  Participant's
Account  will  be  held in a  suspense  account  and  used  to  reduce  Employer contributions (including allocation of any forfeitures) under this Plan to which such Participant is otherwise  entitled in the next Limitation Year, and in each succeeding Limitation Year, if necessary.

     (vi) If after the application of Section 3.9.2(D)(i), (ii), (iii), and (iv)
an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation  Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions  under  this  Plan  for all  remaining  Participants  in the  next
Limitation Year, and in each succeeding Limitation Year, if necessary.

     (vii) If a suspense account is in existence at any time during a Limitation
Year under Section  3.9.2(D)(iv),  the suspense  account will not participate in the  allocation  of the Trust Fund's  investment  gains or losses to or from any other  Account.  If a suspense  account  is in  existence  at any time  during a particular  Limitation  Year,  all  amounts  in the  suspense  account  must  be allocated and reallocated to the applicable Participants' or Accounts before any
Employer or Participant contributions may be made to the Plan for the Limitation
Year. Excess Amounts, except as provided in Section 3.9.2(D)(i) and (ii), (iii), and (iv) may not be distributed to Participants or former Participants.

     (viii) Determination of Earnings.  Earnings  attributable to Excess Amounts shall be determined in the manner described in Section 3.4.2(D)(iii).

     3.9.3 Participation in More Than One Plan:

     The  provisions  of this Section  3.9.3 apply with respect to a Participant who, in addition to this Plan,  is covered or has been covered under one or more
Defined  Contribution  Plans (which are either Master or Prototype Plans, or not
Master or Prototype Plans), welfare benefit funds, an individual medical account or a  simplified  employee  pension  plan  maintained  by  the  Employer  or  an
Affiliate, which provides an Annual Addition as described in Section 3.9.1(A) of the Plan during any Limitation Year.

     (A) The Annual Additions which may be credited to a Participant's  Accounts under  this  Plan for any such  Limitation  Year  will not  exceed  the  Maximum
Permissible Amount reduced by the Annual Additions credited to the Participant's
Account  or  Accounts  under the other  qualified  Master or  Prototype  Defined
Contribution  Plans and welfare  benefit  fund,  individual  medical  account or simplified  employee  pension plan for the same  Limitation  Year. If the Annual
Additions  with  respect to the  Participant  under  other  qualified  Master or
Prototype Defined Contribution Plans, welfare benefit funds,  individual medical account,  and simplified  employee  pension plan  maintained by the Employer are less than the Maximum  Permissible  Amount and the  Employer  contribution  that would  otherwise be  contributed or allocated to a  Participant's  Account under this Plan would cause the Annual  Additions  for the  Limitation  Year to exceed this  limitation,  the amount  contributed or allocated shall be reduced so that the Annual  Additions  under all such other  plans and funds for the  Limitation
Year will equal the Maximum  Permissible  Amount.  If the Annual  Additions with respect  to the  Participant  under  such other  qualified  Master or  Prototype
Defined  Contribution  Plans  and  welfare  benefit  funds,  individual  medical account,  or simplified  employee  pension plan in the aggregate are equal to or greater than the Maximum  Permissible  Amount,  no amount will be contributed or allocated  to any  of  the  Participant's  Accounts  under  this  Plan  for  the
Limitation Year.

     (B) Before determining the Participant's actual Limitation Compensation for a Limitation  Year,  the Maximum  Permissible  Amount for a  Participant  may be
determined in the manner described in Section 3.9.2(B).

     (C) As soon as is  administratively  feasible after the end of a Limitation
Year, the Maximum  Permissible Amount for the Limitation Year will be determined on the  basis  of the  Participant's  actual  Limitation  Compensation  for  the
Limitation Year.

     (D) If, under Section  3.9.3(A)  above, or as a result of the allocation of
forfeitures,   a  Participant's   Annual  Additions  under  this  Plan  and  the
Participant's  Annual Additions under such other plans would result in an Excess
Amount for a Limitation Year, the Excess Amount will be deemed to consist of the
Annual Additions last allocated,  except that Annual Additions attributable to a simplified  employee  pension plan will be deemed to have been allocated  first, followed by Annual  Additions to a welfare  benefit fund or  individual  medical benefit account regardless of the actual allocation date.

     (E) If an Excess  Amount was  allocated to a  Participant  on an allocation date of this Plan which  coincides with an allocation date of another such plan, the Excess Amount attributed to this Plan will be the product of:

     (i) the total Excess Amount allocated as of such date, times

     (ii) the ratio of (1) the Annual Additions allocated to the Participant for the  Limitation  Year as of such date  under  this Plan to (2) the total  Annual
Additions  allocated to the  Participant for the Limitation Year as of such date under  this  Plan  and all the  other  qualified  Master  or  Prototype  Defined
Contribution Plans.

     (F) Any  Excess  Amount  attributed  to this Plan will be  disposed  in the manner described in Section 3.9.2(D).

     3.9.4 Participation in Non-Prototype Plans:

     If  a  Participant  is  covered  under  one  or  more   qualified   Defined
Contribution  Plans,  other than this Plan,  maintained  by the  Employer  or an
Affiliate which are not Master or Prototype Plans,  welfare benefit funds, or an individual medical benefit account  maintained or a simplified  employee pension
plan  by  the  Employer,   Annual   Additions  which  may  be  credited  to  the
Participant's  Account under this Plan for any Limitation  Year shall be limited in accordance  with the  provisions  of Sections  3.9.3(A) - (F) above as though each such  other  plan was a Master  or  Prototype  Plan,  unless  the  Employer provides other limitations in the qualified Defined Contribution Plan.

     3.9.5 Defined Benefit Plan Participation - Pre-2000 Years:

     If the Employer  maintains,  or at any time  maintained,  a Defined Benefit
Plan covering any Participant in this Plan, the sum of the Participant's Defined
Benefit  Fraction and Defined  Contribution  Fraction will not exceed 1.0 in any
Limitation Year. The Annual Additions which may be credited to the Participant's
Account  under this Plan for any  Limitation  Year will be limited in accordance with the terms of the Defined  Benefit  Plan.  This Section 3.9.5 does not apply for  Limitation  Years  beginning  on or after  January 1, 2000 with  respect to individuals who are actively employed Employees on or after January 1, 2000.

     3.9.6 Super Top-Heavy - Pre-2000 Years:

     If required  under Section 4.4.4,  "100%" shall be  substituted  for "125%"
wherever the latter  percentage  appears in this Section 3.9. This Section 3.9.6 does not apply for Limitation  Years  beginning on or after January 1, 2000 with respect to individuals who are active Employees on or after January 1, 2000.

3.10     Return of Employer Contributions Under Special Circumstances:

     3.10.1 Contributions Are Conditional:

     All   contributions  by  the  Employers  are  conditioned  on  their  being deductible under Code Section 404 (to the extent the Employers are not otherwise tax exempt) and upon the  initial  qualification  of the Plan (as adopted by the
Employers) under Code Section 401(a).

     3.10.2 Return of Contributions:

     Notwithstanding  any  provision of this Plan to the  contrary,  upon timely written demand by the Employer or the Plan Administrator to the Trustee:

     (A) Any  contribution  by the  Employer to the Plan under a mistake of fact must  be  returned  to the  Employer  by the  Trustee  within  one  year  of the contribution.  Earnings  attributable to such contribution shall not be returned to the Employer,  but losses  attributable to the contribution  shall reduce the amount to be returned.

     (B) Any contribution  made by the Employer incident to the determination by the Commissioner of Internal Revenue that the Plan is initially a Qualified Plan shall  be  returned  to the  Employer  by the  Trustee  within  one  year  after notification  from the IRS that the Plan is not  initially a Qualified  Plan but only if the application for the  qualification is made by the time prescribed by law for filing the  Employer's  return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     (C) If the deduction of a  contribution  made by the Employer is disallowed by the IRS under Code Section 404, such contribution (to the extent  disallowed)
must be  returned to the  Employer  within one year of the  disallowance  of the deduction.  Earnings  attributable to such contribution shall not be returned to the  Employer,  but losses  attributable  to the  contribution  shall reduce the amount to be returned.

3.11     QVECs:

     The Plan  Administrator will not accept deductible  employee  contributions
which  are  made  for  a  taxable  year  beginning   after  December  31,  1986.
Contributions  made prior to that date, if any, will be maintained in a separate
QVEC  Account  with  respect  to  each  affected   Participant   which  will  be
nonforfeitable at all times. Each Participant's QVEC Account, if any, will share in the gains and losses  under the Plan in the same manner as any other  Account under  the  Plan.  No part of the  QVEC  Account  may be used to  purchase  life insurance or is available  for a loan under the Plan.  Subject to the Article VI
Qualified  Joint  and  Survivor  Annuity   requirements  (if  applicable),   the
Participant  may  withdraw  any part of his or her QVEC  Account  at any time by making a written application to the Plan Administrator.

3.12     Qualified Nonelective Contributions:

     The Employer may elect to make Qualified  Nonelective  Contributions  under the Plan on behalf of Nonhighly Compensated Employees.  Such contributions for a
Plan Year shall be allocated among  Participants  who are Nonhighly  Compensated
Employees in an amount  necessary to satisfy the ADP Test or the ACP Test.  Such
Qualified  Nonelective  Contributions  may be made in lieu of or in  addition to distributing  Excess  Contributions as provided in Section 3.4.2 of the Plan, or distributing or forfeiting Excess Aggregate Contributions as provided in Section
3.6 of the Plan.

3.13     Qualified Matching Contributions:

     The Employer may elect to make Qualified Matching  Contributions  under the
Plan. Such  Contributions for a Plan Year shall be allocated among  Participants who are Nonhighly  Compensated  Employees and who make Pre-Tax Contributions for the Plan Year in an amount  necessary  to satisfy  the ADP Test or the ACP Test.
Such Qualified  Matching  Contributions may be made in lieu of or in addition to distributing  Excess  Contributions as provided in Section 3.4.2 of the Plan, or distributing or forfeiting Excess Aggregate Contributions as provided in Section
3.6 of the Plan..

     3.14 Contribution and Allocation of Qualified Nonelective Contributions and
Qualified Matching Contributions:

     Qualified Nonelective Contributions and/or Qualified Matching Contributions
for a Plan Year shall be  contributed  and  allocated to the Trust no later than the last day of the 12-month period immediately following the Plan Year to which such contributions relate.

3.15     Prevailing Wage Contribution:

     If the Primary Employer elects in the Adoption Agreement, the Employer will make  Prevailing  Wage  Contributions  on  behalf of each  Participant  (or such
Participants  identified in Appendix B of the Adoption Agreement) as provided in the  Adoption  Agreement.  Prevailing  Wage  Contributions  may offset  Employer contributions to the extent provided in the Adoption Agreement.  A Participant's
Prevailing Wage Account shall always be 100% vested.

3.16     Safe Harbor Method CODA:

     This Section 3.16 is effective for Plan Years  beginning after December 31,
1998.

3.16.1   Rule of Application:

     (A) If the Primary  Employer has elected the Safe Harbor CODA option in the
Adoption Agreement, the provisions of this Section 3.16 shall apply for the Plan
Year and any  provisions  relating  to the ADP Test  described  in Code  Section
401(k)(3) (and Plan Section  3.4.2(B)) or the ACP Test described in Code Section
401(m)(2) (and Plan Section 3.6) do not apply.

     (B) Notwithstanding  Section 3.16.1(A),  if Matching  Contributions that do not  satisfy  the ACP Test Safe  Harbor  requirements  of  Section  3.16.5 or if
Employee After-Tax  Contributions may be made to the Plan, the Plan must satisfy the ACP Test using the current year testing  method.  Such test shall be applied using only such  contributions  selected by the Primary Employer in the Adoption
Agreement and in accordance with IRS Notice 98-52 or subsequent guidance.

3.16.2   Governing Provisions:

     To the extent that any other provision of the Plan is inconsistent with the provisions of this Section  3.16,  and this Section 3.16 has been elected by the
Primary Employer in the Adoption Agreement,  the provisions of this Section 3.16 govern.

3.16.3   Definitions:

     (A) ADP Test Safe  Harbor is the method  described  in  Section  3.16.4 for satisfying the ADP Test of Code Section 401(k)(3).

     (B) Safe Harbor  Contributions  are Matching  Contributions and Safe Harbor
Nonelective Contributions described in Section 3.16.4.

     (C) Compensation is defined in Section 1.21,  except,  for purposes of this
Section  3.16,  no dollar  limit,  other than the limit  imposed by Code Section
401(a)(17),  applies to the  compensation of a Nonhighly  Compensated  Employee.
However,  solely for  purposes  of  determining  the  compensation  subject to a
Participant's  deferral election, the Employer may use an alternative definition to the one  described  in the  preceding  sentence,  provided  such  alternative definition is a reasonable  definition within the meaning of Treas. Reg. Section
1.414(s)-1(d)(2)  and  permits  each  Participant  to elect  sufficient  Pre-Tax
Contributions   to  receive  the  maximum   amount  of  Matching   Contributions
(determined  using the  definition  of  Compensation  described in the preceding sentence) available to the Participant under the Plan.

     (D)  Eligible  Participant  means an Active  Participant  eligible  to make
Pre-Tax  Contributions under the Plan for any part of the Plan Year or who would be eligible to make Pre-Tax Contributions but for a suspension due to a hardship distribution described in Section 5.9 or to statutory limitations,  such as Code
Sections 402(g) and 415.

     (E)  Safe  Harbor  Matching  Contributions  are  contributions  made by the
Employer in the  amount(s)  specified as such in Section  3.16.4 in the Adoption
Agreement on account of an Eligible  Participant's  Pre-Tax Contributions and/or
Employee After-Tax Contributions.

     (F) Safe Harbor Nonelective  Contributions are nonelective contributions in an amount  specified as such in the Adoption  Agreement  made by the Employer on behalf of Eligible Participants.

3.16.4   ADP Test Safe Harbor:

     (A) Safe Harbor Contributions.

     (i) Unless the Primary  Employer  elects in the Adoption  Agreement to make
Enhanced Matching  Contributions (as defined in the Adoption  Agreement) or Safe
Harbor Nonelective Contributions, the Employer will contribute for the Plan Year a Safe  Harbor  Matching  Contribution  to the Plan on behalf  of each  Eligible
Participant equal to (i) 100 percent of the amount of the Eligible Participant's
Pre-Tax Contributions that do not exceed 3 percent of the Eligible Participant's
Compensation  for the Plan  Year,  plus  (ii) 50  percent  of the  amount of the
Eligible  Participant's  Pre-Tax  Contributions  that  exceed 3  percent  of the
Eligible  Participant's  Compensation  but that do not  exceed 5 percent  of the
Eligible Participant's Compensation ("Basic Matching Contributions").

     (ii)  Notwithstanding  the  requirement in (i) above that the Employer make the Safe Harbor  Contributions  to this Plan, if the Employer so provides in the
Adoption  Agreement,  the Safe Harbor  Contributions will be made to the Defined
Contribution   Plan  indicated  in  the  Adoption   Agreement.   However,   such
contributions  will be made to this Plan  unless (1) each  Eligible  Participant eligible under this Plan is also eligible under the other plan and (2) the other plan has the same  Plan  Year as this  Plan.  The  option  to make  Safe  Harbor
Contributions  to another  Defined  Contribution  Plan is permitted only if this
Plan is a  nonstandardized  plan or a plan that is paired with the other Defined
Contribution  plan.  Safe  Harbor  Contributions  made to  this  Plan  shall  be allocated to each  Eligible  Participant's  Safe Harbor  Matching  Contributions
Account and/or Safe Harbor Nonelective Contributions Account, as appropriate.

     (iii)  The   Participant's   accrued   benefit  derived  from  Safe  Harbor
Contributions  may not be  distributed  earlier than the  occurrence of an event described in Section 5.1.2, other than Section 5.1.2(F) (financial hardship) or, in the case of a profit-sharing plan, the attainment of age 59-1/2. In addition, such  contributions  must  satisfy  the ADP Test Safe Harbor  without  regard to permitted disparity under Code Section 401(1).

     (B) Notice Requirement.

     Generally,  the  Employer  must provide each  Eligible  Participant  with a comprehensive notice of the Eligible  Participant's rights and obligations under the  Plan,  written  in a manner  calculated  to be  understood  by the  average
Employee.  This  notice  must be  provided  to  Eligible  Participants  within a reasonable  period  before the  beginning  of the Plan Year (or,  in the year an
Employee becomes an Eligible Participant,  within a reasonable period before the
Employee  becomes  an  Eligible  Participant).  Notice  is  deemed  to have been provided within such  reasonable  period if it is provided at least 30 days, but not more than 90 days,  before the  beginning  of the Plan Year.  If an Employee becomes an Eligible  Participant  after the 90th day before the beginning of the
Plan Year and does not  receive the notice for that  reason,  the notice must be provided  no  more  than  90  days  before  the  Employee  becomes  an  Eligible
Participant  but not  later  than the  date the  Employee  becomes  an  Eligible
Participant.  If an Employer  adopts the Safe Harbor Method of this Section 3.16 for the first time with  respect  to the Plan for a Plan Year that  begins on or after  January 1, 2000,  and on or before June 1, 2000 the notice  described  in this paragraph may be provided on or before May 1, 2000.

     (C) Election Periods.

     In addition to any other election  periods  provided  under the Plan,  each
Eligible  Participant  may make or modify a deferral  election during the 30-day period  immediately  following  receipt  of  the  notice  described  in  Section
3.16.4(B) above.

     3.16.5 ACP Test Safe Harbor:

     The ACP Test Safe Harbor Requirements are met if

     (A)   Matching   Contributions   are  not  made  with  respect  to  Pre-Tax
Contributions or Employee After-Tax Contributions that in the aggregate exceed 6 percent of the Eligible Participant's Compensation,

     (B) The rate of  Matching  Contributions  does not  increase as the rate of
Pre-Tax Contributions or Employee After-Tax Contributions increase, and

     (C)  At  the  rate  of  Pre-Tax   Contributions   or   Employee   After-Tax
Contributions,  the rate of Matching Contributions that would apply with respect to any Highly Compensated  Employee who is an Eligible Participant is no greater than  the  rate of  Matching  Contributions  that  would  apply  to a  Nonhighly
Compensated Employee who is an Eligible Participant and who has the same rate of
Pre-Tax Contributions or Employee After-Tax Contributions.

     3.16.6 Contributions Fully Vested:

     All contributions made under this Section 3.16 shall be nonforfeitable.

3.17     USERRA:

     This Section 3.17 is effective as of December 12, 1994.

     (A) Make-Up Profit Sharing, Prevailing Wage, Safe Harbor Nonelective, Money
Purchase, and Target Benefit Contributions.

     To the extent that USERRA  requires the Employer to make  contributions  to the  Plan  for any  Participant,  such  contributions  shall  be  made  (without adjustment  for any investment  gains or losses,  earnings or expenses) when the
Participant  returns to service as an Eligible  Employee  of the  Employer or an
Affiliate.  Any such make-up contribution shall be in an amount equal to the sum of the  contributions  that the Employer  would have made for  allocation to the
Participant's  Account (without adjustment to reflect investment gains or losses or  income or  expenses  that  would  have been  attributable  thereto)  had the
Participant  remained  in the employ of the  Employer  as an  Eligible  Employee throughout the period of his military service absence, with imputed Compensation equal to the  Compensation  he  would  have  earned  at his rate of pay from the
Employer in effect  immediately  prior to  inception of his absence for military service.

     (B)  Make-Up  Pre-Tax,   Employee  After-Tax,  and  Matching  Contributions
(including Safe Harbor Matching Contributions).

     If  the  Plan  permits  Pre-Tax  Contributions  and/or  Employee  After-Tax
Contributions,  any Employee who is entitled to USERRA reemployment rights shall be subject to the following provisions:

     (i) If,  at the  time of the  commencement  of his  absence  for  qualified military service (as defined in Code Section 414(u)),  the Eligible Employee was not yet a Participant by reason of failure to satisfy the Plan's minimum service
requirements,   such  Eligible  Employee  shall  be  deemed  to  have  become  a
Participant  as of the  Entry  Date on which he would  otherwise  have  become a
Participant  had his employment  not been  uninterrupted  by qualified  military service.

     (ii) Any  Participant  who resumes  employment with the Employer within the time during  which his  reemployment  rights are  protected  by USERRA  shall be entitled  to  make  up  missed  Pre-Tax  Contributions  and  Employee  After-Tax
Contributions  at any time during the period  commencing  with his resumption of employment with the Employer and ending on the earliest to occur of (1) the date that occurs five years from the date on which such  qualified  military  service absence commenced,  (2) the date on which his employment terminates after having been resumed following  qualified military service,  or (3) the date that occurs after a passage of time  commencing on his  resumption  of employment  following qualified  military  service  which is equal to three times the  duration of his absence for qualified military service. Any such make-up  contributions shall be by payroll withholding unless otherwise permitted by IRS regulations or rulings.

     (iii) Solely for the purposes of  determining  all  limitations  applicable thereto under the Plan and under the Code, any make-up  contributions  made by a
Participant exercising his rights under paragraph (ii) hereof shall be deemed to have been made in the Plan Year in which originally  missed.  For the purpose of applying these limitations, the Participant will be imputed with Compensation in an amount equal to the amount that the Participant  would have earned during his period of absence in the Plan Year (or fraction  thereof)  had he been  employed through the  entirety of such period of absence at his regular  rate of wages or salary in effect  (including  any  contractual  holiday,  vacation  or sick pay, contractual bonuses and other contractual direct cash remuneration)  immediately prior to the commencement of such absence.

     (iv) To the extent that the Participant  makes  contributions  described in paragraph  (ii) hereof in a timely  manner,  the Employer  shall  contribute for allocation directly to that Participant's Matching Contribution Account (or Safe
Harbor  Matching   Contributions  Account)  an  amount  equal  to  the  Matching
Contributions (or Safe Harbor Matching  Contributions) that would have been made for the benefit of the Participant if the  Participant's  make-up Pre-Tax and/or
Employee  After-Tax  Contributions  had  been  made  at  the  time  his  imputed
Compensation would have been earned.

     (C) Earnings on Make-Up Contributions.

     There shall be no adjustment of either Employer contribution amounts or the balance standing to the credit of the Participant in his  Participant's  Account for other purposes (such as the payment of Plan administrative costs and trustee or  investment  manager  fees) that might or would have occurred had the make-up
Pre-Tax  Contributions,   Employee  After-Tax   Contributions,   Profit  Sharing
Contributions,   Safe   Harbor   Nonelective   Contributions,   Money   Purchase
Contributions,   Target  Benefit   Contributions   and  Matching   Contributions
(including any Safe Harbor Matching  Contributions) been made on a current basis during  either the period of the  Participant's  absence or any period after his return to employment and prior to the date on which such make-up contribution is actually made.

3.18     Electronic Media:

     Any notice,  election,  consent,  waiver, or other communication under this
Article III may be made by means of such  electronic,  telephonic or other media authorized by the Plan  Administrator  to the extent permitted and in the manner required under applicable law.

                                   ARTICLE IV
                                     VESTING

4.1      Determination of Vesting:

     4.1.1 Vested Accounts:

     A  Participant  shall at all times have a vested  percentage of 100% in the
Account Balance of each of his or her Pre-Tax Contributions  Account,  Qualified
Nonelective  Contributions  Account,  Employee After-Tax  Contributions Account,
Prevailing Wage Contributions Account, Qualified Matching Contributions Account,
Rollover  Contributions Account, Safe Harbor Matching Contribution Account, Safe
Harbor Nonelective Account and QVEC Account.

     4.1.2 Full Vesting Events:

     In all events, a Participant  shall have a vested percentage of 100% in his or her entire Account upon: (i) the  attainment of Normal  Retirement  Age; (ii)
termination of Employment due to the attainment of Early  Retirement (if elected by the Primary  Employer in the  Adoption  Agreement);  (iii)  Disability;  (iv)
death; (v) the complete  discontinuance  of contributions by the Employer;  (vi)
the complete  termination  of the Plan;  or (vii) solely in the case of affected
Participants, a partial termination of the Plan.

     4.1.3 Other Vesting Events:

     Except as  otherwise  provided  in Section  4.1.1 and Section  4.1.2,  each
Participant's  Account shall become vested in accordance the vesting  provisions elected by the Primary Employer in the Adoption Agreement.

     4.1.4 Forfeitures:

     Forfeitures of Profit Sharing Contributions,  Money Purchase Contributions,
Target  Benefit  Contributions  and  Matching  Contributions  other than  Excess
Aggregate  Contributions or Matching Contributions related to contributions that are Excess  Aggregate  Contributions,  Excess Pre-Tax  Contributions,  or Excess
Contributions, shall be made in accordance with Section 4.3.

4.2      Rules for Crediting Vesting Service:

     4.2.1 General Rule:

     Subject to Section  4.2.2,  Years of Service shall be credited for purposes of  determining  a  Participant's  Vesting  Service as specified in the Adoption
Agreement. If the Employer maintains the plan of a Predecessor Employer, service with such Predecessor Employer shall be treated as service with the Employer for purposes of Vesting Service.

     4.2.2 Breaks in Service:

     (A) Fewer than Five Consecutive  One-Year Breaks in Service.  A Participant
who incurs fewer than five  consecutive  one-year Breaks in Service shall retain credit for Vesting Service earned before such period of Breaks in Service.

     (B) Five Consecutive  One-Year Breaks in Service.  A Participant who incurs five or more consecutive  one-year Breaks in Service shall not accrue additional
Vesting  Service  for  Employment  after such  period of Breaks in Service  with respect to his or her Account  accrued before the  commencement  of the Break in
Service  period.  Except as provided in (C) below,  Years of Service both before and after the Break in  Service  will  count in  determining  the  Participant's
Vesting Service with respect to all  contributions  made after the Participant's reemployment.

     (C) Five Consecutive One-Year Breaks in Service:  Nonvested Termination.  A
Participant  who incurs a Nonvested  Separation  and is reemployed  after having incurred at least five  consecutive  one-year Breaks in Service shall be treated as a new employee and his or her Years of Service  earned  before such period of
Breaks in Service shall be disregarded for crediting Vesting Service.

4.3      Employer Accounts Forfeitures:

     4.3.1 Nonvested Separation

     Subject to Section 5.6, upon the Nonvested Separation of a Participant, the nonvested  portion of each Account of such  Participant  will be forfeited as of the date of termination of Employment.

     4.3.2 Partially Vested Separation:

     Upon the  Partially  Vested  Separation  of a  Participant,  the  nonvested portion of each Account of such  Participant will be forfeited as of the date of termination of Employment;  provided,  however, that such Participant receives a distribution in accordance with Section 5.6. If a Participant does not receive a distribution  following  his or her  termination  of  Employment,  the nonvested portion of each Account of the Participant shall be forfeited following a period of five consecutive one-year Breaks in Service.

     4.3.3 Vesting After Partial Distribution:

     If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the Employer Derived Account Balance,  and the
Participant  may increase the  nonforfeitable  percentage in his or her Account, the Participant's  nonforfeitable portion of his or her Account will be equal to an amount ("X") determined by the formula:

                                X = P(AB + D) - D

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account  balance at the relevant time, and D is the amount of the distribution.

     4.3.4 Application of Forfeitures:

     Forfeitures shall be applied in accordance with Section 3.7.

     4.3.5 Withdrawal Does Not Cause Forfeiture:

     No forfeitures will occur solely as a result of an Employee's withdrawal of
Employee  After-Tax  Contributions,   Rollover  Contributions,   and/or  Pre-Tax
Contributions.

4.4      Top-Heavy Provisions:

     If the Plan is or becomes  Top-Heavy in any Plan Year,  the  provisions  of this  Section  4.4 will  supercede  any  conflicting  provisions  in the Plan or
Adoption Agreement.

     4.4.1 Terms:

     As used in this Section  4.4,  each of the  following  terms shall have the meanings for that term set forth in this Section 4.4.1:

     (A)  Determination Date  means,  for any Plan Year  subsequent to the first
Plan Year,  the last day of the preceding  Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

     (B)  Permissive Aggregation Group  means the Required  Aggregation Group of plans plus any other plan or plans of the  Employer  or  Affiliate  which,  when considered as a group with the Required  Aggregation  Group,  would  continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     (C)  Required Aggregation Group  means  (i)  each  Qualified  Plan  of  the
Employer  or  Affiliate  in which  at least  one Key  Employee  participates  or participated at any time during the five-year period ending on the Determination
Date,  regardless  of  whether  the Plan  has  terminated,  and  (ii) any  other
Qualified  Plan of the Employer or Affiliate  which enables a plan  described in
(i) to meet the requirements of Code Sections 401(a)(4) or 410.

     (D)  Super  Top-Heavy  Plan  means,  for any  Plan  Year,  the  Plan if any
Top-Heavy  Ratio as determined  under the  definition of Top-Heavy  Plan exceeds
90%. To the extent this  definition is applicable for purposes of Section 4.4.4, it shall not be effective with respect to individuals  who are active  Employees on or after January 1, 2000.

     (E)  Top-Heavy  Plan  means,  for any  Plan  Year,  the  Plan if any of the following conditions exists:

     (i) If the  Top-Heavy  Ratio for the Plan  exceeds  60% and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of Plans.

     (ii) If this Plan is a part of a  Required  Aggregation  Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

     (iii) If the Plan is a part of a Required  Aggregation  Group and part of a
Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive
Aggregation Group exceeds 60%.

     (F) Top-Heavy Ratio means

     (i) If the Employer or Affiliate maintains one or more Defined Contribution
Plans  (including  any  simplified  employee  pension  plan) and the Employer or
Affiliate has never  maintained any Defined Benefit Plan which during the 5-year period ending on the Determination  Dates has or has had accrued  benefits,  the
Top-Heavy  Ratio  for  this  Plan  alone  or  for  the  Required  or  Permissive
Aggregation  Group as appropriate  is a fraction,  the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s)
(including any part of any Account Balance  distributed in the five-year  period ending on the Determination Date(s)), and the denominator of which is the sum of all Account Balances  (including any part of any Account Balance  distributed in the five-year  period  ending on the  Determination  Date(s)),  both computed in accordance  with  Code  Section  416 and the  regulations  thereunder.  Both the numerator and  denominator  of the Top-Heavy  Ratio are increased to reflect any contribution  not  actually  made as of the  Determination  Date,  but  which is required  to be taken into  account on that date under Code  Section 416 and the regulations thereunder.

     (ii)  If  the  Employer  or an  Affiliate  maintains  one or  more  Defined
Contribution  Plans  (including  any simplified  employee  pension plan) and the
Employer or an Affiliate maintains or has maintained one or more Defined Benefit
Plans which during the five-year period ending on the Determination  Date(s) has or has had any  accrued  benefits,  the  Top-Heavy  Ratio  for any  Required  or
Permissive  Aggregation  Group as  appropriate  is a fraction,  the numerator of which is the sum of Account Balances under the aggregated  Defined  Contribution
Plans for all Key Employees,  determined in accordance  with (i) above,  and the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees as of the Determination  Date(s), and the denominator of which is the sum of the Account  Balances  under the aggregated  Defined  Contribution
Plans for all  Participants,  determined in accordance  with (i) above,  and the present  value of  accrued  benefits  under the  Defined  Benefit  Plans for all
Participants as of the  Determination  Dates,  all determined in accordance with
Code Section 416 and the regulations  thereunder.  The accrued  benefits under a
Defined  Benefit Plan in both the  numerator  and  denominator  of the Top-Heavy
Ratio are  increased  for any  distribution  of an accrued  benefit  made in the five-year period ending on the Determination Date.

     (iii) For purposes of (i) and (ii) above, the value of Account Balances and the present  value of accrued  benefits will be determined as of the most recent
Valuation Date that falls within or ends with the 12-month  period ending on the
Determination  Date,  except as provided in Code Section 416 and the regulations thereunder  for the first and second Plan Years of a Defined  Benefit Plan.  The
Account  Balances  and accrued  benefits of a  Participant  (1) who is not a Key
Employee  but who was a Key  Employee in a prior  year,  or (2) who has not been credited  with at least one Hour of Service  with any  Employer or an  Affiliate maintaining  the Plan at any time  during  the  five-year  period  ending on the
Determination Date, will be disregarded.

     (iv) The  calculation  of the  Top-Heavy  Ratio,  and the  extent  to which distributions,  rollovers,  and transfers are taken into account will be made in accordance  with Code Section 416 and the regulations  thereunder.16  QVECs will not be taken into account for purposes of computing  the Top-Heavy  Ratio.  When aggregating  plans,  the value of Account  Balances and accrued benefits will be calculated with reference to the  determination  dates that fall within the same calendar year.

     (v) The accrued benefit of a Participant who is not a Key Employee shall be determined  under (1) the method,  if any,  that  uniformly  applies for accrual purposes under all Defined Benefit Plans maintained by the Employer or Affiliate or (2) if there is no such method,  as if such benefit  accrued not more rapidly than the  slowest  accrual  rate  permitted  under the  fractional  rule of Code
Section 411(b)(1)(C).

     (G) Present  Value.  For purpose of this  Section,  present  value shall be based  only on the  interest  and  mortality  rates  specified  in the  Adoption
Agreement.

     (H) Valuation Date. means the date the last business day of the Plan Year.

     4.4.2 Top-Heavy Vesting Schedule:

     If the Plan is determined to be a Top-Heavy Plan or a Super  Top-Heavy Plan as of any  Determination  Date, then the following  vesting schedule shall apply beginning with the first Plan Year  commencing  after such  Determination  Date, unless the Plan's vesting schedule  specified in the Adoption Agreement provides for vesting that is at least as rapid as the following  schedule,  in which case the vesting schedule specified in the Adoption Agreement shall apply:

           Years of Service              Nonforfeitable Percentage
                  2                                  20%
                  3                                  40%
                  4                                  60%
                  5                                  80%
                  6 or more                          100%

     If the vesting schedule of this Section applies, it applies to all benefits within the  meaning of Code  Section  411(a)(7)  except  those  attributable  to
Employee After-Tax  Contributions and Pre-Tax Contributions,  including benefits accrued  before the  effective  date of Code  Section 416 and  benefits  accrued before the Plan became Top-Heavy.  Further,  once the Plan is determined to be a
Top-Heavy Plan or a Super Top-Heavy Plan, the minimum Top-Heavy vesting schedule
shall   continue  to  apply  to  the  Plan.  No  decrease  in  a   Participant's
nonforfeitable  percentage may occur  regardless of whether the Plan's status as
Top-Heavy changes for any subsequent Plan Year.  However,  this Section does not apply to the Account of any Employee who does not have an Hour of Service  after the Plan has initially  become  Top-Heavy and such  Employee's  Account  Balance attributable  to  Employer  contributions  and  forfeitures  will be  determined without regard to this Section. The minimum allocation pursuant to Section 4.4.3
(to the extent required to be nonforfeitable  under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

     4.4.3 Minimum Allocation:

     (A) Except as provided in Sections  4.4.3(C)  and (D), for any Plan Year in
which the Plan is a Top-Heavy Plan,  contributions and forfeitures  allocated to the Account of any Participant who is not a Key Employee in that Plan Year shall not be less than the lesser of:

     (i) 3% of such Participant's Limitation Compensation, or

     (ii) in the case  where the  Employer  has no  Defined  Benefit  Plan which designates  this Plan to satisfy Code Section  416,  the largest  percentage  of contributions and forfeitures,  as a percentage of the Key Employee's Limitation
Compensation,  allocated to the Account of any Key  Employee for that year.  The
minimum   allocation  is  determined  without  regard  to  any  Social  Security contribution.  This minimum  allocation  shall be made even though,  under other
Plan provisions,  the Participant  would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of (1)  the  Participant's  failure  to  complete  a Year  of  Service,  (2) the
Participant's  failure to make mandatory  Employee  contributions to the Plan or
(3) compensation less than a stated amount.

     (B) For  purposes of  computing  the minimum  allocation,  a  Participant's
Limitation Compensation will be applied.

     (C) The provision in (A) above shall not apply to any  Participant  who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

     (D) If the  Employer  or an  Affiliate  has  executed  Adoption  Agreements covering Participants under a Paired Plan or by a plan which is a profit-sharing plan and by another  plan  which is a money  purchase  pension  plan or a target benefit plan, the minimum allocation specified in the preceding Section 4.4.3(A)
shall be provided by the money  purchase  pension plan or by the target  benefit plan,  as the case may be. If a  Participant  is covered  under a Paired Plan or under this Plan and a Defined Benefit Plan maintained under Adoption  Agreements offered by the  Sponsor,  the  minimum  allocation  specified  in the  preceding
Section  4.4.3(A) shall not be applicable and the Participant  shall receive the minimum benefit specified in the Defined Benefit Plan.

     (E) With respect to any profit-sharing or money purchase pension plan which becomes  Top-Heavy  and is integrated  with Social  Security,  unless  otherwise provided  for in the Adoption  Agreement,  there shall be an  allocation  of the contribution  to  each  Participant's  Account  in  the  ratio  that  each  such
Participant's  Limitation Compensation for the Plan Year bears to the Limitation
Compensation of all such Participants for the Plan Year, but not in excess of 3%
of such Limitation Compensation.

     4.4.4 Maximum Benefit - Pre-2000:

     If the Plan becomes a Top-Heavy Plan, then the maximum benefit which can be provided  under Section 3.9 shall  continue to be determined by applying  "125%"
wherever it appears in that Section and by  substituting  "4%" for "3%" wherever that appears in Section 4.4.3.  However,  if the Plan becomes a Super  Top-Heavy
Plan,  the  maximum  benefit  which can be provided  under  Section 3.9 shall be determined  by  substituting  "100%" for "125%"  wherever the latter  percentage appears  and the 3% minimum  contribution  provided  for in Section  4.4.4 shall remain  unchanged.  This Section  4.4.4 shall not be  effective  with respect to individuals who are active Employees on or after January 1, 2000.

                                   ARTICLE V
                      AMOUNT AND DISTRIBUTION OF BENEFITS,
                              WITHDRAWALS AND LOANS

5.1      Distribution:

     5.1.1 Benefit Commencement Date:

     Subject to Section 5.1.2, a Participant's  Benefit  Commencement Date shall be as soon as  administratively  practicable  following  his or her Fully Vested
Separation,  Partially Vested Separation or Nonvested Separation, if applicable, and in accordance with Section 5.6. A Participant does not separate from service for purposes of this Article V due to a transfer of employment to an Affiliate.

     5.1.2  Pre-Tax,  Qualified  Nonelective,  Qualified  Matching,  Safe Harbor
Nonelective and Safe Harbor Matching Contributions:

     Pre-Tax  Contributions,   Qualified  Nonelective  Contributions,  Qualified
Matching  Contributions,  Safe  Harbor  Nonelective  and  Safe  Harbor  Matching
Contributions,  and income allocable to each are  distributable to a Participant or his or her Beneficiary or Beneficiaries no earlier than:

     (A) upon separation from service, death, or Disability.

     (B)  termination  of the Plan  without  the  establishment  of a  successor
Defined  Contribution Plan (as defined in Treas. Reg. Section  1.401(k)-1(d)(3))
or a SIMPLE IRA Plan (defined in Code Section 408(p)).

     (C)  the  disposition  by a  corporation  to an  unrelated  corporation  of substantially  all of the assets (within the meaning of Code Section  409(d)(2))
used in a trade or business of such corporation if such corporation continues to maintain the Plan after the disposition,  but only with respect to Employees who continue  employment with the corporation  acquiring such assets and only if the distribution is made in connection with such disposition.

     (D)  the  disposition  by a  corporation  to an  unrelated  entity  of such corporation's  interest in a  subsidiary  (within  the  meaning of Code  Section
409(d)(3))  if such  corporation  continues  to maintain  the Plan but only with respect to Employees who continue  employment  with such  subsidiary and only if the distribution is made in connection with such disposition.

     (E)  unless  otherwise  elected by the  Primary  Employer  in the  Adoption
Agreement, the attainment of age 59-1/2 in the case of a profit-sharing plan; and

     (F)  unless  otherwise  elected by the  Primary  Employer  in the  Adoption
Agreement,  the hardship of the Participant as described in Section 5.9 (only if
this  Plan  is  a  profit   sharing  plan  and  only  with  respect  to  Pre-Tax
Contributions,  not  Qualified  Nonelective  Contributions,  Qualified  Matching
Contributions,  Safe Harbor  Nonelective  Contributions  or Safe Harbor Matching
Contributions).

     All  distributions  that  may be made  under  one or more of the  foregoing distributable events are subject to the consent requirements of Section 5.6.4.

     In  addition,  distributions  that  are  triggered  by any  of  the  events described in subparagraphs 5.1.2 (B), (C), and (D) above must be made in a "lump sum distribution"  within the meaning of Code Section 402(d)(4),  without regard to subparagraphs (A)(i) through (iv), (B), and (F) of that Section.

     For purposes of  subparagraphs  5.1.2(C) and (D) a distribution is made "in connection"  with an event described in either Section only if the  distribution is made no later than the end of the  second  calendar  year after the  calendar year in which the event occurred.  Notwithstanding the preceding  sentence,  the
Plan Administrator may determine that unusual  circumstances  warrant treating a distribution  made after the end of the second  calendar year after the calendar year in which the event occurred as being in "connection with" such events.

5.2      Amount of Benefits Upon a Fully Vested Separation:

     A  Participant's  benefits upon his or her Fully Vested  Separation for any reason other than  Disability  shall be the Account Balance of all of his or her
Accounts determined in accordance with Section 10.6.

5.3      Amount of Benefits Upon a Partially Vested Separation:

     A Participant's  benefits upon his or her Partially  Vested  Separation for any reason other than Disability shall be: (A) the Account Balance of his or her
Accounts  (other  than  Accounts  listed  in  Section  4.1.1(Vested   Accounts))
determined in  accordance  with Section  10.6.2  multiplied by his or her vested percentage  determined  under Section 4.1.3,  or, if  applicable,  Section 4.4.2
(Top-Heavy  Vesting  Schedule),  plus  (B)  the  Account  Balance  of his or her
Accounts listed in Section 4.1.1 (Vested Accounts) determined in accordance with
Section 10.6.

5.4      Amount of Benefits Upon a Nonvested Separation:

     A Participant's benefits upon his or her termination of Employment prior to satisfying  the vesting  requirement  of  Sections  4.1.2 and 4.1.3 shall be the
Account balance of his or her vested  Accounts  (under Section  4.1.1),  if any, determined  in  accordance  with  Section  10.6  plus  a  zero  dollar  cash-out distribution of his or her Accounts other than those listed in Section 4.1.1.

5.5      Amount of Benefits Upon a Separation Due to Disability:

     If a Participant  terminates  Employment  due to a  Disability,  his or her
Account Balance will be 100% vested in accordance with Section 4.1.2, and his or her  benefit  shall  be the  Account  Balance  of  all  of  his or her  Accounts
determined in accordance with Section 10.6. The Benefit Commencement Date of any such  Participant  on whose behalf  contributions  are being made under  Section
3.1.4 (regarding  Disabled  Participants)  shall be as soon as practicable after the date such contributions cease.

5.6      Distribution and Restoration:

     5.6.1 Cash-Out of Small Amounts:

     (A) If an  Employee  terminates  service,  and the value of the  Employee's vested Account  Balance is not greater than $5,000,  the Employee will receive a distribution  of the value of the entire vested portion of such Account  Balance and the  nonvested  portion  of  such  Account  balance  will  be  treated  as a forfeiture.

     (B) If an Employee would have received a  distribution  under the preceding paragraph but for the fact that the Employee's  vested Account Balance  exceeded
$5,000 when the Employee  terminated service and if at a later time such Account
Balance is reduced such that it is not greater than  $5,000,  the Employee  will receive a distribution of such Account Balance and the nonvested portion will be treated as a forfeiture.

     (C) For  purposes  of this  Section,  if a  Participant  incurs a Nonvested
Separation, the Employee shall be deemed to have received a distribution of zero dollars  reflecting  the entire  value of his or her  Employer  Derived  Account
Balance.

     (D) Effective for distributions  made on or after March 22, 1999, whether a
Participant's vested Account Balance as described in this Section exceeds $5,000 shall be determined at the time of the current  distribution  without  regard to the value of such Account Balance at the time of any prior distribution.

     5.6.2 Forfeiture of Nonvested Account Upon Distribution:

     If an Employee  terminates  service,  and elects,  in  accordance  with the requirements  of Section 5.6.4 or 5.6.5 (as  applicable) to receive the value of the Employee's vested Account Balance,  the nonvested portion will be treated as a forfeiture.

     5.6.3 Restoration of Forfeited Amounts:

     If an Employee  receives or is deemed to receive a distribution  under this
Section  and the  Employee  resumes  employment  covered  under this  Plan,  the
Employee's  Employer  Derived Account Balance will be restored (from  additional
Employer  contributions  and/or forfeitures,  as provided in Section 3.7) to the amount on the date of  distribution  if the Employee repays to the Plan the full amount of the  distribution  attributable to Pre-Tax and Employer  Contributions before the earlier of five years  after the first date on which the  Participant is subsequently  re-employed by the Employer, or the date the Participant incurs
five  consecutive   one-year  Breaks  in  Service  following  the  date  of  the distribution.  If an  Employee  is deemed to receive a  distribution  under this
Section,  and the Employee resumes employment covered under this Plan before the date the Participant  incurs five consecutive  one-year Breaks in Service,  upon the  reemployment of such Employee,  the Employer Derived Account Balance of the
Employee will be restored to the amount on the date of such deemed distribution.

     5.6.4 Consent Requirements:

     (A) Account Exceeds $5,000. If the value of a Participant's  vested Account balance exceeds $5,000 and the Account balance is Immediately Distributable:

     (i) the Participant  must consent in order for a distribution to be made in any form; and

     (ii) the  Participant's  Spouse must consent in order for a distribution to be made in a form other than a Qualified  Joint and Survivor  Annuity unless the
Plan is a "Non-QJSA Profit Sharing Plan" (as defined in Section 6.1.2).

     (B) Consent Not Required Under Certain  Circumstances.  Neither the consent of the Participant nor the Participant's  Spouse shall be required to the extent that a distribution  is required to satisfy Section  401(a)(9),  Section 402(g),
Section 415,  Section 401(k),  or Section 401(m) of the Code. In addition,  upon termination  of this  Plan,  if the  Plan  does  not  offer  an  annuity  option
(purchased from a commercial  provider) and if the Employer or an Affiliate does not maintain  another  Defined  Contribution  Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's Account
Balance  will,  without  the  Participant's   consent,  be  distributed  to  the
Participant.  However, if the Employer or an Affiliate maintains another Defined
Contribution  Plan (other than an employee  stock  ownership  plan as defined in
Code  Section  4975(e)(7)),  then  the  Participant's  Account  balance  will be transferred,  without  the  Participant's  consent,  to the  other  plan  if the
Participant does not consent to an immediate distribution.

     5.6.5 Timing of Notice and Consent:

     (A) General Rules.  The consent of the  Participant  and the  Participant's
Spouse,  if  applicable,  shall be obtained in writing  within the 90-day period ending on the "annuity  starting date." The "annuity starting date" is the first day of the first  period  for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant (and the Participant's
Spouse  if the Plan is  subject  to the  Qualified  Joint and  Survivor  Annuity requirements)  of the right to defer any  distribution  until the  Participant's
Account Balance is no longer Immediately Distributable.  Such notification shall include a general  description of the material  features,  and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice  requirements of Code Sections  417(a)(3)
and  411(a)(11),  and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

     (B) Non-QJSA Profit Sharing Plans.  Effective for distributions on or after
January 1, 1997, in the case of a "Non-QJSA  Profit Sharing Plan" (as defined in
Section  6.1.2),  distributions  may commence less than 30 days after the notice required  under Code Section  411(a)(11)  and paragraph (A) above is provided if the Plan Administrator  clearly informs the Participant that the Participant has a right to a period of at least 30 days after  receiving  the notice to consider the decision of whether or not to elect a distribution  (and, if  applicable,  a particular  distribution  option),  and the  Participant,  after  receiving  the notice, affirmatively elects a distribution.

     (C)  Plans  Other  Than  Non-QJSA  Profit  Sharing  Plans.   Effective  for
distributions  on or after  January  1,  1997,  if this Plan is  subject  to the
Qualified Joint and Survivor Annuity  requirements,  the notice described in (A)
above shall include a written  explanation  of: (i) the terms and  conditions of the Qualified Joint and Survivor Annuity;  (ii) the Participant's right to make, and the effect of, an election to waive a Qualified Joint and Survivor  Annuity;
(iii) the rights of the Participant's Spouse; and (iv) the right to make and the effect of, a revocation  of a previous  election to waive a Qualified  Joint and
Survivor  Annuity.  The annuity starting date for a distribution in a form other than a  Qualified  Joint and  Survivor  Annuity  may be less than 30 days  after receipt of the written  explanation  described above if: (i) the Participant has been provided with  information  that clearly  indicates the  Participant has at least 30 days to  consider  whether to waive the  Qualified  Joint and  Survivor
Annuity and elect (with  spousal  consent) a form of  distribution  other than a
Qualified  Joint and  Survivor  Annuity;  (ii) the  Participant  is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if  later,  at any time  prior to the  expiration  of the 7 day  period beginning  the day after the  explanation  of the  Qualified  Joint and Survivor
Annuity is provided to the Participant; and (iii) the annuity starting date is a date after the date that the  written  explanation  of the  Qualified  Joint and
Survivor Annuity was provided to the Participant.

5.7      Withdrawals During Employment:

     5.7.1 Age 59-1/2 Withdrawal:

     If the Plan is a  profit-sharing  plan,  unless  elected  otherwise  by the
Primary Employer in the Adoption Agreement,  each Participant upon attainment of age 59-1/2 may elect to withdraw,  as of the Valuation  Date next  following the receipt of an  election by the Plan  Administrator,  and upon such notice as the
Plan Administrator may require, all or any part of the vested Account balance of all of his or her Accounts, as of such Valuation Date.

     5.7.2 Age 70-1/2 Withdrawal:

     If the Primary Employer has elected in the Adoption Agreement to permit age
70-1/2 withdrawals during Employment, each Participant upon the January 1 of the calendar year in which the Participant attains age 70-1/2 may elect to withdraw, as of the Valuation  Date next  following the receipt of an election by the Plan
Administrator,  and upon such notice as the Plan Administrator may require,  all or any part of the vested Account  Balance of all or his or her Accounts,  as of
such Valuation Date.

     5.7.3 Rollover Contribution and Employee After-Tax Contribution Withdrawal:

     Notwithstanding  Section 5.7.1,  prior to  termination of Employment,  each
Participant with a Rollover  Contributions  Account and/or an Employee After-Tax
Contributions  Account  may elect to  withdraw,  as of the  Valuation  Date next following  the receipt of an election by the Plan  Administrator,  and upon such notice as the Plan Administrator may require,  all or any of such Account, as of such Valuation Date.

     5.7.4 Rules and Procedures:

     The Plan Administrator may establish from time to time rules and procedures with respect to any withdrawals  including the order of Accounts from which such withdrawals shall be made.

     5.7.5 Forfeitures:

     No forfeitures  shall occur as a result of a withdrawal  under this Section
5.7.

     5.7.6 Spousal Consent:

     If a Participant is married at the time of such election, the Participant's
Spouse  must  consent to such a  withdrawal  in the same  manner as  provided in
Section  6.2.4  (waiver of  Qualified  Joint and  Survivor  Annuity);  provided, however,  that if the Plan is a  profit-sharing  plan and Section 6.1.2 applies, the consent of the Participant's Spouse will not be required.

     5.7.7 Transfers From Money Purchase Plan to Profit Sharing Plan:

     This Section 5.7.7 is effective if this Plan is a profit  sharing plan that has accepted a transfer of assets and liabilities  from a money purchase pension plan and only to the extent it does not result in a  violation  of Code  Section
411(d)(6)  (subject to Treas. Reg.  1.411(d)-4,  Q and A 2(b) and Revenue Ruling
94-76).

     Effective as of the first day of the Plan Year, or, if later, 90 days after
December  12,  1994  and  notwithstanding  any  provision  of  this  Plan to the contrary,  to the  extent  that any  optional  form of  benefit  under this Plan permits a distribution prior to the Employee's retirement, death, Disability, or severance from employment,  and prior to an event described in 5.1.3(B), (C), or
(D),  the  optional  form of benefit is not  available  with respect to benefits attributable  to assets  (including  the  post-transfer  earnings  thereon)  and liabilities that are transferred,  within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a)
(other  than any  portion  of  those  assets  and  liabilities  attributable  to voluntary employee contributions).

5.8      Loans:

     5.8.1 Participant Loans:

     Unless otherwise elected by the Primary Employer in the Adoption Agreement, loans shall be made available to all  Participants  and  Beneficiaries  (who are
"parties in interest"  under ERISA Section  3(14)17) on a reasonably  equivalent basis.  A Participant  may submit an application  to the Plan  Administrator  to borrow  from any  Account  maintained  for the  Participant  (on such  terms and conditions as the Plan Administrator shall prescribe) an amount which when added to the  outstanding  balance of all other  loans to the  Participant  (including loans made to the Participant  from other Qualified Plans of the Employer) would not  exceed  the  lesser of (a)  $50,000  reduced  by the excess (if any) of the highest  outstanding  balance of loans during the one year period  ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made,  or (b) 50% of the  vested  portion  of his or her
Account  (determined  without regard to  accumulated  QVECs) as of the Valuation
Date  immediately  preceding the receipt of his or her loan  application  by the
Plan  Administrator.  The loan application must be made before the expiration of such notice period as the Plan Administrator may require.  For this purpose, all loans from Qualified  Plans of the Employer or an Affiliate shall be aggregated, and an assignment or pledge of any portion of the Participant's  interest in the
Plan, and a loan,  pledge or assignment  with respect to any insurance  contract purchased  under the Plan,  will be treated as a loan under this Section  5.8.1.
The Plan  Administrator  shall  administer  such  procedures as are necessary or desirable to administer Plan loans in accordance with this Section 5.8.

     5.8.2 Conditions for Loans:

     If approved, each such loan shall comply with the following conditions:

     (A) it shall be evidenced by a negotiable promissory note;

     (B) it shall be adequately  secured and bear a reasonable rate of interest, as determined by the Plan Administrator;

     (C) the Participant  must obtain the consent of his or her Spouse,  if any, to the use of the Account  balance as  security  for the loan.  Spousal  consent shall be obtained no earlier than the  beginning of the 90-day  period that ends on  the  date  on  which  the  loan  is to be  so  secured.  If  the  Plan  is a profit-sharing  plan that meets the requirements in Section 6.1.2 of the Plan (a
"Non-QJSA Profit Sharing Plan"), however the consent of the Participant's Spouse will not be required.  Any  required  spousal  consent must be in writing,  must
acknowledge   the  effect  of  the  loan,  and  must  be  witnessed  by  a  Plan representative  or notary public.  Such consent shall thereafter be binding with respect to the consenting  Spouse or any subsequent  Spouse with respect to that loan.  A new  consent  shall be  required  if the  Account  balance  is used for renegotiation,  extension, renewal, or other revision of the loan. A new consent also is  required  if an  Account  is used for any  increase  in the  amount  of security.  The consent described in this paragraph is a consent to the reduction of the Account Balance payable at time of death or distribution by the amount of the security interest necessary to repay the loan;

     (D) the loan, by its terms, must require repayment (principal and interest)
be amortized in level  payments,  not less  frequently  than  quarterly,  over a period not  extending  beyond  five  years from the date of the loan;  provided, however,  that if the  proceeds of the loan are used to acquire a dwelling  unit which within a reasonable time (determined at the time the loan is made) will be used as the principal  residence of the Participant,  the repayment schedule may be for a term in excess of five years; and

     (E) the loan shall be adequately secured and may be secured by no more than
50% of the Participant's vested interest in his or her Accounts.

     5.8.3 Account Adjustments:

     If a Participant or Beneficiary  requests and is granted a loan,  principal and interest  payments with respect to the loan shall be credited  solely to the
Account of the borrowing  Participant from which the loan was made. In addition, all  repayments of principal and interest shall be reinvested in the Plan in the same manner and in the same  proportion as all other  Participant  contributions would otherwise be made, based on the Participant's current investment election.
Any  loss  caused  by  nonpayment  or  other  default  on a  Participant's  loan obligations  shall be charged  solely to that  Account.  Any other loan shall be treated as an investment  of the Trust Fund and interest and principal  payments on account thereof shall be credited to the Trust Fund.

     The Plan  Administrator  shall determine the order of Accounts from which a loan may be made.

     5.8.4 General Rules:

     In all events:

     (A) in the event of a default,  foreclosure on the promissory note will not occur until a distributable event occurs under this Article V;

     (B)   no   loan   will   be   made   to  any   Owner-Employee   or  to  any
"shareholder-Employee"     of    an    Employer.    For    this    purpose,    a
"shareholder-Employee"  means  an  Employee  or  officer  of an  electing  small business, i.e., an "S corporation" as defined in Code Section 1361, who owns (or is considered as owning within the meaning of Code Section 318(a)(1)) on any day during the taxable  year of such  corporation,  more than 5% of the  outstanding stock of the corporation; and

     (C) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

     5.8.5 Suspension of Loan Repayments:

     (A) Suspension  for Periods of Qualified  Military  Service.  An Employee's
obligation  to repay  principal  and/or  interest  under a loan made  under this
Section  5.8 shall be  suspended  for any part of any period  during  which such
Employee is performing  service in the uniformed  military service to the extent permitted under Code Section 414(u)(4).

     (B) Suspension for Other Leaves of Absence.  In accordance  with procedures implemented  by the  Plan  Administrator,  an  Employee's  obligation  to  repay principal  and/or  interest  under a loan made  under  this  Section  5.8 may be suspended  for a period  of up to one  year on  account  of a leave of  absence, either  without  pay from the  Employer  or at a rate of pay  (after  income and employment  tax  withholding)  that is less than the  amount of the  installment payments required under the terms of the loan.

5.9      Hardship Distributions:

     5.9.1 General Rules:

     To the extent available and elected by the Primary Employer in the Adoption
Agreement,  an Active  Participant  may request a  distribution  due to hardship from,  unless  elected  otherwise  by  the  Primary  Employer  in  the  Adoption
Agreement,  the vested portion of his or her Accounts other than from his or her
Qualified Nonelective  Contributions  Account,  Qualified Matching Contributions
Account,  earnings accrued after December 31, 1988 on the Participant's  Pre-Tax
Contributions, or any Safe Harbor contributions made under Section 3.16, only if the  distribution  is made both due to an immediate and heavy  financial need of the  Participant  and is  necessary  to satisfy such  financial  need.  Hardship distributions are subject to the spousal consent requirements  contained in Code
Sections  401(a)(11) and 417 unless the Plan is a "Non-QJSA Profit Sharing Plan"
as defined in Section 6.1.2.

     5.9.2 Conditions for Hardship Distribution:

     A hardship  distribution shall be permitted only if the distribution is due to:

     (A)  expenses  incurred or  necessary  for medical  care  described in Code
Section 213(d) to be incurred by the Participant,  the Participant's  Spouse, or any dependents of the Participant (as defined in Code Section 152);

     (B) expenses  related to the purchase  (excluding  mortgage  payments) of a principal residence for the Participant;

     (C)  payment of tuition  and  related  educational  fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her Spouse, children or dependents;

     (D) the need to prevent  the  eviction of the  Participant  from his or her principal  residence  or  foreclosure  on  the  mortgage  of  the  Participant's principal residence; or

     (E)  any  other  condition  or  event  which  the  Commissioner  of the IRS determines is a deemed immediate and financial need.

     5.9.3 Immediate and Heavy Financial Need:

     A  distribution  will be  considered  necessary to satisfy an immediate and heavy financial need of a Participant if all of the following  requirements  are satisfied:

     (A) the  distribution  will not be in excess of the amount of the immediate and heavy financial need of the Participant  (including amounts necessary to pay any Federal,  state or local income taxes or penalties reasonably anticipated to result from the distribution);

     (B)  the  Participant  obtains  all  distributions,   other  than  hardship
distributions,  and all nontaxable  loans  currently  available  under all plans maintained  by the Employer or an Affiliate  (except to the extent that taking a loan will not  alleviate  the  hardship  or  repaying  the loan  would  create a financial hardship);

     (C)  the  Participant's   Pre-Tax   Contributions  and  Employee  After-Tax
Contributions  will be  suspended  for at least 12 months  after  receipt of the hardship  distribution  in this Plan and in all other  plans  maintained  by the
Employer or an Affiliate  (including  all  qualified and  nonqualified  plans of deferred compensation,  stock option plans, stock purchase plans, or a CODA that is part of a Code  Section  125  plan,  but  excluding  any  mandatory  employee contribution portion of a defined benefit plan); and

     (D)  the   Participant   may  not  make  Pre-Tax   Contributions   for  the
Participant's  taxable  year  immediately  following  the  taxable  year  of the
hardship   distribution   in  excess  of  the   applicable   limit   under  Code
Section 402(g)  for such next taxable year less the amount of such Participant's
Pre-Tax  Contributions for the taxable year of the distribution in this Plan and in all other plans maintained by the Employer or an Affiliate.

     5.9.4 Exception to General Rules:

     If the  distribution  is  made  from  any  Account  other  than  a  Pre-Tax
Contributions  Account,  a  distribution  due to  hardship  may be made  without application of Section 5.9.3(B), 5.9.3(C), or 5.9.3(D).

     5.10 Limitation on Commencement of Benefits:

     Unless the  Participant  elects  otherwise,  distribution  of benefits will commence  no later  than the 60th day after the  latest of the close of the Plan
Year in which:

     (A) the Participant attains age 65 (or Normal Retirement Age if earlier);

     (B)  occurs  the tenth  anniversary  of the year in which  the  Participant commenced participation in the Plan; or

     (C) the Participant terminates Employment with the Employer.

     Notwithstanding  the foregoing,  the failure of a Participant and Spouse to consent to a distribution while a benefit is Immediately  Distributable shall be deemed to be an  affirmative  election to defer  commencement  of payment of any benefit sufficient to satisfy this Section.

5.11     Distribution Requirements:

     5.11.1 Participant Distributions:

     Subject to the Joint and  Survivor  Annuity  rules set forth in Article VI, the  requirements  of  this  Article  shall  apply  to  any  distribution  of  a
Participant's interest and will take precedence over any inconsistent provisions of this Plan.  As used in this Section 5.11,  each of the following  terms shall have the meaning for that term set forth in this Section 5.11.1:

     (A) Applicable Life Expectancy. The term "Applicable Life Expectancy" means the life expectancy (or joint and last survivor expectancy) calculated using the
attained  age  of  the  Participant  (or  designated   Beneficiary)  as  of  the
Participant's (or designated  Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life
Expectancy was first calculated. Unless the Participant elects otherwise (or, in the case of  distributions  described in Section 7.2, the  Participant's  Spouse elects  otherwise)  by the  time  distributions  are  required  to  begin,  Life
Expectancies shall not be recalculated.  Any election for recalculation shall be irrevocable  as to the  Participant  or Spouse and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

     If Life Expectancy recalculation is elected by the Participant (or Spouse), the Applicable Life Expectancy  shall be the Life Expectancy as so recalculated.
The applicable calendar year shall be the first Distribution  Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

     (B) Designated  Beneficiary.  The term "Designated  Beneficiary"  means the individual  who is  designated as the  Beneficiary  under the Plan in accordance with Section 7.2.2 and Code Section 401(a)(9). If a Participant names a trust to be a Designated Beneficiary, the designation shall provide that, as of the later of the date on which the trust is named as a  Beneficiary  or the  Participant's
Required Beginning Date, and as of all subsequent periods during which the trust is named as a Beneficiary, the following requirements will be met:

     (i) the trust is a valid  trust  under  state law,  or would be but for the fact that there is no corpus;

     (ii) the trust is  irrevocable  or will, by its terms,  become  irrevocable upon the Participant's death;

     (iii) the Beneficiaries of the trust who are Beneficiaries  with respect to the trust's interest in the  Participant's  benefits are  identifiable  from the trust instrument within the meaning of Code Section 401(a)(9); and

     (iv) the Participant  either: (1) provides the Plan Administrator a copy of the trust  instrument  and agrees that if the trust  instrument is amended,  the
Participant  will,  within a reasonable time,  provide the Plan  Administrator a copy of each such  amendment,  or (2) provides the Plan  Administrator a list of all of the  Beneficiaries  of the trust  (including  contingent and remainderman
Beneficiaries  with a  description  of the  conditions  on  their  entitlement), certifies that, to the best of the Participant's  knowledge, the list is correct and complete and that  requirements  (i),  (ii), and (iii) of this paragraph are satisfied,  and agrees to  provide  the Plan  Administrator  a copy of the trust instrument on demand.

     If a  Participant  names  a  trust  as  his  or her  Beneficiary,  but  the requirements  of this  paragraph are not  satisfied,  the  Participant  shall be deemed to not have a Designated Beneficiary.

     (C) Distribution Calendar Year. The term "Distribution Calendar Year" means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant's  death, the first Distribution  Calendar Year is the calendar year immediately  preceding the calendar year which contains the
Participant's  Required  Beginning Date. For  distributions  beginning after the
Participant's  death, the first Distribution  Calendar Year is the calendar year in which distributions are required to begin under Section 7.2.

     (D) Life Expectancy. Life Expectancy and joint and last survivor expectancy are  computed  by use of the  expected  return  multiples  in Tables V and VI of
Treas. Reg. Section 1.72-9.

     (E) Participant's Benefit.

     (i) General Rule. The  Participant's  Benefit is the Account  Balance as of
the  last  Valuation  Date  in  the  calendar  year  immediately  preceding  the
Distribution Calendar Year (valuation calendar year), increased by the amount of any contributions or forfeitures allocated to the Account Balance as of dates in
the  Valuation   calendar  year  after  the  Valuation  Date  and  decreased  by distributions made in the Valuation calendar year after the Valuation Date.

     (ii)  Exception  for Second  Distribution  Calendar  Year.  For purposes of paragraph (i) above,  if any portion of the minimum  distribution  for the first
Distribution  Calendar Year is made in the second Distribution  Calendar Year on or before the Required  Beginning  Date, the amount of the minimum  distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

     (F) Required Beginning Date.

     (i) General Rule. Effective for Plan Years beginning on or after January 1,
1997,  the Required  Beginning Date of a Participant is the later of the April 1 of the  calendar  year  following  the  calendar  year in which the  Participant attains  age 70-1/2 or  retires  except  that  the  Required  Beginning  Date for a
5-percent is the April 1 of the calendar  year  following  the calendar  year in which the Participant attains age 70-1/2.

     (ii) 5% owner.  A Participant is treated as a 5% owner for purposes of this
Section 5.11 if such Participant is a 5% owner as defined in Code Section 416(i)
(determined  in  accordance  with Section 416 but without  regard to whether the plan is  top-heavy)  at any time  during the Plan Year ending with or within the calendar  year in which such owner  attains  age 70-1/2 or any  subsequent  Plan
Year. Once  distributions have begun to a 5% owner under this Section 5.11, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year.

     (iii) Transition Rules.

     (1) Deferral of Benefit Commencement. If elected by the Primary Employer in the Adoption  Agreement,  any  actively  employed  Participant  (other than a 5%
owner)  attaining  age 70-1/2 in years  after 1995 may elect,  by April 1 of the calendar year following the year in which the  Participant  attained age 70-1/2,
(or by December 31, 1997 in the case of a  Participant  attaining  age 70-1/2 in
1996) to defer distributions until the calendar year following the calendar year in which the Participant  retires. If no such Participant election is made, then unless otherwise provided in the Adoption Agreement,  the Participant will begin receiving  distributions  by the April 1 of the calendar year following the year in which the  Participant  attained  age 70-1/2 (or by December  31, 1997 in the case of a Participant attaining age 70-1/2 in 1996).

     (2) Cessation of Minimum Distribution  Payments.  If elected by the Primary
Employer in the Adoption  Agreement,  any actively employed  Participant  (other than a 5% owner)  attaining  age 70-1/2 in years prior to 1997 may elect to stop receiving minimum  distributions and recommence  distributions by the April 1 of the calendar year following the year in which the Participant  retires.  If such distributions are ceased,  unless otherwise  elected in the Adoption  Agreement, there shall be a new annuity  starting  date for  distribution  purposes  upon a later recommencement of distributions.

     (3)  Elimination  of  Pre-Retirement  Age-70-1/2  Distribution  Option.  If
elected by the Primary Employer in the Adoption Agreement, the preretirement age
70-1/2  distribution  option is only  eliminated  with respect to Employees  who reach age  70-1/2 in or after a  calendar  year that  begins  after the later of
December  31,  1998,  or the date of the  amendment  set  forth in the  Adoption
Agreement,  but no later than the date  permitted by the IRS to  eliminate  such option  consistently  with the  requirements  of Code Section  411(d)(6) and the regulations and other guidance issued  thereunder.  The preretirement age 70-1/2 distribution  option is an optional form of benefit under which benefits payable in a particular  distribution  form  (including  any  modifications  that may be elected  after benefit  commencement)  commence at a time during the period that begins on or after January 1 of the calendar  year in which an Employee  attains age 70-1/2 and ends April 1 of the immediately following calendar year.

     5.11.2 Code Section 401(a)(9) Compliance:

     All distributions  required under this Section 5.11 shall be determined and made in accordance  with the  regulations  and other guidance  issued under Code
Section 401(a)(9),   including  the  minimum  distribution   incidental  benefit
requirement of Prop. Treas. Reg. Section 1.401(a)(9)-2. The entire interest of a
Participant  must be  distributed  or begin to be  distributed no later than the
Participant's Required Beginning Date.

     5.11.3 Limits on Distribution Periods:

     As of the first Distribution Calendar Year, distributions, if not made in a lump sum, may only be made over one of the  following  periods (or a combination thereof):

     (A) the life of the Participant;

     (B) the life of the Participant and a Designated Beneficiary;

     (C) a period  certain  not  extending  beyond  the Life  Expectancy  of the
Participant; or

     (D) a period  certain  not  extending  beyond  the joint and last  survivor expectancy of the Participant and a Designated Beneficiary.

     For calendar years beginning  before January 1, 1989, if the  Participant's
Spouse is not the Designated  Beneficiary,  the method of distribution  selected must assure that at least 50% of the present  value of the amount  available for distribution is paid within the Life Expectancy of the Participant.

     5.11.4 Determination of Amount to be Distributed Each Year

     If the  Participant's  interest is to be distributed in other than a single sum,  the  following  minimum  distribution  rules  shall  apply on or after the
Required Beginning Date:

     (A) Individual Account.

     (i) If a Participant's  benefit is to be distributed  over (1) a period not extending  beyond the life  expectancy of the  Participant or the joint life and last survivor  expectancy of the  Participant and the  Participant's  Designated
Beneficiary  or (2) a period not  extending  beyond the Life  Expectancy  of the
Designated Beneficiary,  the amount required to be distributed for each calendar year,  beginning with  distributions for the first  Distribution  Calendar Year, must at least equal the quotient obtained by dividing the Participant's  Account
Balance by the applicable Life Expectancy.

     (ii)  For  calendar  years  beginning   before  January  1,  1989,  if  the
Participant's  Spouse  is  not  the  designated   Beneficiary,   the  method  of
distribution  selected must assure that at least 50% of the present value of the amount  available  for  distribution  is paid within the Life  Expectancy of the
Participant.

     (iii) For calendar years  beginning  after December 31, 1988, the amount to
be  distributed  each  year,   beginning  with   distributions   for  the  first
Distribution  Calendar  Year  shall not be less than the  quotient  obtained  by dividing the  Participant's  Account Balance by the lesser of (1) the applicable
Life  Expectancy  or (2) if  the  Participant's  Spouse  is not  the  designated
Beneficiary, the applicable divisor determined from the table set forth in Q and
A-4 of Prop. Treas. Reg. Section 1.401(a)(9)-2. Distributions after the death of the  Participant  shall be distributed  using the applicable  Life Expectancy in
Section  5.11.1(A) above as the relevant divisor without regard to Prop.  Treas.
Reg. Section 1.401(a)(9)-2.

     (iv)  The  minimum  distribution   required  for  the  Participant's  first
Distribution Calendar Year must be made on or before the Participant's  Required
Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution  Calendar Year in which the Employee's
Required  Beginning Date occurs,  must be made on or before  December 31 of that
Distribution Calendar Year.

     (B) Other Forms. If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company,  distributions  thereunder shall be made in accordance with the  requirements  of Code Section  401(a)(9) and the proposed regulations thereunder.

     5.11.5 Transitional Rule: Section 242 Election:

     Notwithstanding  the other  requirements of this Article and subject to the
Joint and Survivor Annuity rules set forth in Article VI, distribution on behalf of any Employee, including a 5% owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

     (A) the  distribution by the Plan is one which would not have  disqualified such Plan under Code  Section 401(a)(9)  as in effect  prior to amendment by the
Deficit Reduction Act of 1984;

     (B)  the  distribution  is in  accordance  with a  method  of  distribution designated  by the  Employee  whose  interest  is being  distributed  or, if the
Employee is deceased, by a Beneficiary of such Employee;

     (C) such  designation  was in  writing,  was signed by the  Employee or the
Beneficiary, and was made before January 1, 1984;

     (D) the  Employee  had accrued a benefit  under the Plan as of December 31,
1983; and

     (E)  the  method  of  distribution   designated  by  the  Employee  or  the
Beneficiary  specifies the time at which distribution will commence,  the period over which  distributions will be made, and in the case of any distribution upon the  Employee's  death,  the  Beneficiaries  of the Employee  listed in order of priority.

     A  distribution  upon death will not be covered by this  transitional  rule unless the  information  in the  designation  contains the required  information described above with respect to the  distributions  to be made upon the death of the Employee.

     For any distribution  which commences before January 1, 1984, but continues after  December  31,  1983,  the  Employee,  or the  Beneficiary,  to whom  such distribution  is being made,  will be presumed to have  designated the method of distribution  under  which  the  distribution  is being  made if the  method  of distribution  was  specified  in  writing  and the  distribution  satisfies  the requirements in Sections 5.11.5(A) and (E).

     If a  designation  subject to this  Section  5.11.5 (a  "Section  242(b)(2)
Election") is revoked, any subsequent distribution must satisfy the requirements of Code  Section 401(a)(9),  as  otherwise  provided in this  Section  5.11.  If
Section 242(b)(2)  Election is revoked after the date distributions are required to begin,  the Plan must  distribute the total amount not yet distributed to the
Participant  and that would have been required to have been  distributed  to the
Participant  to satisfy  Code  Section 401(a)(9)  and the  proposed  regulations thereunder but for the Section  242(b)(2)  Election.  That  distribution must be made by the end of the calendar  year  following  the calendar year in which the revocation  occurs.  Also, for calendar years beginning after December 31, 1988, such  distributions  must  meet  the  minimum  distribution  incidental  benefit requirements in Prop. Treas. Reg. Section 1.401(a)(9)-2.

     Any changes in a Section  242(b)(2)  Election  will be  considered  to be a revocation  of the  election.  However,  the mere  substitution  or  addition of another  Beneficiary (one not named in the election) under the Section 242(b)(2)
Election will not be  considered to be a revocation of the election,  as long as that substitution or addition does not alter the period over which distributions are to be made under the  election,  directly or  indirectly  (for  example,  by altering  the  relevant  measuring  life).  In the case in which  an  amount  is transferred  or rolled over from one plan to another plan,  the rules in Q and A
J-2 and Q and A J-3 of Prop. Treas. Reg. Section 1.401(a)(9)-1 shall apply.

5.12     Electronic Media:

     Any notice,  election,  consent to a  distribution,  waiver,  loan request, request for withdrawal,  or other communication under this Article V may be made by means of such  electronic,  telephonic or other media  authorized by the Plan
Administrator  to  the  extent  permitted  and  in  the  manner  required  under applicable law.

                                   ARTICLE VI
                     FORMS OF PAYMENT OF RETIREMENT BENEFITS

6.1      Methods of Distribution:

     6.1.1 Plans Subject to Annuity Requirements - Normal Form of Benefit:

     If the Plan is a money  purchase  pension plan, a target benefit plan, or a profit-sharing  plan other than a Non-QJSA  Profit-Sharing  Plan (as  defined in
Section 6.1.2), a Participant's benefit shall be payable in the normal form of a
Qualified Joint and Survivor Annuity if the Participant is married on his or her
Benefit Commencement Date and in the normal form of an immediate annuity for the life of the  Participant  if the  Participant  is not  married on that  date.  A
Participant who terminated  Employment on or after  satisfying the  requirements for Early  Retirement may elect to have his or her Qualified  Joint and Survivor
Annuity  distributed  upon or after  his or her  termination  of  Employment.  A
Participant  in a money  purchase  pension  plan, a target  benefit  plan,  or a profit-sharing  plan that is not a Non-QJSA Profit Sharing Plan, may at any time after attaining age 35 and prior to his or her Benefit  Commencement Date elect, in accordance  with Section 6.2, any of the following  optional forms of payment instead of the normal form:

     (A) An Annuity Contract payable as:

     (i) a Straight Life Annuity;

     (ii) a joint and 50% survivor annuity with a contingent annuitant;

     (iii) a joint and 100% survivor annuity with a contingent annuitant;

     (iv) an annuity for the life of the Participant  with 120 monthly  payments certain (any Annuity Contract distributed must be nontransferable).

     (B) A lump-sum distribution in cash or in kind, or part in cash and part in kind; or

     (C) In installments payable in cash or in kind, or part in cash and part in kind over a period not in excess of that required to comply with Section 5.11.4.

     Anything in this  Section  6.1.1 to the  contrary  notwithstanding,  if the value of a Participant's  vested Account as of the applicable  Valuation Date is
$5,000  or less,  his or her  benefit  shall  be paid in the form of a  lump-sum distribution and no optional form of benefit payment shall be available.

     6.1.2 Non-QJSA Profit Sharing Plans - Lump Sum Normal Form of Benefit:

     (A)  Conditions for Non-QJSA  Profit Sharing Plan Status.  If the following conditions are satisfied with respect to  Participants in a profit sharing plan, then the Plan shall be treated as a "Non-QJSA  Profit Sharing Plan" with respect to such  Participants:  (i) the Participant does not or cannot elect payments in the  form  of a  life  annuity;  and  (ii)  on  the  death  a  Participant,  the
Participant's vested Account Balance will be paid to the Participant's Surviving
Spouse;  provided,  however,  that if there is no  Surviving  Spouse,  or if the
Surviving  Spouse has  consented  to the naming of a  different  Beneficiary  in accordance  with Section 7.2.2,  then the vested Account  Balance may be paid to the Participant's designated Beneficiary upon the Participant's death.

     (B) Transfers from Plan Subject to QJSA Rules. This Section 6.1.2 shall not be  operative  with  respect to a  Participant  in a profit  sharing plan to the extent the Plan is a direct or indirect  transferee  of a defined  benefit plan, money purchase plan, a target benefit plan,  stock bonus, or profit sharing plan which  is  subject  to  the  survivor  annuity  requirements  of  Code  Sections
401(a)(11) and 417,  unless the survivor  annuity  requirements  are permissibly eliminated  in  accordance  with  Code  Section  411(d)(6)  and  the  regulation thereunder.

     (C) Distribution Forms. If this Section 6.1.2 is operative, then

     (i) the normal form of benefit shall be a lump sum distribution;

     (ii) a Participant may also elect to receive his or her benefit in the form of installments in accordance with 6.1.1(C) of the Plan; and

     (iii) Sections 6.2.1, 6.2.2 and 6.2.4 shall not apply except as provided in this Section 6.1.2.

6.2      Election of Optional Forms:

     6.2.1 Post-Age 35 Waiver:

     This Section  6.2.1 shall not be  applicable  if Section 6.1.2 applies to a
Participant.  By  notice  to the  Plan  Administrator  at any  time  prior  to a
Participant's  date of death and  beginning on the first day of the Plan Year in which the Participant attains age 35, the Participant may elect, in writing, not to  receive  the normal  form of benefit  payment  otherwise  applicable  and to receive  instead an optional  form of benefit  payment  provided  for in Section
6.1.1.  If the Participant  separates from Employment  prior to the first day of the Plan Year in which the Participant  attains age 35, the Participant may make such election beginning on the date he or she separates from Employment.

     6.2.2 QJSA Explanation:

     Unless Section 6.1.2 applies,  within a reasonable period, but in any event no less than 30 and no more  than 90 days  prior to each  Participant's  Benefit
Commencement  Date, the Plan  Administrator  shall provide to each Participant a written  explanation  of the  terms  and  conditions  of a  Qualified  Joint and
Survivor Annuity. Such written explanation shall consist of:

     (A) the terms and conditions of the Qualified Joint and Survivor Annuity;

     (B) the  Participant's  right to make,  and the effect of, an  election  to waive the Qualified Joint and Survivor Annuity;

     (C) the rights of the Participant's Spouse under Section 6.2.4;

     (D) the  right to make,  and the  effect  of, a  revocation  of a  previous election to waive the Qualified Joint and Survivor Annuity; and

     (E) the relative values of the various  optional forms of benefit under the
Plan.

     The Benefit  Commencement  Date for a  distribution  in a form other than a
Qualified  Joint and Survivor  Annuity may be less than 30 days after receipt of the written explanation  described in the preceding paragraph provided:  (i) the
Participant has been provided with information  that clearly  indicates that the
Participant  has at least 30 days to  consider  whether  to waive the  Qualified
Joint  and  Survivor  Annuity  and elect  (with  spousal  consent)  to a form of distribution  other  than a  Qualified  Joint  and  Survivor  Annuity;  (ii) the
Participant  is permitted  to revoke any  affirmative  distribution  election at least until the Benefit Commencement Date or, if later, at any time prior to the expiration of the seven-day  period that begins the day after the explanation of the Qualified  Joint and Survivor  Annuity is provided to the  Participant;  and
(iii) the  Benefit  Commencement  Date is a date after the date that the written explanation was provided to the Participant.

     The Plan  Administrator may provide for such other notices,  information or election periods or take such other action as the Plan  Administrator  considers necessary or appropriate to implement the provisions of this Section 6.2.2.

     6.2.3 Election Revocation:

     A  Participant  may revoke his or her election to take an optional  form of benefit,  and  elect a  different  form of  benefit,  at any  time  prior to the
Participant's Benefit Commencement Date.

     6.2.4 Spousal Consent to QJSA Waiver:

     (A) Spousal Consent  Required for QJSA Waiver.  The election of an optional benefit by a Participant must also be a waiver of a Qualified Joint and Survivor
Annuity by the Participant. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless:

     (i) the Participant's Spouse consents in writing;

     (ii) the  election  designates  a  specific  alternate  Beneficiary  for an optional  form of benefit that provides for  distributions  after the death of a
Participant  to a  beneficiary  other than the  Spouse,  including  any class of
Beneficiaries or any contingent  Beneficiaries  which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent);

     (iii)  the  Spouse's   consent  to  the  waiver  is  witnessed  by  a  Plan
representative or notary public; and

     (iv) the Spouse's consent acknowledges the effect of the election.

     Additionally,  a  Participant's  waiver of the Qualified Joint and Survivor
Annuity will not be effective  unless the election  designates a form of benefit payment  which  may not be  changed  without  spousal  consent  (or  the  Spouse expressly permits designations without any further spousal consent).

     (B) Circumstances Under Which Spousal Consent Not Required. Spousal consent to any election or  designation  by a  Participant  under this Plan shall not be required  if the  Participant  establishes  to  the  satisfaction  of  the  Plan
Administrator  that such written consent may not be obtained because there is no
Spouse,  the Spouse cannot be located,  the Participant is legally  separated or the  Participant  has been  abandoned  (within the meaning of local law) and the
Participant  has a court  order to that  effect  (unless  a  qualified  domestic relations order, within the meaning of Code Section 414(p), provides otherwise), or  because  of such other  circumstances  as the  Secretary  may  prescribe  by regulation,  notice or otherwise.  In addition,  a Spouse's consent shall not be required  where the Spouse is legally  incompetent  to provide such consent.  In such a case, the Spouse's legal guardian may provide the required consent,  even if that legal guardian is the Participant.

     (C) Other  Rules for Spousal  Consent.  Any  consent  necessary  under this provision  (or  establishment  that the  consent of a Spouse may not be obtained under  paragraph  (B)) shall be effective  only with  respect to such Spouse.  A consent that permits  designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary,  and a specific form of benefit,  where applicable,  and that the Spouse voluntarily elects to relinquish either or both of such rights.  Additionally,  a revocation  of a prior waiver may be made by a
Participant  without  the  consent of the  Spouse at any time  before his or her
Benefit  Commencement Date. The number of revocations shall not be limited.  Any new waiver will require a new consent by the electing  Participant's  Spouse. No consent  obtained under this provision shall be valid unless the Participant has received notice as provided in this Section.

     6.2.5 Death Before Benefits Commence:

     The election of an optional form of benefit which  contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the Benefit Commencement Date.

     6.3 Change in Form of Benefit Payments:

     Any former  Employee  whose payments are being deferred or who is receiving installment payments may request  acceleration,  including a lump sum payment of his or her vested Account balance,  or other modification of the form of benefit distribution,  subject to Code Section 401(a)(9) and Section 5.11, provided that any necessary consent to such change required under Section 6.2.4 (to the extent applicable) is obtained from the Employee's Spouse.

     6.4 Direct Rollovers:

     Notwithstanding  any  provision  of the  Plan to the  contrary  that  would otherwise limit a  Distributee's  election under this Section 6.4, a Distributee may elect, at the time and in the manner  prescribed by the Plan  Administrator, to have any portion of an Eligible  Rollover  Distribution  paid  directly to an
Eligible  Retirement Plan specified by the Distributee in a Direct  Rollover.  A
Direct  Rollover  is a  payment  by the  Plan to the  Eligible  Retirement  Plan specified by the Distributee.

     6.5 Electronic Media:

     Any  notice,  election,  consent  to  a  distribution,   waiver,  or  other
communication  under this  Article  VI may be made by means of such  electronic, telephonic  or other media  authorized by the Plan  Administrator  to the extent permitted and in the manner required under applicable law.

                                  ARTICLE VII
                                 DEATH BENEFITS

7.1      Payment of Account Balances:

     7.1.1 Payment to Beneficiary:

     In the case of an Active  Participant  who dies or an Inactive  Participant who dies before benefit commencement,  the benefits payable to the Participant's
Beneficiary  shall be the  value of the  vested  Account  Balance  of all of the
Participant's  Accounts.  Except as  otherwise  provided in this  Article VII, a
Beneficiary  may request  that he or she be paid his or her  benefits as soon as practicable  after the  Participant's  death.  Until all amounts are distributed hereunder to the Participant's  Beneficiary,  the Participant's  Account Balance
shall be adjusted for gains or losses occurring after the Participant's death in accordance  with the  provisions of the Plan governing the adjustment of Account
Balances for other types of distributions.

     7.1.2 Form of Benefit:

     Benefits  payable  under this  Article  shall be paid to the  Participant's
Beneficiary  in the form  and at the  time  elected  by the  Beneficiary  and as permitted  under this Plan pursuant to Article VI, subject to Section 7.2.5.  If benefits have commenced as of the Participant's  death in a form of benefit that provides for continued  payments after the  Participant's  death to a designated
Beneficiary,  such  amounts  shall  be  paid  to  the  Participant's  designated
Beneficiary  in  accordance  with the terms of such  optional  form of  benefit;
provided,  however,  that a Beneficiary may elect to accelerate the distribution of a benefit that is being paid in installments  and have the remaining  amounts paid to the Beneficiary in the form of a single lump sum payment.

     7.1.3 Cash Out:

     If the value of a Participant's vested Account Balance determined as of the
Valuation Date immediately  following the Participant's death is $5,000 or less, distribution of such benefit shall be made to the Participant's Beneficiary in a single lump-sum cash payment as soon as practicable  following the Participant's death.

7.2      Beneficiaries:

     7.2.1 Written Explanation of Benefit:

     Unless this Plan is a Non-QJSA Profit Sharing Plan, as described in Section
6.1.2, the Plan Administrator shall provide each Participant,  within the period described in Section 7.2.1(A) for such Participant, a written explanation of the death benefit under Section 7.2.5 in such terms and in such a manner as would be comparable to the explanation  provided for meeting the requirements  applicable to a Qualified  Joint and Survivor  Annuity under Code Sections  401(a)(11)  and
417.

     (A) The period for providing a written explanation of the death benefit for a Participant ends on the latest of the following:

     (i) the period  beginning  with the first day of the Plan Year in which the
Participant  attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

     (ii) a reasonable  period ending after the Employee  becomes a Participant;
or

     (iii) a reasonable  period ending after Code  Section 417  first applies to the Participant.

     In case of a Participant who terminates  Employment before attaining age 35 and who has a vested  interest  in his or her  Account,  notice must be provided within a reasonable period ending after termination of Employment.

     (B) For purposes of the  preceding  paragraph,  a reasonable  period ending after  the  enumerated  events  described  in (ii)  and  (iii) is the end of the two-year period that begins one year before the date described in (ii) and (iii)
the  applicable  event occurs and ending one year after that date. A Participant who has a vested  interest in his or her Account and who  terminates  Employment before the Plan Year in which age 35 is attained,  shall be provided such notice within the two-year  period  beginning one year before and ending one year after the  Participant's  date  of  termination.  If  such a  Participant  returns  to
Employment, the applicable period for such Participant shall be redetermined.

     7.2.2 Beneficiary Designation:

     A Participant shall designate one or more Beneficiaries to whom amounts due after his or her  death,  other  than  under the  Qualified  Joint and  Survivor
Annuity,  shall be paid. If a Participant fails to make a proper  designation or if  no  designated  Beneficiary  survives  the  Participant,  the  Participant's
Beneficiary shall be the  Participant's  Surviving Spouse, or if the Participant
has no Surviving Spouse, the Participant's  estate. A Participant's  Beneficiary shall  not have any  right to  benefits  under  the Plan  unless he or she shall survive the Participant.

     7.2.3 Manner of Designation:

     Any designation of a Beneficiary  incorporated  into an Annuity Contract or insurance  contract  shall be governed by the terms of such Annuity  Contract or insurance  contract.  Any other  designation of a Beneficiary must be filed with
the  Plan  Administrator,   in  a  time  and  manner  designated  by  such  Plan
Administrator,  in order to be effective.  Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with
the  Plan   Administrator,   in  a  time  and  manner  designated  by  the  Plan
Administrator.

     7.2.4  Beneficiary  of Married  Participants  -  Designation  of Non-Spouse
Beneficiary:

     (A) General Rules.  The  Beneficiary of a Participant who is married on his or her date of death shall be the  Participant's  Surviving  Spouse,  unless the
Participant has elected a different  Beneficiary in accordance with the terms of the  Plan and the  Plan  Administrator's  procedures.  A  married  Participant's designation  of a  Beneficiary  other  than  his  or  her  Spouse,  including  a
Beneficiary referred to in the first sentence of Section 7.2.3, or the change of any such Beneficiary to a new Beneficiary other than the  Participant's  Spouse, shall not be valid unless made in writing and consented to by the  Participant's
Spouse.

     (B)  Effect  of  Divorce  on  Spousal  Designation.  Except  to the  extent otherwise  provided in a qualified  domestic relations order (as defined in Code
Section 414(p)):

     (i) Any actual designation of a Spouse as a Participant's  Beneficiary on a form accepted by the Plan Administrator hereunder shall continue to be valid and will not be revoked  notwithstanding  a later  divorce  of the  Spouse  from the
Participant,  until and unless the  Participant  changes  his or her  designated
Beneficiary  in  accordance   with  the  procedures   established  by  the  Plan
Administrator.

     (ii)  If  the  Participant's  Spouse  is  deemed  to be  the  Participant's
Beneficiary at any time on account of an absence of any other valid  Beneficiary designation and the Participant and Spouse  divorce,  the  Participant's  former spouse  shall not be treated  as a  Beneficiary  hereunder  until and unless the
Participant  specifically  designates  such person as his or her  Beneficiary in accordance with the procedures established by the Plan Administrator.

     (iii) If a  Participant  remarries  after a divorce,  the new  Spouse  will automatically be treated as the sole designated  Beneficiary hereunder until and unless a waiver and  designation  of an  alternate  Beneficiary  are  thereafter
delivered  in  accordance   with  the   procedures   established   by  the  Plan
Administrator.

     (C)  Requirements  for  Spousal  Consent  to  Non-Spouse  Beneficiary.  The
Spouse's consent to such designation will be effective only if:

     (i) the Spouse consents in writing;

     (ii) the designation  designates a specific alternate Beneficiary including any class of  Beneficiaries  or any  contingent  Beneficiaries  which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

     (iii) the  Spouse's  consent is  witnessed  by a Plan  representative  or a notary public; and

     (iv) the Spouse's consent acknowledges the effect of the designation.

     (D) Circumstances Under Which Spousal Consent Not Required. Spousal consent to any  Beneficiary  designation  by a Participant  under this Plan shall not be required  if the  Participant  establishes  to  the  satisfaction  of  the  Plan
Administrator  that such written consent may not be obtained because there is no
Spouse,  the Spouse cannot be located,  the Participant is legally  separated or the  Participant  has been  abandoned  (within the meaning of local law) and the
Participant  has a court  order to that  effect  (unless  a  qualified  domestic relations order, within the meaning of Code Section 414(p), provides otherwise), or  because  of such other  circumstances  as the  Secretary  may  prescribe  by regulation,  notice or otherwise.  In addition,  a Spouse's consent shall not be required  where the Spouse is legally  incompetent  to provide such consent.  In such a case, the Spouse's legal guardian may provide the required consent,  even if that legal guardian is the Participant.

     7.2.5 Required Distributions:

     (A) Death After Benefit  Commencement  Date. If the Participant  dies after his or her Benefit  Commencement  Date,  but before  distribution  of his or her benefit has been completed,  the remaining  portion of such benefit may continue in the form and over the period in which the  distributions  were being made, or may be  distributed  in an immediate lump sum, but in any event must continue to be made at least as rapidly as under the method of distribution being used prior to the Participant's death.

     (B) Death Before Benefit Commencement Date.

     (i) Surviving  Spouse Benefit.  Except as provided in paragraph (ii) below, unless an optional form of benefit has been selected  within the Election Period in  accordance  with  an  election  made  under  Section  6.2.4,  if  a  married
Participant dies before the Benefit  Commencement  Date, then the  Participant's vested  Account  Balance shall be applied  toward the purchase of an annuity for the life of the Surviving  Spouse.  The Surviving  Spouse may elect to have such annuity  distributed  within a reasonable period after the Participant's  death.
The  preceding  sentence  shall not apply if the  Surviving  Spouse  elects,  by written  notice to the Plan  Administrator,  any other form of  benefit  payment available  under Article VI or the  Participant's  Surviving  Spouse has already consented to the designation of an alternate Beneficiary under Section 7.2.4.

     (ii)  Non-QJSA  Profit  Sharing  Plan.  In all  events,  if the  Plan  is a profit-sharing  plan which meets the  requirements  of Section 6.1.2.  (Non-QJSA
Profit Sharing Plan), the Surviving Spouse shall receive his or her distribution in the form of a single lump sum payment  unless she or he elects any other form of benefit  payment  available under Article VI or the  Participant's  Surviving
Spouse has already  consented to the  designation  of an  alternate  Beneficiary under Section 7.2.4.

     (iii) Cash-Out of Small Benefit. If the value of the Participant's  Account as of the Valuation  Date  immediately  following his or hear death is $5,000 or less,  distribution  of such Account  shall be made in the form of a single lump sum payment of the entire vested Account Balance.

     (C) Death Before Benefit Commencement Date - Minimum Required  Distribution
Rules. If the Participant dies before his or her Benefit  Commencement Date, the distribution of the Participant's entire interest shall be completed by December
31 of the calendar year  containing the fifth  anniversary of the  Participant's death  except  to the  extent  that  an  election  is  made  by  the  designated
Beneficiary involved to receive  distributions in accordance with (i) or (ii) of this subsection (C) below:

     (i) If any portion of the Participant's interest is payable to a designated
Beneficiary  who is an individual,  distributions  may be made in  substantially equal installments over any period up to the life or Life Expectancy, as defined in Section  5.11.1(D),  of the  designated  Beneficiary  commencing on or before
December 31 of the calendar year immediately  following the calendar year of the
Participant's death;

     (ii) If the designated  Beneficiary is the Participant's  Surviving Spouse,
the date  distributions  are  required to begin in  accordance  with (i) of this subsection  (C)  shall  not be  earlier  than the  later of  December  31 of the calendar year in which the Participant died and December 31 of the calendar year in which the Participant would have attained age 70-1/2; and

     (iii) If the  Surviving  Spouse  dies  after  the  Participant  but  before payments  begin,  subsequent  distributions  shall  be made as if the  Surviving
Spouse had been the Participant.

     (D) Additional Rules for Minimum Required Distributions.

     (i) For purposes of this Section  7.2.5,  distribution  of a  Participant's interest is considered to begin on the Participant's Required Beginning Date, as defined  in  Section  5.11.1(F).  If  distribution  in the  form  of an  annuity irrevocably  commences to the Participant  before such Required  Beginning Date, the date distribution is considered to begin is the date  distribution  actually commences.

     (ii) For purposes of this Section 7.2.5,  any amount paid to a child of the
Participant  will  be  treated  as if it had  been  paid  to  the  Participant's
Surviving Spouse if the amount becomes payable to such Surviving Spouse when the child reaches the age of majority.

     (iii) If the  Participant has not made an election under this Section 7.2.5 by the time of his or her death, the Participant's  designated  Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which  distributions  would be required to begin under this
Section  or  (ii) December  31 of the  calendar  year which  contains  the fifth anniversary of the date of death of the  Participant.  If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of  distribution,  distribution  of the  Participant's  entire  interest must be completed by December 31 of the calendar year  containing the fifth  anniversary of the Participant's death.

7.3      Multiple Beneficiaries:

     (A) General Rule. No contingent Beneficiary shall receive any benefit under the Plan if the Participant is survived by at least one primary Beneficiary.  If one,  but  fewer  than  all  of  the  primary  Beneficiaries  designated  by the
Participant  survive the  Participant,  the  percentage  interest that otherwise would  have  been  payable  to the  primary  Beneficiary  or  Beneficiaries  who predeceased the participant shall be divided among the primary Beneficiaries who survive the  Participant  in the ratio  determined by comparing the  percentages
specified  by  the  Participant  for  those   beneficiaries  and  adjusting  the
percentages   accordingly.   For  example,  suppose  the  Participant  indicated
percentages  of 20%  for  Beneficiary  A,  30%  for  Beneficiary  B and  50% for
Beneficiary C. If Beneficiary C predeceased the Participant, Beneficiaries A and
B would  share  Beneficiary  C's 50%  interest in a 2:3 ratio.  Beneficiary  A's interest  would increase to 40% and  Beneficiary  B's interest would increase to
60%.

     (B) Exception.  Notwithstanding  Section 7.3(A),  the interest of a primary
Beneficiary who  predeceases  the  Participant  shall be paid to such contingent
Beneficiary  or  Beneficiaries  who the  Participant  designates  to receive the
primary   Beneficiary's   interest,  to  the  exclusion  of  all  other  primary
Beneficiaries.  The ratio principle described in Section 7.3(A) shall be used to determine each such surviving contingent  Beneficiary's  interest if one or more of  such  contingent  Beneficiaries  predeceases  the  Participant.  If no  such contingent Beneficiaries survive the Participant, the interest of the contingent
Beneficiaries  shall be divided among the primary  Beneficiaries under the ratio principle described in Section 7.3(A).

7.4      Qualified Disclaimers:

     A  Beneficiary  who is entitled to receive any benefits  under the Plan may disclaim all or any portion of such benefits by filing a written disclaimer with the Plan Administrator  after the death of the Participant.  Any such disclaimer shall be irrevocable, must be notarized or witnessed to the Plan Administrator's satisfaction,  and must comply with the  requirements  of the Code for qualified disclaimers  in order to be  effective.  If such a disclaimer is received by the
Plan  Administrator  before the payment of all remaining benefits under the Plan otherwise owed to such disclaiming Beneficiary,  then, notwithstanding any other provision of the Plan, any disclaimed  benefits  otherwise payable to the person filing such disclaimer shall be paid to the person designated by the Participant to  receive  such  benefits  in  the  event  of  such  a  disclaimer,  or if the
Participant  has made no such  designation,  then to the person who would be the
Participant's  Beneficiary  determined in accordance with this Article VII as if the disclaiming person had predeceased the Participant.

7.5      Electronic Media:

     Any notice,  election,  consent to a distribution,  or other  communication under this Article VII may be made by means of such  electronic,  telephonic  or other media authorized by the Plan  Administrator to the extent permitted and in the manner required under applicable law.

                                  ARTICLE VIII
                                   FIDUCIARIES

8.1      Named Fiduciaries:

     8.1.1 Plan Administrator:

     The Plan Administrator shall be the named  administrative  fiduciary of the
Plan and a "named  fiduciary"  of the  Plan,  as that term is  defined  in ERISA
Section 402(a)(2),  with  authority  to control  and manage  the  operation  and administration  of the Plan,  other than  authority  to manage and control  Plan assets.  The Plan  Administrator  shall  also be the "Plan  Administrator"  with respect to the Plan, as those terms are defined in ERISA Section 3(16)(A) and in
Code Section 414(g), respectively. (See Article IX "Plan Administration").

     8.1.2 Named Fiduciaries:

     (A) The Trustee, or the Investment Committee,  shall be a "named fiduciary"
of the Plan, as that term is defined in ERISA Section 402(a)(2),  with authority to manage and control all Trust Fund assets and to select an Investment  Manager or Investment Managers.

     (B) If  Merrill  Lynch  Trust,  Co.,  FSB is the  Trustee,  it  shall  be a nondiscretionary  trustee; (and all investment authority shall be delegated to a named investment  fiduciary or to Participants) an Investment Committee shall be appointed  by  the  Primary  Employer,  who  may  also  remove  such  Investment
Committee;   and  the  Investment  Committee  shall  be  the  "named  investment fiduciary" with respect to Trust Fund assets.

     (C)  With  respect  to  Participant-Directed  Assets,  the  Participant  or
Beneficiary  having the power to direct the  investment  of such assets shall be the "named fiduciary."

     8.1.3 Investment Authority:

     Unless otherwise delegated to the Investment Committee,  the Trustee (other than Merrill  Lynch Trust Co., FSB if it is the Trustee)  shall have in addition to the other rights,  powers,  duties and obligations granted or imposed upon it elsewhere  in the Plan,  the power to make and deal with any  investment  of the
Trust Fund  permitted in Section  10.4,  except  Participant-Directed  Assets or assets for which an  Investment  Manager has such power,  in any manner which it deems advisable and shall also:

     (A) establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA;

     (B) have the power to select Annuity Contracts, if applicable;

     (C) have the power to determine, if applicable,  what investments specified in Section 10.4 are available as Participant-Directed Assets, including, without limitation,  Qualified  Employer  Securities  and regulated  investment  company shares.

     (D) If Merrill Lynch Trust Co., FSB is the Trustee, the foregoing authority and  responsibilities  are  delegated  by the  Primary  Employer  to  the  named investment fiduciary of the Plan (which shall be the Primary Employer unless the
Primary Employer delegates that function to another named investment fiduciary).

8.2      Employment of Advisers:

     A  "named  fiduciary,"  with  respect  to the  Plan  (as  defined  in ERISA
Section 402(a)(2))  and any  "fiduciary"  (as  defined  in  ERISA  Section 3(4))
appointed by such a "named  fiduciary," may employ one or more persons to render
advice  with  regard  to  any   responsibility  of  such  "named  fiduciary"  or
"fiduciary" under the Plan.

8.3      Multiple Fiduciary Capacities:

     Any  "named  fiduciary"  with  respect  to the  Plan (as  defined  in ERISA
Section 402(a)(2))  and any other "fiduciary" (as defined in ERISA Section 3(4))
with respect to the Plan may serve in more than one fiduciary capacity.  A named
fiduciary   shall  be  treated  as  a  fiduciary   only  with  respect  to  such
responsibilities  and  authority  delegated  to it by the Plan or by the Primary
Employer.  In the absence of any delegation of fiduciary  authority to any other individual by the Primary Employer,  the Primary Employer is the named fiduciary for all administrative and investment purposes of the Plan.

8.4      Indemnification:

     To the extent not  prohibited by state or federal law, the Employer  agrees to,  and  shall  indemnify  and hold  harmless,  as the case may be,  each  Plan
Administrator  (if a  person  other  than  the  Employer),  Trustee,  Investment
Committee  and/or any  Employee,  officer or  director  of the  Employer,  or an
Affiliate,  from all claims for liability,  loss,  damage or expense  (including payment of reasonable  expenses in connection  with the defense against any such claim)  which  result  from any  exercise  or  failure  to  exercise  any of the indemnified  person's  responsibilities  with respect to the Plan, other than by reason of gross negligence.

8.5      Payment of Expenses:

     8.5.1 Plan Expenses:

     All  Plan  expenses,  including  without  limitation,   expenses  and  fees
(including  fees for legal  services  rendered  and fees to the  Trustee) of the
Sponsor,  Plan  Administrator,  Investment Manager,  Trustee,  and any insurance company,  shall be charged against and withdrawn from the Trust Fund;  provided, however,  the Employer may pay any of such  expenses or reimburse the Trust Fund for any payment.  In addition,  forfeitures may be applied toward the payment of
Plan expenses as provided in Section 3.7.

     8.5.2 Transactional Costs:

     All  transactional  costs  or  charges  imposed  or  incurred  (if any) for
Participant-Directed  Assets  shall be charged to the  Account of the  directing
Participant or Beneficiary.  Transactional costs and charges shall include,  but shall not be limited  to,  charges  for the  acquisition  or sale or exchange of
Participant-Directed   Assets,   brokerage  commissions,   service  charges  and
professional fees.

     8.5.3 Taxes:

     Any taxes which may be imposed upon the Trust Fund or the income  therefrom shall be deducted from and charged against the Trust Fund.

     8.5.4 Permitted Payments:

     To the extent permitted by law, the Employer  authorizes the Trustee and/or its affiliates to receive payments from certain mutual funds (and/or  collective trusts) for which no  affiliate  of the Trustee  acts as  investment  manager or advisor (or from the principal  distributors  and/or  advisors of those funds or trusts), in connection with the performance of reasonable and necessary services
(including recordkeeping, subaccounting, account maintenance, administrative and other  shareholder  services).  The Employer  understands  that different mutual funds (or collective trusts) may be subject to different fee arrangements.  Upon written  request,  the Trustee shall provide further details on any specific fee arrangements that may be applicable to investments under the Plan.

                                   ARTICLE IX
                               PLAN ADMINISTRATION

9.1      The Plan Administrator:

     9.1.1 Appointment of Plan Administration:

     The Employer may appoint one or more persons as Plan Administrator, who may also  be  removed  by the  Employer.  If any  individual  is  appointed  as Plan
Administrator,  and  the  individual  is an  Employee,  the  individual  will be considered  to have  resigned  as  Plan  Administrator  if he or she  terminates
Employment   and  at  least  one  other  person   continues  to  serve  as  Plan
Administrator.  Employees  shall  receive  no  compensation  for their  services rendered to or as Plan Administrator.

     9.1.2 Voting Authority:

     If more  than one  person is  designated  as Plan  Administrator,  the Plan
Administrator  shall act by a majority  of its members at the time in office and such action may be taken  either by a vote at a meeting or in writing  without a
meeting.   However,  if  less  than  three  members  are  appointed,   the  Plan
Administrators  shall act only upon the  unanimous  consent of its  members.  An individual who is a Plan  Administrator  and who is also a Participant shall not vote or act upon any matter  relating to himself or herself,  unless such person is the sole Plan Administrator.

     9.1.3 Other Authority:

     The Plan  Administrator  may authorize in writing any person to execute any document or documents on the Plan  Administrator's  behalf,  and any  interested person,  upon  receipt  of  notice of such  authorization  directed  to it,  may thereafter  accept and rely upon any document executed by such authorized person until the Plan  Administrator  shall deliver to such interested person a written revocation of such authorization.

9.2      Powers and Duties of the Plan Administrator:

     9.2.1 Interpretation of Plan Document:

     The Plan Administrator shall have full discretionary authority necessary to administer  the Plan and  carry  out its  provisions.  The Plan  Administrator's
authority   shall  include   discretionary   authority  to  interpret  all  Plan
provisions,  including provisions relating to eligibility,  benefit amounts, and all other questions arising in the administration, interpretation, and operation of the Plan. No Participant or Beneficiary shall be entitled to any distribution of benefits hereunder  (including any Plan loans) unless the Plan Administrator, in its discretion,  determines that the requirements  otherwise specified in the
Plan have been met with respect to such distributions.  Any determination by the
Plan Administrator shall be conclusively  binding upon all persons interested in the  Plan.  It is  intended  that  any  exercise  of  the  Plan  Administrator's discretionary  authority  not be reversed by a court of law unless such exercise of authority is determined to be arbitrary and capricious or made in bad faith.

     9.2.2 Administrative Powers:

     The Plan  Administrator  shall have the power and  discretion to promulgate such rules and  procedures,  to maintain or cause to be maintained  such records and to  issue  such  forms  as it  shall  deem  necessary  and  proper  for  the administration of the Plan.

     9.2.3 Elections:

     Subject to the terms of the Plan, the Plan  Administrator  shall  determine the time and manner in which all elections  authorized by the Plan shall be made or revoked.

     9.2.4 Miscellaneous:

     The  Plan  Administrator  shall  have  all  the  rights,   powers,  duties,
discretionary authority, and obligations granted to or imposed upon it elsewhere in the Plan.

     9.3 Delegation of Responsibility:

     The Plan Administrator may designate persons,  including persons other than
"named  fiduciaries"  (as defined in ERISA  Section 402(a)(2))  to carry out the specified responsibilities of the Plan Administrator and shall not be liable for any act or omission of a person so designated.

9.4      Administrative Error:

     The  Plan  Administrator  shall  take  such  actions  as it  deems,  in its discretion,  to be necessary to correct any inequity  resulting  from  incorrect information  received or communicated in good faith, or due to administrative or operational  error. Such actions may include,  but are not limited to, utilizing the IRS Employee Plans  Compliance  Resolution  System,  the Department of Labor
Voluntary Fiduciary Correction Program, or any other similar program of the IRS, or Department of Labor,  or other agency;  reallocating  plan assets;  adjusting future  payments to  Participants  and  Beneficiaries;  and pursuing  actions to recover erroneous benefit payments made in error or on the basis of incorrect or incomplete information.

                                   ARTICLE X
                        TRUSTEE AND INVESTMENT COMMITTEE

10.1     Appointment of Trustee and Investment Committee:

     10.1.1 Appointment:

     The Employer shall appoint one or more persons as a Trustee who shall serve as such for all or a portion  of the  Trust  Fund.  By  executing  the  Adoption
Agreement:  (i) the Employer represents that all necessary action has been taken for the  appointment  of the  Trustee;  (ii) the  Trustee  acknowledges  that it accepts such  appointment;  and (iii) both the Employer and the Trustee agree to act in accordance with the Trust provisions contained in this Article X.

     10.1.2 Status of Trustee:

     An  Employee  appointed  as Trustee or to the  Investment  Committee  shall receive no  compensation  for  services  rendered in such  capacity  and will be considered to have resigned if he or she terminates  Employment and at least one other person continues to act as Trustee or as the Investment Committee,  as the
case may be. If Merrill Lynch Trust Co., FSB is the Trustee,  the Employer shall appoint an  Investment  Committee  and Merrill  Lynch Trust Co.,  FSB shall be a nondiscretionary trustee.

     10.1.3 Action of Trustee:

     If more  than one  person is acting  as the  Trustee,  or as an  Investment
Committee, such Trustee, or Investment Committee, shall act by a majority of the persons at the time so acting and such action may be taken either by a vote at a meeting or in writing without a meeting. If less than three members are serving, the Trustee, or Investment Committee,  shall act only upon the unanimous consent of those serving. The Trustee, or Investment Committee, may authorize in writing any  person  to  execute  any  document  or  documents  on its  behalf,  and any interested person, upon receipt of notice of such authorization  directed to it, may  thereafter  accept and rely upon any document  executed by such  authorized person  until the  Trustee,  or  Investment  Committee,  shall  deliver  to such interested person a written revocation of such authorization.

     10.2 The Trust Fund

     The Trustee shall receive such sums of money or other  property  acceptable to the Trustee which shall from time to time be paid or delivered to the Trustee under the Plan.  The  Trustee  shall  hold in the  Trust  Fund all such  assets, without  distinction  between  principal and income,  together with all property purchased  therewith  and the  proceeds  thereof  and the  earnings  and  income thereon.  The Trustee shall not be responsible for, or have any duty to enforce, the collection of any  contributions  or assets to be paid or transferred to it, or for verifying  whether  contributions  or transfers to it are allowable under the Plan,  nor shall the Trustee be  responsible  for the  adequacy of the Trust
Fund to meet or discharge liabilities under the Plan.

     10.2.1 Contributions to Trust Fund:

     The  Trustee  shall  receive  in cash or  other  assets  acceptable  to the
Trustee,  so  long  as such  assets  received  do not  constitute  a  prohibited transaction, all contributions paid or delivered to it which are allocable under the Plan and to the Trust Fund and all  transfers  paid or  delivered  under the
Plan to the Trust Fund from a predecessor  trustee or another trust (including a trust  forming  part of  another  plan  qualified  under  Code  Section  401(a);
provided,  however,  that the Trustee shall not be obligated to receive any such contribution  or transfer unless prior thereto or coincident  therewith,  as the
Trustee may specify, the Trustee has received such  reconciliation,  allocation, investment or other information concerning,  or such direction,  contribution or representation  with  respect  to, the  contribution  or  transfer or the source thereof as the Trustee may require.  The Trustee shall have no duty or authority to (a) require any  contributions  or  transfers to be made under the Plan or to the Trustee,  (b) compute any amount to be contributed or transferred  under the
Plan to the Trustee,  or (c) determine  whether amounts  received by the Trustee comply with the Plan.

     10.2.2 Assets of Trust Fund:

     The Trust Fund shall  consist of all money and other  property  received by the Trustee under Section 10.2, increased by any income or gains on or increment in such assets and  decreased  by any  investment  loss or  expense,  benefit or disbursement paid under the Plan.

     10.3 Relationship with Plan Administrator:

     10.3.1 Trustee Not Responsible for Payments from the Trust Fund:

     Neither  the  Trustee,  nor the  Investment  Committee,  if any,  shall  be responsible in any respect for the administration of the Plan. Payments of money or property from the Trust Fund shall be made by the Trustee upon direction from the  Plan  Administrator  or its  designee.  Payments  by the  Trustee  shall be transmitted to the Plan Administrator or its designee for delivery to the proper payees or to payee addresses supplied by the Plan Administrator or its designee, and the Trustee's  obligation to make such payments shall be satisfied upon such transmittal.  The Trustee  shall have no obligation to determine the identity of persons entitled to payments under the Plan or their addresses.

     10.3.2 Communication of Plan Administrator Directions:

     Directions  from or on behalf  of the Plan  Administrator  or its  designee shall be communicated to the Trustee or the Trustee's  designee for that purpose only in a manner and in accordance  with  procedures  acceptable to the Trustee.
The Trustee's  designee shall not,  however,  be empowered to implement any such directions except in accordance with procedures  acceptable to the Trustee.  The
Trustee shall have no liability for following any such  directions or failing to act in the absence of any such  directions.  The Trustee shall have no liability for the acts or omissions of any person  making or failing to make any direction under the Plan or the provisions of this Article X nor any duty or obligation to review any such direction, act or omission.

     10.3.3 Disputes Concerning Payments:

     If a dispute  arises over the  propriety of the Trustee  making any payment from the Trust Fund,  the Trustee may withhold the payment until the dispute has been resolved by a court of competent  jurisdiction or settled by the parties to the dispute.  The Trustee may consult legal counsel and shall be fully protected in acting upon the advice of counsel.

10.4     Investment of Assets:

     10.4.1 Permissible Investments:

     Except as provided in Section  10.4.2,  investments of the Trust Fund shall be made in the  following  manner,  but only if  compatible  with the  Sponsor's administrative and operational requirement and framework:

     (A) shares of any regulated  investment company managed in whole or in part by the Sponsor or any affiliate of the Sponsor;

     (B) any  property  purchased  through the Sponsor or any  affiliate  of the
Sponsor,  whether or not  productive of income or consisting of wasting  assets, including,  without  limitation  by  specification,  governmental,  corporate or personal  obligations,  trust and participation  certificates,  leaseholds,  fee titles,  mortgages and other  interests in realty,  preferred and common stocks, convertible  stocks and securities,  shares of regulated  investment  companies, certificates of deposit,  put and call options and other option contracts of any type,  foreign  or  domestic,  whether or not  traded on any  exchange,  futures contracts and options on futures  contracts traded on or subject to the rules of an exchange  which has been  designated  as a contract  market by the  Commodity
Futures Trading  Commission,  an independent U.S.  government agency,  contracts relating to the lending of property,  evidences of  indebtedness or ownership in
foreign   corporations  or  other   enterprises,   or  indebtedness  of  foreign
governments,   group  trust  participations,   limited  or  general  partnership
interests,  insurance  contracts,  annuity  contracts,  any other  evidences  of indebtedness  or ownership  including oil,  mineral or gas  properties,  royalty interests or rights (including equipment pertaining thereto); and

     (C) Qualifying Employer Securities or "qualifying employer real properties"
(as that term is defined in ERISA  Section 407(d)  to the  extent  permitted  in
Section 10.4.3).

     10.4.2 Investment Limitations:

     (A)  Up to  25%  or  with  the  written  consent  of  the  Sponsor  or  its representative,  an additional  percentage of each Plan Year's contributions may be invested in property as specified  in Section  10.4.1(B)  acquired  through a person other than the Sponsor or an affiliate of the Sponsor.

     (B) Except as permitted by Section  10.4.2(A) and except as may result from a Rollover  Contribution  without  the  written  consent  of the  Sponsor or its representative,  property  may not be acquired  through a person  other than the
Sponsor or an affiliate of the Sponsor if following such  acquisitions the value of the property so acquired would exceed 25% of the value of the Trust Fund.

     10.4.3 Investments in Qualifying Employer Securities or Qualifying Employer
Real Property:

     In its sole discretion, the Investment Committee, or Trustee if there is no
Investment Committee:

     (A) may permit the  investment of up to 10% of the Trust Fund in Qualifying
Employer  Securities or  "qualifying  employer  real  property" (as that term is defined in ERISA  Section 407(d)),  to the extent such  investment is compatible with the Sponsor's  administrative  and operational  requirements and framework;
and

     (B) may determine,  subject to Section 10.4.2,  that a percentage of assets in  excess of 10% of the  Trust  Fund may be  invested  in  Qualifying  Employer
Securities or "qualifying employer real property" by a profit-sharing plan.

     10.4.4 Prototype Plan:

     This Plan will be  recognized  as a Prototype  Plan by the Sponsor  only by complying with the provisions of this Section 10.4.

     10.5  Investment  Direction,  Participant-Directed  Assets  and  Qualifying
Employer Investments:

     10.5.1 Management of Investments:

     The  Trustee,  or  Investment  Committee  if  appointed,  shall  manage the investment  of the Trust Fund except  insofar as (A) an  Investment  Manager has authority  to  manage  Trust  assets,  or (B)  Participant-Directed  Assets  are permitted as specified in the Adoption  Agreement.  Except as required by ERISA, if an Investment Committee is acting, the Trustee shall invest the Trust Fund as directed by the Investment Committee,  an Investment Manager or a Participant or
Beneficiary,  as the case may be, and the  Trustee  shall have no  discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust.  Participant-Directed  Assets  shall be  invested  in accordance  with  the  direction  of the  Participant  or,  in the  event of the
Participant's  death  before an  Account is fully  paid out,  the  Participant's
Beneficiary  with  respect  to the  assets  involved;  provided,  however,  that
Participant-Directed Assets may not be invested in "collectibles" (as defined in
Code  Section 408(m)(2)).   If  there  are   Participant-Directed   Assets,  the
investment  of these  assets  shall be made in  accordance  with such  rules and procedures  established by the Plan Administrator  which must be consistent with the rules and procedures of the Sponsor or its affiliate, as the case may be.

     10.5.2 Participant Directed Assets:

     With   respect   to   Participant-Directed   Assets,   neither   the   Plan
Administrator, the Investment Committee nor the Trustee shall:

     (A)  make  any  investments  or  dispose  of any  investments  without  the direction of the  Participant or Beneficiary  for whom the  Participant-Directed
Assets are  maintained,  except as  provided in Section 8.5 so as to pay fees or expenses of the Plan;

     (B) be responsible  for reviewing any investment  direction with respect to
Participant-Directed   Assets  or  for  making   recommendations  on  acquiring,
retaining or disposing of any assets or otherwise regarding any assets;

     (C) have any duty to determine  whether any  investment is an authorized or proper one; or

     (D) be liable for  following  any  investment  direction or for any losses, taxes or other consequences incurred as a consequence of investments selected by any  Participant  or  Beneficiary  or for  holding  assets  uninvested  until it receives proper instructions.

     10.5.3 Administration of Participant Directed Assets:

     If  Participant-Directed  Assets are permitted,  a list of the Participants and  Beneficiaries  and such  information  concerning  them as the  Trustee  may specify  shall be provided  by the  Employer  or the Plan  Administrator  to the
Trustee  and/or  such  person as are  necessary  for the  implementation  of the directions in accordance with the procedure acceptable to the Trustee.

     10.5.4 Investment of Funds Pending Investment Direction:

     It is  understood  that the Trustee  may,  from time to time,  have on hand funds which are received as  contributions  or transfers to the Trust Fund which are  awaiting  investment  or funds from the sale of Trust Fund assets which are awaiting  reinvestment.  Absent  receipt by the Trustee of a direction  from the proper  person for the  investment  or  reinvestment  of such funds or otherwise prior to the  application of funds in  implementation  of such a direction,  the
Trustee  shall cause such funds to be  invested  in shares of such money  market fund or other  short term  investment  vehicle  as the  Trustee,  or  Investment
Committee if appointed, may specify for this purpose from time to time. Any such investment fund may be sponsored,  managed,  or distributed by the Sponsor or an affiliate of the Sponsor.

     10.5.5 Communication of Investment Direction:

     Directions  for the  investment or  reinvestment  of Trust assets of a type referred to in Section 10.4 from the Investment Committee, an Investment Manager or a Participant or  Beneficiary,  as the case may be, shall, in a manner and in accordance  with  procedures  acceptable to the Trustee,  be communicated to and implemented by, as the case may be, the Trustee, the Trustee's designee or, with
the  Trustee's  consent  and  if  an  Investment   Committee  is  operating,   a
broker/dealer   designated  for  the  purpose  by  the   Investment   Committee.
Communication  of any such direction to such a designee or  broker/dealer  shall conclusively  be deemed an  authorization  to the designee or  broker/dealer  to implement the direction even though coming from a person other than the Trustee.
The Trustee shall have no liability for its or any other person's following such directions or failing to act in the absence of any such directions.  The Trustee shall have no liability  for the acts or omissions of any person  directing  the investment or reinvestment of Trust Fund assets or making or failing to make any direction referred to in Section 10.5.6.

     10.5.6  Voting  and  Other  Rights  Other  than  for  Qualifying   Employer
Securities:

     The voting and other rights in securities or other assets held in the Trust shall be  exercised  by the Trustee  provided,  however,  that if an  Investment
Committee is appointed,  the Trustee shall act as directed by such person who at the time has the right to direct the investment or  reinvestment of the security or other asset involved.

     10.5.7 Voting Qualifying Employer Securities:

     With respect to any Qualifying Employer Securities allocated to an Account, each  Participant  shall be  entitled to direct the Trustee in writing as to the manner in which Qualifying Employer Securities are to be voted.

     10.5.8 Tender or Exchange of Qualifying Employer Securities:

     With respect to any Qualifying Employer Securities allocated to an Account, each  Participant  shall be  entitled to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer or other decisions with respect to the Qualifying  Employer  Securities.  The Plan  Administrator  shall utilize its best efforts to timely distribute or cause to be distributed to each
Participant such information received from the Trustee as will be distributed to shareholders  of the  Employer  in  connection  with any such tender or exchange offer or other similar matter or any vote referred to in Section 10.5.7.

     10.5.9 Failure to Vote or Tender With Respect to Trust Fund Assets:

     If an  Investment  Committee is  appointed,  notwithstanding  any provision hereof  to the  contrary,  in the event  the  person  with the right to direct a voting or other  decision  with  respect to any  security,  Qualifying  Employer
Securities,  or other asset held in the Trust does not  communicate any decision on the matter to the Trustee or the Trustee's designee by the time prescribed by the  Trustee  or the  Trustee's  designee  for that  purpose  or if the  Trustee notifies the Investment Committee,  if applicable,  either that it does not have precise  information as to the securities,  Qualifying Employer  Securities,  or other assets involved allocated on the applicable record date to the accounts of all  Participants  and  Beneficiaries  or that time constraints make it unlikely that Participant,  Beneficiary or Investment Manager direction,  as the case may be, can be received on a timely basis, the decision shall be the  responsibility of the Investment Committee and shall be communicated to the Trustee on a timely basis.  In the event an  Investment  Committee  with any right under the Plan to direct a voting or other  decision  with  respect  to any  security,  Qualifying
Employer Securities,  or other asset held in the Trust, does not communicate any decision  on the matter to the  Trustee or the  Trustee's  designee  by the time prescribed by the Trustee for that purpose,  the Trustee may, at the cost of the
Employer,  obtain advice from a bank,  insurance company,  investment adviser or other investment  professional (including an affiliate of the Trustee) or retain an Investment  Manager or other  independent  fiduciary with full  discretion to make the decision. Except as required by ERISA, the Trustee shall (a) follow all directions  above  referred  to in this  Section  and (b) shall  have no duty to exercise  voting  or other  rights  relating  to any such  security,  Qualifying
Employer Security or other asset.

     10.5.10 Proxy Materials:

     The Plan  Administrator  shall  establish,  or cause to be  established,  a procedure  acceptable to the Trustee for the timely dissemination to each person entitled to direct the Trustee or its designee as to a voting or other  decision called for  thereby  or  referred  to  therein of all proxy and other  materials bearing on the decision.

     10.5.11 Common or Collective Trust Fund:

     Any person  authorized to direct the investment of Trust assets may, if the
Trustee and the  Investment  Committee,  if  applicable,  so permit,  direct the
Trustee to invest such assets in a common or collective  trust maintained by the
Trustee for the  investment  of assets of  qualified  trusts  under Code Section
401(a),  individual  retirement  accounts under Code Section 408(a) and plans or governmental units described in Code Section 818(a)(6).  The documents governing any such common or collective trust fund maintained by the Trustee, and in which
Trust assets have been invested,  are hereby incorporated into this Article X by reference.

10.6     Valuation of Accounts:

     10.6.1 Valuation Date:

     A  Participant's  Accounts  shall be  valued at fair  market  value on each
Valuation  Date.  Subject to Section  10.6.2(A),  as of each Valuation Date, the earnings  and losses and  expenses of the Trust Fund shall be  allocated to each
Participant  Account in the ratio that such Account  Balance in that category of
Accounts  bears to all  Account  Balances  in that  category.  With  respect  to
Participant-Directed  Assets,  the earnings  and losses and expenses  (including transactional expenses under Section 8.5.2) of such Participant-Directed  Assets shall be  allocated  to the Account of the  Participant  or  Beneficiary  having authority to direct the investment of the assets in his or her Account.

     10.6.2 Valuation Date of Distribution:

     The Valuation Date with respect to any  distributions  (including,  without limitation,  loan distributions and purchase of annuities) from any Account upon the occurrence of a Benefit Commencement Date or otherwise, shall be:

     (A) with respect to  Participant-Directed  Asset,  the date as of which the
Account distribution is made; and

     (B) with respect to other assets, the Valuation Date immediately  preceding the Benefit  Commencement  Date, if  applicable,  or  immediately  preceding the proposed date of any other distribution from an Account.

     With respect to any contribution allocable to an Account which has not been made as of a Valuation Date determined under this Section 10.6.2,  the principal amount of such contribution distributable because of the occurrence of a Benefit
Commencement  Date shall be distributed  as soon as  practicable  after the date paid to the Trust Fund.

     10.6.3 Valuation of Assets:

     The assets of the Trust shall be valued at fair market value as  determined by the Trustee based upon such sources of  information  as it may deem reliable, including,  but not limited to, stock market quotations,  statistical evaluation services, newspapers of general circulation, financial publications, advice from investment  counselors or brokerage  firms, or any  combination of sources.  The reasonable  costs incurred in  establishing  values of the Trust Fund shall be a charge against the Trust Fund, unless paid by the Employer.

     When the Trustee is unable to arrive at a value based upon information from independent  sources,  it may rely  upon  information  from the  Employer,  Plan
Administrator,  Investment Committee, appraisers or other sources, and shall not incur any  liability  for  inaccurate  valuation  based in good  faith upon such information.

     10.6.4 Loans:

     In the event  that  Participant  loans are  available  under the Plan,  the
Trustee shall reflect one aggregate balance for participant loans under the Plan and shall  reflect  changes  thereto  only as directed  by the  Employer or Plan
Administrator.

10.7     Insurance Contracts:

     10.7.1 Authority to Appoint Insurance Company:

     The  Trustee,  if an  Investment  Committee  is not  appointed,  Investment
Committee,  or Participant or Beneficiary  with respect to  Participant-Directed
Assets, may appoint one or more insurance  companies to hold assets of the Plan, and may direct,  subject to Section 10.7, the purchase of insurance contracts or policies from one or more insurance  companies with assets of the Plan.  Neither the Investment Committee, Trustee nor the Plan Administrator shall be liable for the  validity  of any such  contract  or policy,  the  failure of any  insurance company to make any payments or for any act or omission of an insurance  company with respect to any duties delegated to any insurance company.

     10.7.2 Payment of Insurance Premiums:

     With the consent of the Plan Administrator and upon such notice as the Plan
Administrator may require, a Participant may direct that a portion of his or her
Account be used to pay  premiums on life  insurance on the  Participant's  life;
provided,  however,  that  (a) the  aggregate  premiums  paid on  ordinary  life insurance must be less than 50% of the aggregate  contributions allocated to the
Participant's  Employer  Account,  (b) the aggregate  premiums paid on term life insurance  contracts,  universal  life  insurance  contracts  and all other life insurance  contracts which are not ordinary life insurance may not exceed 25% of the aggregate contributions allocated to the Participant's Employer Account, and
(c) the sum of one-half of the premiums paid on ordinary life  insurance and the total of all other life  insurance  premiums may not exceed 25% of the aggregate contributions allocated to the Employer Account of the Participant. For purposes of these limitations,  ordinary life insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums.

     10.7.3 Owner of Insurance Contract:

     A Trustee other than Merrill  Lynch Trust Co.,  FSB18 shall be the owner of each life insurance  contract purchased under this Section 10.7 and the proceeds of each  such  contract  shall be  payable  to the  Trustee,  provided  that all benefits, rights and privileges under each contract on the life of a Participant which are available  while the  Participant  is living shall be exercised by the
Trustee  only  upon and in  accordance  with  the  written  instructions  of the
Participant.  The proceeds of all such  insurance  on the life of a  Participant shall be paid over by the Trustee to the Participant's Beneficiary in accordance with Article VII.  Under no  circumstances  shall the Trustee retain any part of the proceeds.

     10.7.4 Dividends Earned on Insurance:

     Any  dividends  or credits  earned on a life  insurance  contract  shall be applied when received in reduction of any premiums  thereon,  or, if no premiums are due, applied to increase the proceeds of the insurance contract.

     10.7.5 Reduced Death Benefit:

     If a Participant is found by the Plan Administrator to be insurable only at a  substandard  premium  rate,  the policy shall provide a reduced death benefit using the same premium as would be required if the  Participant  were a standard risk,  the amount of the death benefit being  determined in accordance  with the amount of the rating.

     10.7.6 Cash Surrender Value:

     The cash surrender  value of an insurance  contract to the extent  deriving
from  Employer  or  Participant  contributions,   if  any,  shall  be  included,
respectively, in the Account Balance of the Account from which the premiums were paid.  Any  death  benefits  under an  insurance  contract  payable  before  the
Participant's termination of Employment will be paid to the Trustee for addition to the relevant  Account of the Participant for  distribution in accordance with
Section 7.1.

     10.7.7 Maximum Premium Requirements:

     Any other provisions herein to the contrary  notwithstanding,  the purchase of life insurance for any  Participant  shall be subject to such minimum premium requirements as the Trustee may determine from time to time.

     10.7.8 Origination of Premium Payments:

     Premiums on life insurance  contracts on a Participant's life shall be paid by the Trustee, unless directed otherwise by the Participant, first from cash in the Participant's Employer Accounts to the extent thereof, and then from cash in the  Participant's  Employee  After-Tax  Contributions  Account,  if any, to the
extent thereof.  If there is insufficient cash in either Account to pay premiums due, the Trustee shall notify the  Participant of this fact. If the  Participant does not thereafter instruct the Trustee to sell sufficient assets in an Account of the Participant to pay premiums due on a timely basis,  the Trustee shall not be  obligated  to take any  further  action with  respect to any life  insurance contract on the Participant's life, whether as regards continuing insurance on a paid-up  basis,  effecting a reduction of the insurance in force,  or otherwise, except at the direction of the Participant.

     10.7.9 Distribution of Life Insurance Contracts:

     Prior  to  such  time  as a  Participant  becomes  entitled  to  receive  a distribution  of any  benefits  under  this Plan for any  reason  other than the
Participant's death, the Trustee shall, in accordance with the written direction of the  Participant  delivered to the Plan  Administrator  within such period of time as is  acceptable  to the  Plan  Administrator,  either  convert  all  life insurance contracts on the Participant's life into cash or an annuity to provide current  or  future  retirement  income to the  Participant  or  distribute  the contracts  to the  Participant  as a part of a benefit  distribution;  provided, however, that:

     (A) the contracts  shall not be distributed  unless,  if the Participant is married at the time the  distribution  of the  contracts is to be made,  and the
Plan is a money purchase pension plan, a target benefit plan or a profit-sharing plan to which Section  6.1.2 does not apply,  the  Participant's  Spouse at that time consents to a distribution in the manner prescribed by Section 6.2.4; and

     (B)  if  the  cash  value  of  any   contracts  at  the  time  they  become
distributable to a Participant exceeds a Participant's vested interest in his or her Employer Accounts at that time, the Participant shall be entitled to receive a  distribution  of such contracts  only if the  Participant  promptly pays such excess in cash to the Trust Fund.

     Life insurance  contracts on a Participant's  life shall not continue to be maintained under the Plan following the Participant's  termination of Employment or after Employer contributions have ceased.

     If a Participant on whose life an insurance  contract is held does not make a timely and proper direction  regarding the contract under this Section 10.7.9, the Participant  shall be deemed to have directed that the contract be converted into cash to be distributed in the manner in which the Participant's  benefit is to be distributed.

     10.7.10 Conflict Between Plan and Insurance Contract:

     Anything contained herein to the contrary notwithstanding,  if there is any conflict  between the terms of the Plan and the terms of any insurance  contract purchased under this Section 10.7, the provisions of the Plan shall control.

10.8     The Investment Manager:

     10.8.1 Appointment:

     The  Trustee,  if an  Investment  Committee  is not  appointed,  Investment
Committee,    or   the    Participant   or    Beneficiary    with   respect   to
Participant-Directed  Assets,  may, by an instrument in writing,  appoint one or more  Investment  Managers,  who may be an affiliate of the Merrill  Lynch Trust
Co., FSB, to direct the Trustee in the investment of all or a specified  portion of the  assets of the Trust in  property  specified  in Section  10.4.  Any such
Investment Manager shall be directed by the Trustee, if an Investment  Committee is not appointed, Investment Committee,  Participant or Beneficiary, as the case may be, to act in accordance with the procedures  referred to in Section 10.5.5.
If  appointed,  the  Investment  Committee  shall  notify the Trustee in writing before  the  effectiveness  of the  appointment  or  removal  of any  Investment
Manager.  If there is more than one  Investment  Manager  whose  appointment  is effective  under the Plan at any one  time,  the  Trustee  shall,  upon  written
instructions  from  the  Investment   Committee,   Participant  or  Beneficiary,
establish separate funds for control by each such Investment Manager.  The funds shall consist of those Trust Fund assets designated by the Investment Committee,
Participant or Beneficiary.

     10.8.2 Qualifications of Investment Manager:

     Each person appointed as an Investment Manager shall be:

     (A) an investment adviser  registered under the Investment  Advisers Act of
1940,

     (B) a bank as defined in that Act, or

     (C) an insurance  company  qualified  to manage,  acquire or dispose of any asset of the Plan under the laws of more than one state.

10.8.3   Investment Manager as Fiduciary:

     Each  Investment  Manager  shall  acknowledge  in  writing  that  it  is  a
"fiduciary"  (as defined in ERISA  Section 3(21))  with respect to the Plan. The
Trustee, or the Investment Committee if appointed, shall enter into an agreement with each  Investment  Manager  specifying the duties and  compensation  of such
Investment  Manager  and  the  other  terms  and  conditions  under  which  such
Investment  Manager  shall be retained.  Neither the Trustee nor the  Investment
Committee,  if  appointed,  shall  be  liable  for  any act or  omission  of any
Investment  Manager  and shall not be liable  for  following  the  advice of any
Investment  Manager  with  respect to any  duties  delegated  to any  Investment
Manager.

     10.8.4 Identification of Amounts for Investment Manager:

     The Trustee,  or Investment  Committee if appointed,  or the Participant or
Beneficiary,  if applicable with respect to  Participant-Directed  Assets, shall have the power to  determine  the amount of Trust Fund  assets to be invested in accordance  with the  direction  of a designated  Investment  Manager and to set investment objectives and guidelines for the Investment Manager.

     10.8.5 Second Trust Fund:

     The  Employer may appoint a second  trustee  under the Plan with respect to assets which the Employer desires to contribute or have transferred to the Trust
Fund, but which the other Trustee does not choose to accept: provided,  however, that if Merrill Lynch Trust Co., FSB is a Trustee,  its consent  (which  consent may be evidenced  by its  acceptance  of its  appointment  as Trustee)  shall be required.  In the  event and upon the  effectiveness  of the  acceptance  of the second Trustee's  appointment,  the Employer shall be deemed to have created two trust funds under the Plan, each with its own Trustee,  each governed separately by this  Article X. Each  Trustee  under  such an  arrangement  shall,  however, discharge its duties and responsibilities solely with respect to those assets of the Trust  delivered into its  possession and except under ERISA,  shall have no duties,  responsibilities  or obligations  with respect to property of the other
Trust nor any  liability  for the acts or omissions of the other  Trustee.  As a condition to its consent to the appointment of a second  trustee,  Merrill Lynch
Trust Co.,  FSB shall  assure that  recordkeeping,  distribution  and  reporting procedures  are  established  on a  coordinated  basis between it and the second trustee as considered necessary or appropriate with respect to the Trusts.

10.9     Powers of Trustee:

     10.9.1 Trustee's Power:

     At the direction of the person authorized to direct such action as referred to in Section  10.5.1,  but  limited  to those  assets or  categories  of assets acceptable  to the  Trustee  as  referred  to in  Section  10.4,  or at its  own discretion  if no such person is so  authorized,  the Trustee,  or the Trustee's designee or a broker/dealer as referred to in Section 10.5.5,  is authorized and empowered:

     (A) To  invest  and  reinvest  the Trust  Fund,  together  with the  income therefrom, in assets specified in Section 10.4;

     (B) To  deposit  or  invest  all or any part of the  assets of the Trust in savings  accounts  or  certificates  of deposit or other  deposits  in a bank or savings and loan  association  or other  depository  institution,  including the
Trustee or any of its  affiliates,  provided  with respect to such deposits with the Trustee or an affiliate the deposits bear a reasonable interest rate;

     (C) To hold,  manage,  improve,  repair and control all  property,  real or personal,  forming part of the Trust Fund; to sell, convey, transfer,  exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time;

     (D) To have, respecting  securities,  all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee  necessary  for the  protection of the Trust Fund; to vote any  corporate  stock  either in person or by proxy,  with or  without  power of substitution,  for  any  purpose;  to  participate  in  voting  trusts,  pooling
agreements,   foreclosures,   reorganizations,   consolidations,   mergers   and
liquidations, and in connection therewith to deposit securities with or transfer title  to  any  protective  or  other  committee;  to  exercise  or  sell  stock subscriptions or conversion rights; and, regardless of any limitation  elsewhere in this instrument  relative to investments by the Trustee, to accept and retain as an investment any securities or other property  received through the exercise of any of the foregoing powers;

     (E) Subject to Section 10.5.4 hereof,  to hold in cash,  without  liability for  interest,  such  portion of the Trust Fund which it is  directed to so hold pending investments, or payment of expenses, or the distribution of benefits;

     (F) To take such  actions as may be  necessary  or desirable to protect the
Trust from loss due to the default on mortgages held in the Trust  including the appointment  of agents  or  trustees  in such  other  jurisdictions  as may seem desirable,  to transfer  property to such agents or  trustees,  to grant to such agents such powers as are  necessary or desirable to protect the Trust Fund,  to direct such agent or trustee, or to delegate such power to direct, and to remove such agent or trustee;

     (G) To settle,  compromise or abandon all claims and demands in favor of or against the Trust Fund;

     (H) To invest in any common or  collective  trust fund of the type referred to in Section 10.5.11 hereof maintained by the Trustee;

     (I) To exercise all of the further rights,  powers,  options and privileges granted,  provided  for, or vested in trustees  generally  under ERISA and other pertinent federal law, and to the extent that federal law is inapplicable, under the laws of the State of New  Jersey if  Merrill  Lynch  Trust  Co.,  FSB is the
Trustee or the state  where the  Trustee is located if Merrill  Lynch Trust Co.,
FSB is not the Trustee,  so that the powers  conferred  upon the Trustee  herein shall not be in limitation  of any  authority  conferred by law, but shall be in addition thereto;

     (J) To borrow  money  from any  source  and to  execute  promissory  notes, mortgages  or other  obligations  and to pledge or mortgage  any trust assets as security, subject to applicable requirements of the Code and ERISA; and

     (K) To maintain accounts at, execute  transactions  through, and lend on an adequately secured basis stocks,  bonds or other securities to, any brokerage or other firm, including any firm which is an affiliate of the Trustee.

     10.9.2 Additional Powers:

     To the extent  necessary or which it deems  appropriate  to  implement  its powers  under  Section  10.9.1 or  otherwise  to  fulfill  any of its duties and responsibilities  as  Trustee  of the Trust  Fund,  the  Trustee  shall have the following additional powers and authority:

     (A) to register  securities,  or any other property,  in its name or in the name of any  nominee,  including  the name of any  affiliate or the nominee name designated by any affiliate, with or without indication of the capacity in which property shall be held, or to hold  securities in bearer form and to deposit any securities or other property in a depository or clearing corporation;

     (B) to designate  and engage the  services  of, and to delegate  powers and
responsibilities  to,  such  agents,  representatives,   advisers,  counsel  and
accountants as the Trustee considers  necessary or appropriate,  any of whom may be an  affiliate  of the  Trustee or a person who  renders  services  to such an affiliate,  and, as a part of its expenses  under this Trust  Agreement,  to pay their reasonable expenses and compensation;

     (C) to make, execute and deliver,  as Trustee,  any and all deeds,  leases, mortgages,  conveyances,  waivers,  releases  or other  instruments  in  writing necessary or appropriate for the  accomplishment  of any of the powers listed in this Trust Agreement; and

     (D)  generally  to do all other acts which the Trustee  deems  necessary or appropriate for the protection of the Trust Fund.

     10.9.3 Limitations on Trustee's Authority:

     The  Trustee  shall  have no duties or  responsibilities  other  than those specified in the Plan.

10.10    Accounting and Records:

     10.10.1 Maintenance of Records and Accounts:

     The Trustee shall maintain or cause to be maintained  accurate  records and accounts of all Trust transactions and assets. The records and accounts shall be available at reasonable  times during normal  business  hours for  inspection or audit by the Plan  Administrator,  Investment  Committee,  if appointed,  or any person designated for the purpose by either of them.

     10.10.2 Written Accounting:

     Within 90 days  following  the close of each fiscal year of the Plan or the effective date of the removal or  resignation of the Trustee,  the Trustee shall file  with the  Plan  Administrator  a  written  accounting  setting  forth  all transactions  since  the  end  of  the  period  covered  by  the  last  previous accounting.  The  accounting  shall include a listing of the assets of the Trust showing  the  value of such  assets at the close of the  period  covered  by the accounting. On direction of the Plan Administrator,  and if previously agreed to by the  Trustee,  the Trustee  shall  submit to the Plan  Administrator  interim valuations, reports or other information pertaining to the Trust.

     The Plan  Administrator  may approve  the  accounting  by written  approval delivered  to the  Trustee or by failure to deliver  written  objections  to the
Trustee within 60 days after receipt of the accounting.  Any such approval shall be binding on the Employer,  the Plan  Administrator,  the Investment  Committee
and, to the extent permitted by ERISA, all other persons.

     10.11 Judicial Settlement of Accounts:

     The Trustee can apply to a court of competent  jurisdiction at any time for judicial  settlement  of  any  matter  involving  the  Plan  including  judicial settlement of the Group Trustee's account.  If it does so, the Trustee must give the Plan  Administrator the opportunity to participate in the court proceedings, but the Trustee can also involve other persons.  Any expenses the Trustee incurs in  legal  proceedings  involving  the  Plan,  including  attorney's  fees,  are chargeable  to the Trust Fund as an  administrative  expense.  Any  judgment  or decree  which  may be  entered  in  such a  proceeding,  shall,  subject  to the provision of ERISA,  be conclusive  upon all persons  having or claiming to have any interest in the Trust Fund or under any Plan.

10.12    Resignation and Removal of Trustee:

     10.12.1 Resignation of Trustee:

     The Trustee may resign at any time upon at least 30 days' written notice to the Employer.

     10.12.2 Removal of Trustee:

     The Employer may remove the Trustee upon at least 30 days'  written  notice to the Trustee.

     10.12.3 Successor Trustee:

     Upon  resignation  or removal of the Trustee,  the Employer shall appoint a successor  trustee.  Upon failure of the Employer to appoint,  or the failure of the  effectiveness of the appointment by the Employer of, a successor trustee by the effective date of the  resignation or removal,  the Trustee may apply to any court of competent jurisdiction for the appointment of a successor.

     Promptly after receipt by the Trustee of notice of the effectiveness of the appointment  of the  successor  trustee:  (a) the Trustee  shall  deliver to the successor  trustee  such  records as may be  reasonably  requested to enable the successor trustee to properly  administer the Trust Fund and all property of the
Trust after  deducting  therefrom such amounts as the Trustee deems necessary to provide for  expenses,  taxes,  compensation  or other  amounts due to or by the
Trustee not paid by the Employer  prior to the  delivery;  and (b) except if the second  Trustee is removed or resigns,  the Plan will no longer be  considered a prototype plan.

     10.12.4 Settlement of Accounts:

     Upon  resignation  or removal of the  Trustee,  the Trustee  shall have the right to a settlement  of its account,  which  settlement  shall be made, at the
Trustee's option,  either by an agreement of settlement  between the Trustee and the Employer or by a judicial settlement in an action instituted by the Trustee.
The  Employer  shall bear the cost of any such  judicial  settlement,  including reasonable attorneys fees.

     10.12.5 Transfer of Assets:

     The Trustee  shall not be  obligated  to transfer  Trust  assets  until the
Trustee is provided  assurance by the Employer  satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

     10.12.6 Rights and Privileges:

     Upon  settlement  of the  account  and  transfer  of the Trust  Fund to the successor  trustee,  all rights and privileges  under the Trust  Agreement shall vest in the  successor  trustee  and all  responsibility  and  liability  of the
Trustee with respect to the Trust and assets thereof shall,  except as otherwise required by ERISA,  terminate  subject only to the requirement  that the Trustee execute all  necessary  documents to transfer the Trust assets to the  successor trustee.

10.13    Group Trust:

     10.13.1 Trustee of Group Trust:

     If elected by the Primary Employer in the Adoption  Agreement,  the Trustee
shall be the Trustee for this Plan and for each other  Qualified  Plan specified in the Adoption Agreement;  provided, however, that such other Qualified Plan is in effect in accordance  with an Adoption  Agreement  under this Prototype Plan.
Any  reference  to  Trustee  and to the Trust  Fund in this Plan  shall mean the
Trustee as the  trustee of a Group Trust  consisting  of the assets of each such plan. The Plan and each other Qualified Plan specified in the Adoption Agreement shall be deemed to join in and adopt the Trust as the Trust for each such  plan.
By executing the Adoption Agreement,  the Trustee accepts designation as Trustee of this Group Trust.

     10.13.2 Maintenance of Accounting Records:

     The Trustee shall establish and maintain such  accounting  records for each of the Plans as shall be  necessary  to reflect the  interest in the Group Trust applicable  at any time or from time to time to each Plan. No part of the corpus or income of the Group Trust  allocable to an individual Plan may be used for or diverted to any purposes  other than for the exclusive  benefit of  Participants and their  Beneficiaries  entitled to benefits  under that Plan.  The  allocable interest of a Plan in the Group Trust may not be assigned.

                                   ARTICLE XI
                          PLAN AMENDMENT OR TERMINATION

11.1     Plan Amendment:

     11.1.1 Authority to Amend:

     The Sponsor may amend any part of the Plan. The Primary Employer shall have the right at any time, by an instrument in writing,  effective  retroactively or otherwise,  to (A) change the choice of options in the  Adoption  Agreement,  in whole or in part;  (B) add  overriding  language in the Adoption  Agreement when such language is needed to satisfy Code Section 415 or Code Section 416  because of the  required  aggregation  of  multiple  plans;  and (C) add  certain  model amendments  published by the IRS which specifically  provide that their adoption will  not  cause  the  Plan to be  treated  as  individually  designed.  No such amendment,  however,  shall have any of the effects specified in Section 11.1.3.
If the Primary  Employer (or any other Employer)  amends the Plan or nonelective portions of the Adoption  Agreement except as previously  provided  (including a waiver of the minimum funding requirement under Code Section 412(d)), it will no longer  participate  in the  Prototype  Plan,  but will be considered to have an
individually   designed   plan  for   purposes  of   qualification   under  Code
Section 401(a).    If   an   Employer    is   amending    its   plan   from   an
individually-designed  plan or from one prototype plan to another, a list of the
"Section 411(d)(6)  protected  benefits" that must be preserved may be attached, and such a list would not be considered an amendment to the Plan.

     11.1.2 Recognition as Prototype Plan:

     This Plan will be  recognized  as a Prototype  Plan by the Sponsor  only by complying  with the  registration  requirements  as  specified  in the  Adoption
Agreement.

     11.1.3 Limitations of Amendments:

     No amendment to the Plan shall be effective to the extent that it:

     (A)  authorizes  any part of the Trust Fund to be used for, or diverted to, purposes  other  than  for  the  exclusive  benefit  of  Participants  or  their
Beneficiaries;

     (B)  has  the  effect  of  decreasing  a  Participant's   accrued  benefit.
Notwithstanding the preceding sentence,  a Participant's  Account Balance may be reduced to the extent  permitted under Code Section  412(c)(8).  For purposes of
this  paragraph,   an  amendment  which  has  the  effect  of  (1) decreasing  a
Participant's Account Balance or (2) eliminating or reducing an Early Retirement benefit or a retirement-type  subsidy,  with respect to benefits attributable to service  before the  amendment  shall be treated as reducing  accrued  benefits, except as permitted under Treas.  Reg. Section  1.411(d)-4 or any other guidance issued under Code Section 411(d)(6).  In the case of a retirement-type  subsidy, the  preceding  sentence  shall  apply only with  respect to a  Participant  who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.  In general, a retirement-type  subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical
benefit,  a  social  security  supplement,   a  death  benefit  (including  life
insurance), or a plant shutdown benefit (that does not continue after retirement age).

     (C) reduces the vested  percentage of any  Participant  determined  without regard to such  amendment as of the later of the date such  amendment is adopted or the date it becomes effective.

     (D)  eliminates or restricts an optional  form of benefit.  For purposes of this paragraph the preceding shall not apply to a Plan amendment that eliminates or  restricts  the  ability of a  Participant  to receive  payment of his or her
Account  Balance  under a particular  optional  form of benefit if the amendment satisfies the conditions in (i) or (ii) below:

     (i) The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition  (i), a single-sum  distribution  form is otherwise  identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to
the   Participant)   except  with  respect  to  the  timing  of  payments  after commencement.

     (ii) The amendment is not effective unless the amendment  provides that the amendment  shall not apply to any  distribution  with an annuity  starting  date earlier  than  the  earlier  of:  the 90th day  after  the date the  Participant receiving  the  distribution  has been  furnished a summary  that  reflects  the amendment  and that  satisfies  the  ERISA  requirements  at 29  C.F.R.  Section
2530.104b-3  relating to a summary of material  modifications  or (ii) the first day of the second Plan Year  following  the Plan Year in which the  amendment is adopted.

     11.1.4 Vesting Schedule Amendment:

     (A) If the Plan's  vesting  schedule is amended,  or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, (i) each Participant with at least 3 years of Vesting
Service  with the  Employer  may elect,  within a  reasonable  period  after the adoption  of the  amendment  or change,  to have the  nonforfeitable  percentage computed under the Plan without regard to such amendment or change,  and (ii) in the case of an Employee  who is a  Participant  as of the later of the date such amendment  is  adopted  or the date it  becomes  effective,  the  nonforfeitable percentage  (determined  as of such  date) of such  Employee's  Employer-derived accrued  benefit will not be less than the  percentage  computed  under the plan without regard to such amendment.

     The period  during which the election may be made shall  commence  with the date the  amendment  is adopted or deemed to be made and shall end on the latest of:

     (B) 60 days after the amendment is adopted;

     (C) 60 days after the amendment becomes effective; or

     (D) 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

11.2     Right of the Employer to Terminate Plan:

     11.2.1 Authority to Terminate:

     The Employer  intends and expects that from year to year it will be able to and  will  deem  it  advisable  to  continue  this  Plan in  effect  and to make contributions as herein provided.  The Employer reserves the right,  however, to terminate the Plan with respect to its Employees at any time by an instrument in writing delivered to the Plan  Administrator  and the Trustee,  or to completely discontinue its contributions thereto at any time.

     11.2.2 Additional Power to Terminate:

     The Plan will also terminate: (A) if the Employer is a sole proprietorship, upon the death of the sole  proprietor;  (B) if the  Employer is a  partnership, upon termination of the partnership;  (C) if the Employer is judicially declared bankrupt or insolvent (as provided in Section 11.4);  (D) upon the sale or other disposition of all or  substantially  all of the assets of the business;  or (E)
upon any other termination of the business. Any successor to or purchaser of the
Employer's  trade or business,  after any event specified in the prior sentence, may continue the Plan, in which case the successor or purchaser will  thereafter be  considered  the  Employer  for  purposes of the Plan.  Such a  successor  or purchaser shall execute an appropriate  Adoption Agreement if and when requested by the Plan Administrator.

     11.2.3 Miscellaneous:

     Anything contained herein to the contrary notwithstanding,  if the Employer fails to attain or retain  qualification of the Plan under Code  Section 401(a), the Plan will not  participate  in this  Prototype  Plan and will,  instead,  be considered an individually designed plan for purposes of such qualification.

     11.3 Effect of Partial or Complete  Termination or Complete  Discontinuance
of Contributions:

     11.3.1 Determination of Date of Complete or Partial Termination:

     The date of complete or partial  termination  shall be  established  by the
Plan Administrator in accordance with the directions of the Primary Employer (if then in existence) in accordance with applicable law.

     11.3.2 Effect of Termination:

     (A) As of the date of a partial termination of the Plan:

     (i) the accrued benefit of each affected Participant, to the extent funded, shall become nonforfeitable (as provided in Section 4.1.2);

     (ii) no  affected  Participant  shall be granted  credit  based on Hours of
Service after such date;

     (iii) Compensation paid to affected  Participants after such date shall not be taken into account; and

     (iv) no  contributions  by  affected  Participants  shall  be  required  or permitted.

     For purposes of this Section,  an "affected  Participant"  is a Participant who is affected by the event causing the partial termination of the Plan.

     (B) As of the date of the complete termination of the Plan or of a complete discontinuance of contributions:

     (i) the accrued  benefit of each  Participant to the extent  funded,  shall become nonforfeitable (as provided in Section 4.1.2);

     (ii) no Participant shall be granted credit based on Hours of Service after such date;

     (iii) Compensation paid after such date shall not be taken into account;

     (iv) no contributions by Participants shall be required or permitted;

     (v) no Eligible Employee shall become a Participant after such date; and

     (vi) except as may otherwise be required by applicable law, all obligations of the Employer and Employers to fund the Plan shall terminate.

     (C) All  other  provisions  of the  Plan  shall  remain  in  effect  unless otherwise amended.

     11.3.3 Distribution of Accounts:

     Upon the complete  discontinuance  of contributions  under the Plan, at the
Employer's  election,  either  the  Trust  Fund  shall  continue  to be held and distributed  as if the Plan had not been  terminated  (in  which  case such Plan shall  continue to be subject to all  requirements  under Title I of ERISA,  and qualification  requirements  under the Code) or any and all assets  remaining in the Trust Fund as of the date of such  termination or  discontinuance,  together with any earnings  subsequently  accruing  thereon,  shall be distributed by the
Trustee to all Participants at the Plan Administrator's direction.

     Upon  the  complete  termination  of the  Plan,  the  Trust  Fund  shall be distributed to all  Participants  within one year after the date of termination.
If the Plan  does not  offer an  annuity  option  (purchased  from a  commercial provider) and if the Employer or any Affiliate does not maintain another Defined
Contribution  Plan (other than an employee  stock  ownership  plan as defined in
Code  Section   4975(e)(7)),   the   Participant's   benefit  may,  without  the
Participant's  consent,  be  distributed  to the  Participant.  However,  if any
Affiliate  maintains  another Defined  Contribution Plan (other than an employee
stock  ownership  plan  as  defined  in  Code  Section  4975(e)(7)),   then  the
Participant's Account(s) will be transferred, without the Participant's consent, to  the  other  plan  if  the  Participant  does  not  consent  to an  immediate distribution.  Distributions  shall be made in  compliance  with the  applicable provisions, including restrictions, of Articles VI and VII. The Trust Fund shall continue in effect until all  distributions  therefrom  are  complete.  Upon the completion of such distributions, the Trustee shall be relieved from all further liability with respect to all amounts so paid or distributed.

11.4     Bankruptcy:

     In the event that the  Employer  shall at any time be  judicially  declared bankrupt or insolvent  without any provisions being made for the continuation of this  Plan,  the Plan  shall  be  completely  and  automatically  terminated  in accordance with this Article XI.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

12.1     Exclusive Benefit of Participants:

     Notwithstanding  anything in the Plan to the contrary, the Trust Fund shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan.  Subject to Section 3.10, the corpus or income of the Trust Fund may not (other than such part as is required to pay  expenses) be diverted to or
used  for  other  than  the   exclusive   benefit  of   Participants   or  their
Beneficiaries.

12.2     Plan Not a Contract of Employment:

     The Plan is not a contract of  employment,  and the terms of  employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

12.3     Action by Employer:

     Any  action by an  Employer  which is a  corporation  shall be taken by the board of directors of the corporation or any person or persons duly empowered to exercise the powers of the corporation  with respect to the Plan. In the case of an Employer which is a partnership, action shall be taken by any general partner
of  the  partnership,   and  in  the  case  of  an  Employer  which  is  a  sole
proprietorship, action shall be taken by the sole proprietor.

12.4     Source of Benefits:

     Benefits under the Plan shall be paid or provided for solely from the Trust
Fund,  and  neither  the  Employer,   any  Employer,   the  Trustee,   the  Plan
Administrator,  nor any Investment Manager or insurance company shall assume any liability under the Plan therefor.

12.5     Benefits Not Assignable:

     Benefits  provided under the Plan may not be assigned or alienated,  either voluntarily  or  involuntarily.  In the event that a Participant  or Beneficiary becomes  individually liable with respect to any expenses listed in Section 8.5, the provision of Code Section 401(a)(13) shall be applicable with respect to any claim the Plan may have against the Participant or Beneficiary individually with respect  to such  expenses.  The  preceding  sentence  shall  also  apply to the creation,  assignment  or  recognition  of a right to any benefit  payable  with respect to a Participant under a "domestic  relations order" (as defined in Code
Section 414(p))  unless such order is determined by the Plan Administrator to be a "qualified  domestic relations order" (as defined in Code  Section 414(p)) or, in the case of a "domestic  relations order" entered before January 1,  1985, if either  payment of benefits under the order has commenced as of that date or the
Plan  Administrator  decides  to  treat  such  order  as a  "qualified  domestic relations order" within the meaning of Code  Section 414(p)  even if it does not otherwise qualify as such.

12.6     Domestic Relations Orders:

     Any other provision of the Plan to the contrary  notwithstanding,  the Plan
Administrator  shall have all powers  necessary with respect to the Plan for the proper  operation of Code  Section 414(p)  with respect to  "qualified  domestic relations  orders" (or "domestic  relations orders" treated as such) referred to in Section  12.5,  including,  but not  limited to, the power to  establish  all necessary or  appropriate  procedures,  to authorize  the  establishment  of new accounts  with such  assets and subject to such  investment  control by the Plan
Administrator  as the  Plan  Administrator  may deem  appropriate,  and the Plan
Administrator may decide upon and direct appropriate distributions therefrom.

12.7     Claims Procedure:

     In the event that a claim by a  Participant,  Beneficiary,  or other person for benefits under the Plan is denied, the Plan Administrator will so notify the claimant,  giving the reasons for the denial. This notice will also refer to the specific  provisions  of the Plan on which the denial was  based,  will  specify whether any additional information is needed from the Participant or Beneficiary and will explain the review procedure.

     Within 60 days  after  receiving  the  denial,  the  claimant  may  submit, directly  or through a duly  authorized  representative,  a written  request for reconsideration  of the  application  to the Plan  Administrator.  Documents  or records relied on by the claimant  should be filed with the request.  The person making  the  request  may  review  relevant  documents  and  submit  issues  and additional comments in writing.

     The Plan Administrator will review the claim within 60 days (or 120 days if a hearing is held  because  special  circumstances  exist) and provide a written response to the appeal.  The response  will explain the reasons for the decision and will  refer to the Plan  provisions  on which the  decision  is  based.  The decision of the Plan Administrator is the final one under this claims procedure.

12.8     Records and Documents:

     Participants and Beneficiaries must supply the Plan Administrator with such personal  history  data as may be  required  by the  Plan  Administrator  in the operation of the Plan.  Proof of age,  when  required,  must be  established  by evidence  satisfactory  to  the  Plan  Administrator,  and  the  records  of the
Employers  concerning  length of service and compensation may be accepted by the
Plan Administrator as conclusive for the purposes of the Plan.

12.9     Errors:

     The Plan  Administrator  may take  whatever  action  it  determines  in its discretion  to be  necessary  and  appropriate  to  correct  any  error  in  the administration  of the Plan,  to the  extent  consistent  with  applicable  law, including,  but not  limited  to making  corrections  under the  Employee  Plans
Compliance Resolution System (or successor procedure).

12.10    Benefits Payable to Minors, Incompetents and Others:

     In the event any  benefit  is  payable  to a minor or to a  Participant  or
Beneficiary  declared  incompetent  by a court  having  jurisdiction  over  such matters and a guardian, committee,  conservator or other legal representative of the  estate  of such a  person  is  appointed,  benefits  to  which he or she is entitled  shall be paid to the legally  appointed  person for the benefit of the minor or incompetent. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

12.11    Plan Merger or Transfer of Assets:

     12.11.1 Continuation of Plan:

     The merger or consolidation  of the Employer with any other person,  or the transfer of the assets of the Employer to any other person, or the merger of the
Plan with any other  plan  shall not  constitute  a  termination  of the Plan if provision is made for the continuation of the Plan.

     12.11.2 Benefit of Participants:

     The Plan may not merge or  consolidate  with,  or  transfer  any  assets or liabilities to, any other plan,  unless each Participant  would (if the Plan had then terminated) receive a benefit  immediately after the merger,  consolidation or transfer  which is equal to or greater  than the benefit he or she would have been  entitled  to receive  immediately  before  the  merger,  consolidation  or transfer (if the Plan had then  terminated).  Any merger or consolidation  shall not constitute a termination of a Plan or require the acceleration of vesting of
Participants' Account Balances.

12.12    Employers:

     12.12.1 Adoption by Affiliates of Plan:

     With the consent of the Primary Employer and by duly authorized action, any
Affiliate  may  adopt the Plan.  If this Plan is a  "non-standardized  plan" (as defined in Rev. Proc. 2000-20 or other similar guidance issued by the IRS), such
Affiliate  shall  determine  the classes of its  Employees who shall be Eligible
Employees  and the  amount  of its  contribution  to the Plan on  behalf of such
Employees.

     12.12.2 Termination of Participation in Plan:

     If this Plan is a "non-standardized plan" (as defined in Rev. Proc. 2000-20 or other similar  guidance  issued by the IRS),  with the consent of the Primary
Employer  and  by  duly  authorized  action,  an  Affiliate  may  terminate  its participation  in the Plan or withdraw from the Plan. Any such withdrawal  shall be deemed an adoption by such  Affiliate  of a plan and trust  identical  to the
Plan and the Trust,  except that all  references to the Employer shall be deemed to refer to such  Affiliate.  At such  time and in such  manner  as the  Primary
Employer  directs,  the  assets  of the Trust  allocable  to  Employees  of such
Affiliate shall be transferred to the trust deemed adopted by such Affiliate.

     12.12.3 Employer Power:

     An  Employer  shall  have no  power  with  respect  to the Plan  except  as specifically provided herein.

     12.13 Controlling Law:

     The Plan is intended  to qualify  under Code  Section 401(a)  and to comply with ERISA, and its terms shall be interpreted  accordingly.  Otherwise,  to the extent not  preempted by ERISA,  the laws of the State of New York shall control the  interpretation  and  performance  of the terms of the Plan,  other than the provisions of the Trust Agreement.

     12.14 Singular and Plural and Article and Section References:

     As used in the Plan,  the  singular  includes  the  plural,  and the plural includes the singular,  unless qualified by the context.  Titles of Articles and sections  of the  Plan  are for  convenience  of  reference  only  and are to be disregarded  in applying  the  provisions  of the Plan.  Any  reference  in this
Prototype  Plan to an  Article  or  Section  is to the  Article  or  Section  so
specified of the Prototype Plan, unless otherwise indicated.

12.15    USERRA:

     Notwithstanding any provision of this Plan to the contrary,  contributions, benefits and service credit with respect to qualified  military  service will be provided in accordance with Code Section 414(u).

12.16    Unclaimed Benefit:

     If Employer is unable to locate a  Participant  to whom a benefit under the
Plan is payable  within a reasonable  period of time after the date such benefit became  payable  and after  having  exhausted  reasonable  means to locate  such individual,  the amount of such  benefit  shall be treated as a  forfeiture  and shall be applied  according to Section 3.7. If a benefit is forfeited because an individual  cannot be found, such benefit will be reinstated if a claim is later made by the  individual.  Any such unclaimed  benefits not forfeited at the time the Plan terminates shall escheat to the appropriate state or government entity.

12.17    Electronic Media:

     Any notice,  election,  or other Plan communication may be made by means of such  electronic  media  authorized  by the  Plan  Administrator  to the  extent permitted and in the manner required under applicable law.

                                  ARTICLE XIII
                            SIMPLE 401(k) PROVISIONS

13.1     Rules of Application:

     (A) This Article  XIII shall only apply to an Employer  who elected  SIMPLE
401(k)  provisions  in an Adoption  Agreement  prior to January 1, 1999. If such
Employer elected in the Adoption  Agreement to have the SIMPLE 401(k) provisions apply,  then the provisions of this Article shall apply for a calendar year only if (a) the Employer is an Eligible  Employer and (b) no contributions  are made, or benefits  accrued for  services  during the calendar  year,  on behalf of any
Eligible Employee under any other plan, contract, pension, or trust described in
Code Section 219(g)(5)(A) or (B), maintained by an Employer.

     (B) To the extent that any other provision of the Plan is inconsistent with the provisions of this Article, the provisions of this Article govern.

     (C) Unless otherwise provided in this Article,  or as otherwise modified in this Article, capitalized terms have the meaning set forth in Article I.

13.2     Definitions:

     The following  terms have the meanings set forth below for purposes of this
Article:

     13.2.1 Compensation:

     "Compensation" means, for purposes of Sections 13.2.2, 13.3.1 and 13.3.2 of this  Article,  the sum of the  wages,  tips,  and other  compensation  from the
Employer subject to federal income tax withholding (as described in Code Section
6051(a)(3)) and the Employee's salary reduction contributions made under this or any other Code Section 401(k) plan, and, if applicable, elective deferrals under a Code  Section  408(p)  SIMPLE IRA Plan,  a SARSEP,  or a Code  Section  403(b)
annuity  contract  and  compensation  deferred  under a Code  Section  457 plan, required  to be  reported  by the  Employer  on Form W-2 (as  described  in Code
Section  6051(a)(8)).  For  self-employed  individuals,  compensation  means net earnings from  self-employment  determined  under Code Section  1402(a) prior to subtracting any contributions  made under this plan on behalf of the individual.
The provisions of the plan  implementing  the limit on  compensation  under Code
Section 401(a)(17) apply to the Compensation under Section 13.3 of this Article.

     13.2.2 Eligible Employer:

     An  "Eligible  Employer"  means,  with  respect to any  calendar  year,  an
Employer  that had no more than 100  Employees  who  received at least $5,000 of
Compensation from the Employer for the preceding  calendar year. In applying the preceding sentence, all Employees of Affiliates and Leased Employees required to be treated as the Employer's Employees under Code Section 414(n), are taken into account.  An Eligible  Employer that elects to have the SIMPLE 401(k) provisions apply to the Plan and that fails to be an Eligible  Employer for any  subsequent calendar  year,  is treated as an  Eligible  Employer  for the 2 calendar  years following the last calendar year the Employer was an Eligible  Employer.  If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible  Employer,  the preceding sentence applies only if the provisions of
Code Section 410(b)(6)(C)(i) are satisfied.

     13.2.3 Eligible Employee:

     "Eligible  Employee" means,  for purposes of the SIMPLE 401(k)  provisions, any Employee who is entitled to make  Pre-Tax  Contributions  under the terms of the Plan.

13.3     Contributions:

     13.3.1 Salary Reduction Contributions:

     (A) Each Eligible Employee may make a salary reduction election to have his or her Compensation  reduced for the calendar year in any amount selected by the
Employee  subject to the  limitation in Section  13.3.1(B) of this Article.  The
Employer  will make a salary  reduction  contribution  to the Plan,  as  Pre-Tax
Contribution,  in the  amount  by which  the  Employee's  Compensation  has been reduced.

     (B) The total salary  reduction  contribution  for the calendar year cannot exceed  the  amount  determined  under  Code  Section  408(p)(2)(A)(ii)  for any
Employee.  To the extent  permitted  by law,  this  amount  will be  adjusted to reflect any annual cost-of-living increases announced by the IRS.

     13.3.2 Other Contributions:

     (A)  Matching  Contributions  -  Each  calendar  year,  the  Employer  will contribute a Matching  Contribution  to the Plan on behalf of each  Employee who makes a salary  reduction  election  under  Section  13.3.1.  The  amount of the
Matching   Contribution  will  be  equal  to  the  employee's  salary  reduction contribution up to a limit of 3 percent of the Employee's  Compensation  for the full calendar year.

     (B) Nonelective Contribution - For any calendar year, instead of a Matching
Contribution, the Employer may elect to contribute a nonelective contribution of
2 percent of Compensation for the full calendar year for each Eligible  Employee who received at least $5,000 of Compensation for the calendar year.

     13.3.3 Limitation on Contributions:

     (A) No employer or employee  contributions may be made to this plan for the
Year  other than  salary  reduction  contributions  described  in  Section  3.1,
Matching or  nonelective  contributions  described  in Section 3.2 and  rollover contributions  described in IRS regulations section 1.402(c)-2,  Q and A-1(a) or other similar guidance issued under the Code.

     (B) 1997  Transition Rule - If the Employer has maintained this Plan during
1997  prior to  adopting  this  Article,  then  contributions  made prior to the adoption of this  Article are treated as made under  Sections  13.3.1 and 13.3.2 provided that: (i) the Employer has adopted the SIMPLE 401(k) provisions by July
l,  1997,   effective  as  of  January  l,  1997;  (ii)  the  salary   reduction
contributions  for the  calendar  year made prior to adoption of this Article do not total more than $6,000 for any Employee;  (iii) the other  contributions set forth in  Section  13.3.2  are of  inherently  equal or  greater  value than the contributions required under the Plan prior to the adoption of this Article; and
(iv) for 1997,  the 60-day  election  period  requirement  described in Sections
13.4.1(A)  and (B) is  deemed  satisfied  if the  Employee  may make or modify a salary  reduction  election during a 60-day election period that begins no later than 30 days after this  Article is adopted  but in no event  later than July 1,
1997.

     13.3.4 Annual Addition Limitation on Contributions:

     The provisions of Section 3.9 of the Plan  (implementing the limitations of
Code Section 415) apply to  contributions  made pursuant to Sections  13.3.1 and
13.3.2.

13.4     Election and Notice Requirements:

     13.4.1 Election Period:

     (A) In addition to any other election periods provided under the Plan, each
Eligible Employee may make or modify a salary reduction election made under this
Article XIII during the 60-day period immediately preceding each January 1.

     (B) For the calendar year that an Employee  becomes eligible to make salary reduction contributions under the SIMPLE 401(k) provisions of this Article XIII, the 60-day election period  requirement of Section 13.4.1(A) is deemed satisfied if the Employee may make or modify a salary  reduction  election during a 60-day period that includes  either the date the Employee  becomes  eligible or the day before.

     (C) Each Employee may terminate a salary reduction election made under this
Article XIII at any time during the calendar year.

     13.4.2 Notice Requirements:

     (A) The Employer  will notify each  Eligible  Employee  prior to the 60-day election  period  described  in Section  13.4.1 that he or she can make a salary reduction election or modify a prior election during that period.

     (B) The notification  described in Section  13.4.2(A) will indicate whether the Employer will provide a 3-percent Matching Contribution described in Section
13.3.2(A)  or  a  2-percent  nonelective   contribution   described  in  Section
13.3.2(B).

13.5     Vesting Requirements:

     All benefits attributable to contributions  described in Section 13.3.1 and
13.3.2 are  nonforfeitable  at all times,  and all previous  contributions  made under the Plan are  nonforfeitable  as of the beginning of the calendar year the
SIMPLE 401(k) provisions apply.

13.6     Top-Heavy Rules:

     The Plan is not treated as a Top-Heavy  Plan under Code Section 416 for any calendar year for which this Article applies.

13.7     Nondiscrimination Tests:

     The ADP Test and ACP Test described in Sections  3.4.2(B) and 3.6(A) of the
Plan are  treated as  satisfied  for any  calendar  year for which this  Article applies.

--------

     1 This  Plan may not be both a  multiple  employer  Plan  and a  Master  or
Prototype Plan.

     2 For  example,  under the  "Defense of Marriage  Act" (P.L.  104-199)  for purposes of federal law, "the word  'marriage'  means only a legal union between one man and one woman as husband and wife, and the word 'spouse'  refers only to a person of the opposite sex who is a husband or a wife."

     3 For  purposes  of the ADP Test,  an  election  will not be  treated  as a one-time  irrevocable  election  for  purposes of Section 2.7 if the election is made by an Employee who previously  became  eligible under another plan (whether or not the plan has terminated) of the Employer.

     4 For  purposes  of the ACP Test,  an  election  will not be  treated  as a one-time  irrevocable  election  for  purposes of Section 2.8 if the election is made by an Employee who previously  became  eligible under another plan (whether or not terminated) of the Employer.

     5 Excess Pre-Tax  Contributions  that are not  distributed by such date may not be distributed  until the date that Pre-Tax  Contributions  may otherwise be distributed.  In that event, the Excess Pre-Tax  Contributions are includible in the  Participant's  gross  income both in the year  contributed  and in the year distributed.

     6 Generally, the Plan may change from using the current year testing method to the Prior Year Testing  method if the current  year  testing  method was used under the Plan for each of the five Plan  Years  preceding  the Plan Year of the change (or if lesser,  the number of Plan Years the Plan has been in  existence, including  years in which the Plan was a portion of another  plan). A change may also be permitted in the context of certain business acquisitions.  Notification to or filing with the IRS of a change  from the  current  year to the Prior Year
Testing method is not required for the change to be valid.

     7 Generally, an arrangement must be treated as a separate plan for purposes of Code  Section  401(k)(3)  to the  extent it  covers  employees  covered  by a collective bargaining agreement,  is an employee stock ownership plan, or covers employees of a qualified separate line of business under Code Section 414(r).

     8  Distribution  of Excess  Contributions  on or before the last day of the
Plan Year after the Plan Year in which such  excess  amounts  arose is  required under  Code  Section  401(k)(8)  if the Plan is to  maintain  its  tax-qualified status.  However,  if such  excess  amounts,  plus any income and minus any loss allocable thereto,  are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then Code Section 4979 imposes a 10%  excise  tax on the  Employer  maintaining  the plan with  respect to such amounts.

     9 Any such  contributions  must be made by the date  described  in Treasury
Regulations 1.415-6(b)(7)(ii) in order to be treated as Annual Additions for the prior  Limitation  Year.  Generally,  this  period  ends 30 days  after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within  which  the prior  Limitation  Year  ends  (including  extensions thereof).

     10 Under Code Section 411(a)(3)(G),  a matching contribution is not treated as being impermissibly forfeitable if it is forfeitable because the contribution to which it  relates  is an Excess  Aggregate  Contribution,  an Excess  Pre-Tax
Contribution, or an Excess Contribution.

     11  Generally,  the Plan may change  from using the  current  year  testing method to the Prior Year Testing  method if the current year testing  method was used under the Plan for each of the five Plan Years  preceding  the Plan Year of the  change  (or if  lesser,  the  number  of Plan  Years  the  Plan has been in existence,  including  years in which the Plan was a portion of another plan). A change may also be  permitted in the context of certain  business  acquisitions.
Notification  to or filing with the IRS of a change from the current year to the
Prior Year testing method is not required for the change to be valid.

     12  Generally,  an  arrangement  must be  treated  as a  separate  plan for purposes of Code Section 401(m) to the extent it covers  employees  covered by a collective bargaining agreement,  is an employee stock ownership plan, or covers employees of a qualified separate line of business under Code Section 414(r).

     13 Under Code Section  411(a)(3)(G) a matching  contribution is not treated as being impermissibly forfeitable if it is forfeitable because the contribution to which it relates is an Excess Contribution,  Excess Pre-Tax Contribution,  or
Excess Aggregate Contribution.

     14  Distribution  or forfeiture  of Excess  Aggregate  Contributions  on or before the last day of the Plan Year  after the Plan Year in which  such  excess amounts  arose  is  required  under  Code  Section  401(m)(6)  if the Plan is to maintain its tax-qualified  status.  However,  if such excess amounts,  plus any income and minus any loss allocable  thereto,  are  distributed  more than 2-1/2 months after the last day of the Plan Year in which such excess  amounts  arose, then Code Section 4979 imposes a 10% excise tax on the Employer  maintaining the plan with respect to such amounts.

     15 Any such  contributions  must be made by the date  described in Treasury
Regulations 1.415-6(b)(7)(ii) in order to be treated as Annual Additions for the prior  Limitation  Year.  Generally,  this  period  ends 30 days  after the time prescribed by law for filing the tax return for the taxable year of the Employer with or within  which  the prior  Limitation  Year  ends  (including  extensions thereof).

     16 Specifically,  in the case of "unrelated  rollovers and transfers" (both initiated by the Employee  and made from a plan  maintained  by an employer to a plan maintained by another  unrelated  employer) the distributing plan takes the distribution  into account and the plan  accepting the rollover or transfer does not take the distribution  into account.  In the case of "related  rollovers and transfers"  (one  either  not  initiated  by  the  Employee  or  made  to a plan maintained  by the  same  employer),  the  distributing  plan  does not take the distribution  into account and the plan accepting the rollover or transfer takes the distribution into account.

     17 The term "party in interest"  generally includes active Employees,  Plan fiduciaries,  Plan service  providers,  certain  owners,  and  relatives of such individuals.

     18 Merrill  Lynch Trust Co.,  FSB will not be the Trustee  with  respect to life insurance policies.

                                   Appendix G

                    Minimum Distribution Requirements to the
                    Merrill Lynch Special/Flexible Prototype
                       Defined Contribution Plan and Trust

     This  Amendment to the Merrill  Lynch  Special/Flexible  Prototype  Defined
Contribution  Plan and Trust (Base Plan  Document # 03) ("the  Plan") is made on behalf of all  Employers  that adopt the Plan and is adopted to reflect  certain provisions of the Final and Temporary Treasury  Regulations  relating to Section
401(a)(9) of the Internal Revenue Code. This Amendment supercedes the provisions of the Plan to the extent those provisions are inconsistent  with the provisions of this Amendment.

                                   ARTICLE XIV
                        MINIMUM DISTRIBUTION REQUIREMENTS

     14.1 Effective Date:

     The  provisions  of this  Article  will apply for  purposes of  determining required  minimum  distributions  for  calendar  years  beginning  with the 2003 calendar year.

     14.2 Precedence:

     The requirements of this Article will take precedence over any inconsistent provisions of the Plan or any prior elections made by an Employer in an Adoption
Agreement.

     14.3 Requirements of Treasury Regulations Incorporated:

     All  distributions  required under this Article will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

     14.4 TEFRA Section 242(b)(2) Elections:

     Notwithstanding the other provisions of this Article,  distributions may be made under a designation made before January 1, 1984, in accordance with Section
242(b)(2) of the Tax Equity and Fiscal  Responsibility  Act  ("TEFRA")  and Plan
Section 5.11.5.

     14.5 Time and Manner of Distribution:

     14.5.1 Required Beginning Date:

     The  Participant's  entire  interest  will be  distributed,  or begin to be distributed,  to the  Participant  no  later  than  the  Participant's  Required
Beginning Date.

     14.5.2 Death of Participant Before Distributions Begin:

     If the  Participant  dies before  distributions  begin,  the  Participant's entire interest will be distributed,  or begin to be distributed,  no later than as provided in (A) through  (D) below,  unless an  irrevocable  election is made under (E) below.

     (A)  If the  Participant's  Surviving  Spouse  is  the  Participant's  sole designated Beneficiary, then distributions to the Surviving Spouse will begin by
December 31 of the calendar  year  immediately  following  the calendar  year in which the Participant  died, or by December 31 of the calendar year in which the
Participant would have attained age 70%, if later.

     (B) If the  Participant's  Surviving Spouse is not the  Participant's  sole designated  Beneficiary,  then distributions to the designated  Beneficiary will begin by December 31 of the calendar  year  immediately  following  the calendar year in which the Participant died.

     (C) If there is no  designated  Beneficiary  as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be  distributed  by December 31 of the calendar year  containing  the fifth anniversary of the Participant's death.

     (D)  If the  Participant's  Surviving  Spouse  is  the  Participant's  sole designated  Beneficiary and the Surviving  Spouse dies after the Participant but before  distributions to the Surviving Spouse begin, this Section 14.5.2,  other than  Section  14.5.2(A),  will  apply  as if  the  Surviving  Spouse  were  the
Participant.

     (E) Participants or Beneficiaries  may elect on an individual basis whether the 5-year rule under Code Section 401(a)(9)(B)(ii) (under which distribution of the  Participant's  entire  interest  will be  completed  by  December 31 of the calendar year containing the fifth  anniversary of the  Participant's  death) or the  life  expectancy  rule  in  Sections  14.5.2(B)  or  14.7.2(A)  applies  to distributions after the death of a Participant who has a designated Beneficiary.
The  election  must be made no later  than the  earlier of  September  30 of the calendar  year in which  distributions  would be required to begin under Section
14.5.2(A),  (B), or (D) or by September 30 of the calendar  year which  contains the  fifth  anniversary  of  the  Participant's  (or  if  applicable,  Surviving
Spouse's)  death.  If  neither  the  Participant  nor the  Beneficiary  makes an election under this Section 14.5.2(E),  distributions will be made in accordance with Sections 14.5.2(A) through (D) and 14.7.2.

     For purposes of this Section and Section  14.7,  unless  Section  14.5.2(D)
applies,  distributions  are considered to begin on the  Participant's  Required
Beginning Date. If Section  14.5.2(D)  applies,  distributions are considered to begin on the date  distributions  are required to begin to the Surviving  Spouse under Section  14.5.2(A).  If distributions  under an annuity  purchased from an
insurance   company   irrevocably   commence  to  the  Participant   before  the
Participant's Required Beginning Date (or to the Participant's  Surviving Spouse
before the date  distributions  are  required to begin to the  Surviving  Spouse under Section 14.5.2(A)),  the date distributions are considered to begin is the date distributions actually commence.

     14.5.3 Forms Of Distributions:

     Unless the Participant's  interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required
Beginning Date, as of the First Distribution Calendar Year distributions will be made  in  accordance  with  Sections  14.6  and  14.7 of  this  Article.  If the
Participant's  interest is distributed in the form of an annuity  purchased from an insurance company,  distributions  thereunder will be made in accordance with the requirements of Code Section 401(a)(9) of the Treasury Regulations.

     14.6  Payment  of  Required  Minimum   Distributions  During  Participant's
Lifetime:

     14.6.1  Amount  of  Required  Minimum  Distribution  For Each  Distribution
Calendar Year:

     During  the  Participant's  lifetime,  the  minimum  amount  that  will  be distributed for each Distribution Calendar Year is the lesser of:

     (A) the quotient obtained by dividing the Participant's  Account Balance by the  distribution  period in the  Uniform  Lifetime  Table set forth in  Section
1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the
Participant's birthday in the Distribution Calendar Year; or

     (B) if the Participant's  sole designated  Beneficiary for the Distribution
Calendar Year is the Participant's Spouse, the quotient obtained by dividing the
Participant's Account Balance by the number in the Joint and Last Survivor Table set  forth in  Section  1.401(a)(9)-9  of the  Treasury  Regulations,  using the
Participant's  and Spouse's  attained ages as of the  Participant's and Spouse's birthdays in the Distribution Calendar Year.

     14.6.2 Lifetime  Required  Minimum  Distributions  Continue Through Year of
Participant's Death:

     Required minimum  distributions  will be determined under this Section 14.6 beginning with the first Distribution  Calendar Year and up to and including the
Distribution Calendar Year that includes the Participant's date of death.

     14.7 Required Minimum Distributions After Participant's Death:

     14.7.1 Death On or After Distributions Begin:

     (A) Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated  Beneficiary, the minimum amount that will be distributed for each Distribution  Calendar Year after the year of the  Participant's  death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining life expectancy of the  Participant  or  the  remaining  life  expectancy  of the  Participant's designated Beneficiary, determined as follows:

     (1) Participant's  Remaining Life Expectancy.  The Participant's  remaining life  expectancy is calculated  using the age of the  Participant in the year of death, reduced by one for each subsequent year.

     (2) Surviving  Spouse's  Remaining Life  Expectancy.  If the  Participant's
Surviving Spouse is the Participant's sole designated Beneficiary, the remaining life  expectancy of the Surviving  Spouse is  calculated  for each  Distribution
Calendar  Year after the year of the  Participant's  death  using the  Surviving
Spouse's  age  as  of  the  Surviving   Spouse's  birthday  in  that  year.  For
Distribution  Calendar Years after the year of the Surviving Spouse's death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the  Surviving  Spouse as of the Spouse's  birthday in the calendar  year of the
Spouse's death, reduced by one for each subsequent calendar year.

     (3)  Non-Surviving  Spouse Remaining Life Expectancy.  If the Participant's
Surviving  Spouse is not the  Participant's  sole  designated  Beneficiary,  the designated  Beneficiary's  remaining life expectancy is calculated using the age of the  Beneficiary in the year following the year of the  Participant's  death, reduced by one for each subsequent year.

     (B) No Designated Beneficiary: If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be  distributed  for  each  Distribution  Calendar  Year  after  the year of the
Participant's  death is the  quotient  obtained  by dividing  the  Participant's
Account Balance by the Participant's  remaining life expectancy calculated using the  age of the  Participant  in the  year of  death,  reduced  by one for  each subsequent year.

     14.7.2 Death Before Date Distributions Begin:

     (A) Participant Survived By Designated Beneficiary:  Unless the 5-year rule is elected as provided under Section  14.5.2(E) (in which case  distribution  of the  Participant's  entire  interest  will be  completed  by  December 31 of the calendar year containing the fifth anniversary of the  Participant's  death), if the  Participant  dies  before  the  date  distributions  begin  and  there is a designated  Beneficiary,  the minimum amount that will be  distributed  for each
Distribution  Calendar  Year  after the year of the  Participant's  death is the quotient obtained by dividing the Participant's Account Balance by the remaining life  expectancy  of the  Participant's  designated  Beneficiary,  determined as provided in Section 14.8.1.

     (B) No  Designated  Beneficiary:  If the  Participant  dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year  following the year of the  Participant's  death,  distribution  of the
Participant's  entire  interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (C) Death Of Surviving Spouse Before  Distributions To Surviving Spouse Are
Required To Begin: If the Participant dies before the date distributions  begin,
the  Participant's   Surviving  Spouse  is  the  Participant's  sole  designated
Beneficiary,  and the Surviving Spouse dies before distributions are required to begin to the Surviving  Spouse under Section  14.5.2(A),  this Section 14.7 will apply as if the Surviving Spouse were the Participant.

     14.8 Definitions:

     As used in this Article  XIV,  each of the  following  terms shall have the meaning for that term set forth in this Section 14.8.

     14.8.1 Designated Beneficiary:

     The  individual who is designated as the  Beneficiary  under Article VII of the Plan and is the  designated  Beneficiary  under Code Section  401(a)(9)  and
Section 1.401(a)(9)-1, Q and A-4, of the Treasury Regulations.

     14.8.2 Distribution Calendar Year:

     A  calendar  year  for  which  a  minimum  distribution  is  required.  For distributions  beginning before the Participant's  death, the First Distribution
Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions  beginning after the  Participant's  death,  the First  Distribution  Calendar  Year is the calendar year in which distributions are required to begin under Section 14.5.2.
The required  minimum  distribution  for the  Participant's  First  Distribution
Calendar  Year will be made on or before the  Participant's  Required  Beginning
Date. The required minimum  distribution for other Distribution  Calendar Years, including the required minimum  distribution for the Distribution  Calendar Year in which the Participant's  Required  Beginning Date occurs,  will be made on or before December 31 of that Distribution Calendar Year.

     14.8.3 Life Expectancy:

     Life  expectancy  as  computed  by use of the Single  Life Table in Section
1.401(a)(9)-9 of the Treasury Regulations.

     14.8.4 Participant's Account Balance:

     The Account  Balance as of the last  Valuation  Date in the  calendar  year immediately  preceding the Distribution  Calendar Year (Valuation Calendar Year)
increased by the amount of any  contributions  made and allocated or forfeitures allocated  to the Account  Balance as of dates in the  Valuation  Calendar  Year after the Valuation  Date and decreased by  distributions  made in the Valuation
Calendar Year after the Valuation  Date.  The Account  Balance for the Valuation
Calendar year includes any amounts rolled over or transferred to the Plan either in  the  Valuation  Calendar  Year  or in  the  Distribution  Calendar  Year  if
distributed or transferred in the Valuation Calendar Year.

     14.8.5 Required Beginning Date:

     The date specified in Section 5.11.1(F) of the Plan.

              _____________________________________________________

                                  MERRILL LYNCH

                               ------------------

                                SPECIAL/FLEXIBLE

                                -----------------
                                NON STANDARDIZED

                                PROTOTYPE DEFINED

                                CONTRIBUTION PLAN

                               ADOPTION AGREEMENT

          ____________________________________________________________

                               PROFIT SHARING PLAN

                          PROFIT SHARING PLAN WITH CODA

                         Letter Serial Number: K373962a
                      National Office Letter Date: 6/4/2002

     This Prototype Plan and Adoption  Agreement are important legal instruments with  legal  and tax  implications.  Merrill  Lynch,  Pierce  Fenner  and  Smith
Incorporated does not provide legal and tax advice to the Employer. The Employer is urged to consult  with its own  attorney  with regard to the adoption of this
Plan and its suitability to its circumstances.

     NOTE:  In order to be  recognized  as a Prototype  Plan  maintained  by the
Sponsor,  Merrill Lynch, Pierce Fenner and Smith  Incorporated,  the Employer must contribute and maintain at least 75% of Plan Year  contributions  and Trust Fund value with the Sponsor.

                                 Addendum to the

              Meridian Bioscience, Inc. Savings and Investment Plan
                     pursuant to Article 11.1.3 of the Plan

                 411(d)(6) Protected Benefits Attachment to the
              Meridian Bioscience, Inc. Savings and Investment Plan

     Prior to October 1, 2003, a joint and survivor  annuity for the Participant and his Surviving  Spouse under which the survivor annuity is more than one-half of, but not  greater  than,  the annuity  payable  during the joint lives of the
Participant and such spouse, and subject to 6.1.2(B) of the Plan.

Adoption of Plan

     The Employer  named below hereby  establishes  or restates a Profit Sharing plan that includes a [[X]] Pre-Tax,  [[X]] Profit  Sharing,  and/or [ ] Employee
After-Tax   plan   feature   (the   "Plan")  by  adopting   the  Merrill   Lynch
Special/Flexible  Prototype  Defined  Contribution Plan and Trust as modified by the terms and provisions of this Adoption Agreement.

Employer and Plan Information

Primary Employer Name:  Meridian Bioscience, Inc.

     The  Employer  is (i) [[X]] a member of a Code  Section  414(b)  controlled group;  (ii) [ ] a member of a Code Section 414(c) group of trades or businesses under  common  control;  and/or  (iii) [ ] a  member  of a Code  Section  414(m)
affiliated service group, or (iv) [ ] none of the above.1

Business Address: 3471 River Hills Drive
                  Cincinnati, OH  4522

Telephone Number: (513) 272-5239

Employer Taxpayer ID Number:        31-0888197

Employer Taxable Year ends on:      09/30

Plan Name:        Meridian Bioscience, Inc. Savings and Investment Plan

Plan Number:      001

Restatement Effective Date (if applicable): 02/01/2004

                                                                    Employee
                            Pre-Tax          Profit Sharing         After-Tax
Effective Date of Plan     01/01/1983         01/01/1983
Feature:2

---------------
     1 Only  entities  treated as a single  employer  under  Section  414 of the
Internal Revenue Code may adopt this Plan. Generally,  entities are treated as a single employer under Code Section 414 if they share  80%common  ownership or if their operations are otherwise  closely  affiliated.  The related employer rules are complex and legal advice  should be sought  before any entity other than the
Primary Employer is permitted to adopt this Plan.

     2 The original  effective date of this Plan's  adoption is the first day of the Plan Year in which occurs the earliest  effective date for any Plan feature, as specified  above.  See Plan Section 1.67.  The effective  date for Pre-Tax or
Employee After-Tax  Contributions cannot be earlier than the date that deferrals or  contributions  will  begin  to be  deducted  from  Employees'  Compensation.
Moreover, even if the effective date of the Plan's Pre-Tax or Employee After-Tax feature occurs in the middle of a Plan Year, a Participant's Compensation may be based on  Compensation  paid for the  entire  Plan Year if so elected in Article
IA(5) of this Adoption Agreement.

Proper Names of Participating Employers:

Meridian Bioscience, Inc.

Meridian Bioscience Corporation

Viral Antigens, Inc.

BIODESIGN International Incorporated

Plan Administrator Name:   Meridian Bioscience, Inc.

Business Address: 3471 River Hills Drive
                           Cincinnati, OH  45244

Telephone Number: (513) 271-3700

     Note:  If this Plan is a  continuation  or an  amendment  of a prior  plan, optional  forms of benefits  provided  in the prior plan must be provided  under this  Plan,  and  should be  listed on an  Addendum  attached  to this  Adoption
Agreement,  unless  permissibly  eliminated or restricted under the terms of the
Plan and IRS regulations or other guidance. Article I.

                             ARTICLE I. Definitions

     A. "Compensation"

     (1)  With  respect  to  each   Participant,   except  as  provided   below,
Compensation  shall mean the (select (a), (b) or (c) for each applicable column;
a Plan which is integrated  with Social Security may not elect (d) in the Profit
Sharing Contributions column):

Non-Profit        Profit
Sharing           Sharing
Contributions*    Contributions

[   ]             [   ]         (a) amount reported in the "Wages Tips and
                                Other Compensation" Box on Form W-2 (as
                                defined in Section 3.9.1(H)(i) of the Plan)
                                and paid during the Plan Year.

[[X]]             [[X]]         (b) amount reported pursuant to Code Section
                                3401(a) (as defined in Section 3.9.1(H)(ii)
                                of the Plan) and paid during the Plan Year.

[   ]             [   ]         (c) compensation for Code Section 415 safe-
                                 harbor purposes (as defined in Section
                                 3.9.1(H)(iii) of the Plan) paid during the
                                 Plan Year.

[[X]]             [[X]]         (d) all amounts received (under either option
                                (a) (b) or (c) above)for personal services
                                rendered to the Employer and paid during the
                                Plan Year but excluding (select all
                                applicable):

                                [   ]    overtime.
                                [   ]    bonuses.
                                [   ]    commissions.
                                [   ]    amounts in excess of $______________
                                [[X]]    other (specify)

                                Allowances, reimbursements and fringe benefits.

     Notwithstanding    the    foregoing,    if   necessary   to   satisfy   the
nondiscrimination  testing  requirements  applicable to the Plan under the Code, the  exclusions  indicated  above will be  included as  Compensation  solely for purposes of such testing.

     *These amounts include ADP Test and ACP Test Safe Harbor Contributions.

     Note: For  Self-Employed  Individuals,  Compensation  means "Earned Income"
regardless of which of the above options is elected. (See Plan Section 1.21(A).)
Earned Income  generally  means net earnings from  self-employment  with certain adjustments, as described in Section 1.29 of the Plan document.

(2)      Treatment of Elective Contributions

     Note: The term Elective Contributions under Plan Section 1.31 automatically includes  elective  amounts that are not included in the Employee's gross income by reason of Code Section 132(f)(4) (Qualified  Transportation  Fringe Benefits)
for years after December 31, 1997,  unless  indicated  otherwise (b) below.  For purposes of determining the amount of Pre-Tax,  Employee After-Tax, and Matching
Contributions  (including  Safe  Harbor  Matching  Contributions,  and  Enhanced
Matching  Contributions  (under  Article  VIII  of  this  Adoption  Agreement)),
Compensation shall include Elective Contributions.  For all other contributions,
(select either (a) or (b) if applicable):

     [[X]] (a) For  purposes  of  determining  the  amount  of  Profit  Sharing,
Prevailing  Wage, and any Safe Harbor  Nonelective  Contributions,  Compensation
shall include Elective Contributions. Qualified Transportation Fringe Benefits:

     [[X]] (i) are included as Elective Contributions  effective for years after
December 31, 1997 in accordance with Plan Section 1.31.

     [   ]   (ii)   are   included   as   Elective    Contributions    effective
____________(enter the applicable Plan Year for which such amounts are included, which should not be earlier than the first Plan Year  beginning  after  December
31, 1998).

     [ ] (iii) are not included as Elective Contributions.

     [[X]] (b) For  purposes  of  determining  the  amount  of  Profit  Sharing,
Prevailing  Wage, and any Safe Harbor  Nonelective  Contributions,  Compensation
shall not include Elective Contributions.

(3)      CODA Compensation

(a)      Inclusion or Exclusion of Elective Contributions (select one):

     [[X]] (i) For purposes of the ADP and ACP Tests, Compensation shall include
Elective Contributions.

     Note: The term Elective Contributions under Plan Section 1.31 automatically includes  elective  amounts that are not included in the Employee's gross income by reason of Code Section 132(f)(4) (Qualified  Transportation  Fringe Benefits)
for years after December 31, 1997, unless one of the following is selected.

     [ ] (A)  Elective  Contributions  for  purposes  of ADP and ACP Tests shall include Qualified  Transportation  Fringe Benefits  effective  _________________
(enter the  applicable  Plan Year for which such  amounts  are  included,  which should not be earlier  than the first Plan Year  beginning  after  December  31,
1998).

     [ ] (B) Elective  Contributions for purposes of ADP and ACP Tests shall not include Qualified Transportation Fringe Benefits.

     [ ] (ii) For  purposes  of the ADP and ACP  Tests,  Compensation  shall not include Elective Contributions.

     (b) Plan Year or  Eligibility  Compensation  for ADP and ACP Tests  (select one):

     [ ] (i) CODA  Compensation  shall be  determined  with respect to each Plan
Year without regard to a Participant's Entry Date.

     [[X]] (ii) Effective for Plan Years beginning on and after 01/01/2004, CODA
Compensation  shall only  include  Compensation  actually  paid on and after the
Participant's Entry Date.

     (4)  With  respect  to  Profit  Sharing   Contributions   and  Safe  Harbor
Nonelective  Contributions,  Compensation shall include all Compensation (select one if applicable):

     [ ] (a) during the Plan Year in which the Participant enters the Plan.

     [[X]] (b) after the Participant's Entry Date.

     (5)  With  respect  to  Pre-Tax  and  Employee   After-Tax   Contributions,
Compensation shall include all Compensation (select one):

     [ ] (a) during the Plan Year in which the Participant enters the Plan.

     [[X]] (b) after the Participant's Entry Date.

     Note:  If  A(4)(b)  or  A(5)(b)  above are  elected  and the Plan  benefits
Self-Employed  Individuals,  then the  Compensation  taken into  account for the portion of the Plan Year after the Participant's  Entry Date for a Self-Employed
Individual  shall be his or her Earned Income  payable with respect to that Plan
Year modified by a fraction,  the numerator of which is the number of days he or she is a  Participant  during  the  Plan  Year  after  the  Entry  Date  and the denominator of which is the number of days in the Plan Year.

B.       "Computation Period"

     For  purposes  of Breaks in Service  and Years of Service  for  purposes of eligibility,  "Computation  Periods"  occurring  after the  initial  Computation
Period  described in Section 1.22 of the Plan shall be the  succeeding  12-month periods commencing with (select one):

     [ ] (1) the first  anniversary  of the Employee's  employment  commencement date.

     [[X]]  (2)  the  first  Plan  Year  which  commences  prior  to  the  first anniversary of the Employee's employment commencement date.

     [ ] (3) not  applicable,  Plan uses elapsed  time method to  determine  all eligibility service.

C.       "Disability"

(1)      Definition

     Disability  shall  mean a  condition  which  results  in the  Participant's
(select one):

     [[X]] (a) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to  result  in  death or  which  has  lasted  or can be  expected  to last for a continuous indefinite period of not less than 12 months.

     Note:  This  option  C(1)(a)  must  be  selected  if  contributions  due to
Disability  are to be made under option C(2) below.  In addition,  the exception from  the  early  distribution  tax of Code  Section  72(t)  may not  apply to a distribution  made on account of a "Disability"  unless the  definition  used is that as defined in this option C(1)(a).

     [ ] (b) total  and  permanent  inability  to meet the  requirements  of the
Participant's  customary  employment  which  can  be  expected  to  last  for  a continuous period of not less than 12 months.

     [ ] (c) qualification for Social Security disability benefits.

     [  ]  (d)  qualification  for  benefits  under  the  Employer's   long-term
disability plan.

     (2) Contributions During Disability (select one):

     [[X]]  (a) No  contributions  to a  Participant's  Account  will be made on behalf of a Participant whose Employment has terminated on account of Disability with respect to periods on and after his or her termination of Employment due to
Disability.

     [ ] (b) Contributions  otherwise to be made to a Participant's Account will continue to be made on behalf of a Participant  whose  Employment has terminated on account of Disability with respect to the remainder of the Plan Year in which occurs his or her  termination of Employment  due to  Disability,  provided that option C(1)(a) above is elected as the definition of "Disability."  For purposes of determining the amount of such an individual's contributions,  "Compensation"
shall mean the compensation  such  Participant  would have received for the Plan
Year  if the  Participant  had  been  paid  at the  rate  of  Compensation  paid immediately before his or her Disability.

     [ ] (c) Contributions  otherwise to be made to a Participant's Account will continue to be made on behalf of a Participant  whose  Employment has terminated on  account  of  Disability  with  respect  to  periods  on and after his or her termination  of  Employment  due to  Disability  and during such period that the
Participant  remains so disabled,  provided that option C(1)(a) above is elected as the definition of  "Disability."  For purposes of  determining  the amount of such an individual's  contributions,  "Compensation" shall mean the compensation such  Participant  would have received for the Plan Year if the  Participant had been  paid at the  rate  of  Compensation  paid  immediately  before  his or her
Disability.

D.       "Early Retirement Age"

(1)      Early Retirement Age (select one):

         [[X]] (a)         shall be permitted.

         [   ] (b)         shall not be permitted.

     (2) If D(1)(a) above is elected,  Early  Retirement  Age shall mean (select one):

         [   ] (a)         attained age ________.

         [[X]] (b)         attained age 50 and completed 15 Years of Service.

         [   ] (c)         attained age ___ and completed __ Years of Service
                           as a Participant.

E.       "Eligible Employees"

(1)      General Rule (select one):

     It  is  expressly  intended  that,   regardless  of  any  elections  below,
individuals  not treated as common law employees by the Employer or an Affiliate on their payroll  records are to be excluded from Plan  participation  even if a court or administrative agency later determines that such individuals are common law employees and not independent contractors.

     [ ] (a) All Employees of the Primary Employer and  participating  Employers are eligible to participate in the Plan.

     [[X]] (b) All Employees are eligible to  participate in the Plan except for the following Employees (select all those applicable):

     [ ] (i) Employees  included in a unit of Employees  covered by a collective bargaining agreement between the Employer and the Employee  representatives (not including any organization more than half of whose members are Employees who are owners,  officers,  or executives of the Employer) in the  negotiation  of which retirement  benefits  were the  subject  of good  faith  bargaining,  unless the bargaining agreement provides for participation in the Plan.

     [  ]  (ii)  Non-resident   aliens  (within  the  meaning  of  Code  Section
7701(b)(1)(B))  and who  received no earned  income  (within the meaning of Code
Section  911(d)(2))  from the  Employer  which  constitutes  income from sources within the United States (within the meaning of Code Section 861(a)(3)).

     [ ] (iii) Employees of an Affiliate that is not a participating Employer.

     [[X]] (iv) Leased Employees, as defined in Section 1.57 of the Plan.

     [[X]] (v) Any  Employee  classified  by his or her  Employer as a Temporary
Employee, as defined in Section 1.99 of the Plan.

     [ ] (vi)  Employees  employed in or by the  following  specified  division, plant,  location,  job  category or other  identifiable  individual  or group of
Employees  (This  exclusion  for specified  job  classifications  may not impose
conditions   relating  to  age  or  Service  that  must  be  satisfied  by  Plan
Participants.  For  example,  part-time  employees  may  not  be  excluded  as a classification or job category of employees):

     (2) Newly-Hired Leased Employees

     Individuals  who would be Leased  Employees but for the fact that they have not performed services for an Employer on a substantially  full-time basis for a period of one year:

         [   ] (a)         shall be treated as Employees.
         [[X]] (b)         shall not be treated as Employees.

     Note: The Plan's  definition of "Eligible  Employee" merely  identifies the
Employees  who  may  participate  under  the  Plan  and  has no  bearing  on the identification  of Employees who must be taken into account for coverage testing under Code Section 410(b) and the regulations thereunder. F. "Entry Date"

(1)      Entry Date shall mean (select one):

  Pre-Tax and/or       Matching         Profit
     Employee        Contributions     Sharing
     After-Tax                      Contributions
   Contributions

        [ ]            [ ]            [ ]       (a)  each business day of the Plan Year.

        [ ]            [ ]            [ ]       (b)  the first day of the Plan Year following
                                                     the date the Employee meets the
                                                     participation requirements of Section 2.1
                                                     of the Plan. If the Employer elects this
                                                     option (b) establishing only one Entry
                                                     Date, the participation "age and service"
                                                     requirements elected in Article II must be
                                                     no more than age 20-1/2 and 6 months of
                                                     service.

        [ ]            [ ]            [ ]       (c)  the first day of the month following the
                                                     date the Employee meets the participation
                                                     requirements of Section 2.1 of the Plan.

        [ ]            [ ]            [ ]       (d)  the first day of the Plan Year and the
                                                     first day of the seventh month of the Plan
                                                     Year following the date the Employee meets
                                                     the participation requirements of Section
                                                     2.1 of the Plan.

        [ ]           [[X]]          [[X]]      (e)  the first day of the Plan Year, the first
                                                     day of the fourth month of the Plan Year,
                                                     the first day of the seventh month of the
                                                     Plan Year, and the first day of the tenth
                                                     month of the Plan Year following the date
                                                     the Employee meets the participation
                                                     requirements of Section 2.1 of the Plan.

       [[X]]           [ ]            [ ]       (f)  other: Any date within 30 days after hire,
                                                     otherwise the first day of each calendar
                                                     quarter.

                                                provided that the Entry Date or Dates selected
                                                are no later than any of the options above.

(2)      Restatement Effective Date:

The Restatement Effective Date (select one):

     [ ] (a) shall be an Entry Date.

     [ ] (b) shall not be an Entry Date.

     [[X]] (c) shall not be applicable.  (Either this is an initial  adoption as provided  in the  Employer  and  Plan  Information  Section  or the  Restatement
Effective Date is already an Entry Date as described in (1) above.)

G.       "Highly Compensated Employees"

(1)      Top-Paid Group Election

In determining who is a Highly Compensated Employee (select one):

     [ ] (a) A top-paid  group  election is made. The effect of this election is that an  Employee  (who is not a 5% owner at any time  during the  determination year or the look-back year) with Compensation in excess of $80,000 (as adjusted)
for the  look-back  year (as  defined in  Section  1.49 of the Plan) is a Highly
Compensated  Employee  only if the Employee  was in the  top-paid  group for the look-back  year.  An Employee is in the  "top-paid  group" for any year, if such
Employee  is in  the  group  of  Employees  consisting  of  the  top  20% of the includable  Employees when ranked on the basis of Compensation  paid during such year.3

     [[X]] (b) A top-paid group election is not made.

(2)      Calendar Year Data Election

     In determining who is a Highly Compensated Employee (other than a 5% owner)
(select one):

     [ ] (a) A calendar year data election is made.  The effect of this election is that the  look-back  year is the calendar year  beginning  with or within the look-back year.

     [ ] (b) A calendar year data election is not made.

     [[X]] (c) Not applicable, Plan Year is the calendar year.

     Note:  If both  G(1)(a) and G(2)(a) are  selected,  the  look-back  year in determining  the top-paid  group shall be the calendar  year  beginning  with or within the  look-back  year.  Generally,  a top-paid  group  election must apply consistently to the determination  years of all plans of the Employer that begin with or within the same  calendar  year. A calendar year data election also must apply  consistently to the  determination  years of all of the Employer's  plans that begin within the same calendar year.

H.       "Hours of Service"

Hours of Service shall be determined on the basis of the method specified below:

(1)      Eligibility Service

     For  purposes  of  determining   whether  an  Employee  has  satisfied  the
participation  requirements  of Section 2.1 of the Plan,  the  following  method shall be used (select one for each column as applicable):

Pre-Tax and/or Employee    Matching     Profit Sharing
After-Tax Contributions  Contributions  Contributions

         [[X]]                [ ]            [ ]       (a) elapsed time method.

          [ ]                [[X]]          [[X]]      (b) hourly records method.

(2)      Vesting Service

     All Pre-Tax  Contributions,  Employee  After-Tax  Contributions,  Qualified
Matching  Contributions,  Qualified  Nonelective  Contributions,  ACP Test  Safe
Harbor Matching Contributions, and ADP Test Safe Harbor Contributions are always
100% vested.  Unless Profit  Sharing  and/or  Matching  Contributions  are fully vested when made (in accordance with Article IX of this Adoption  Agreement),  a
Participant's  nonforfeitable  interest in Profit Sharing  Contributions  and/or
Matching  Contributions  (as  applicable)  made on his or her  behalf  shall  be
determined  on  the  basis  of  the  method   specified  below  (select  one  as
applicable):

         [   ] (a) elapsed time method.

         [[X]] (b) hourly records method.

(3)      Hourly Records

     For the purpose of  determining  Hours of Service under the hourly  records method (choose one box for eligibility and one box for vesting as applicable):

 Eligibility  Vesting
    [[X]]      [[X]]    (a) only actual hours for which an Employee is paid or
                            entitled to payment shall be counted.

     [ ]        [ ]     (b) an Employee shall be credited with 45 Hours of
                            Service if under Section 1.50 of the Plan such
                            Employee would be credited with at least 1 Hour
                            of Service during the week.

I.       "Limitation Compensation "

     For  purposes  of  Code  Section  415,  Limitation  Compensation  shall  be
Compensation as determined for purposes of (select one):

     [ ] (1) the "Wages, Tips and Other Compensation" Box on Form W-2 as defined in Plan Section 3.9.1(H)(i).

     [[X]] (2) Code Section 3401(a) Federal Income Tax Withholding as defined in
Plan Section 3.9.1(H)(ii).

     [  ]  (3)  Code  Section  415   safe-harbor  as  defined  in  Plan  Section
3.9.1(H)(iii).

J.       "Limitation Year"

For purposes of Code Section 415, the Limitation Year shall be (select one):

     [[X]] (1) the Plan Year.

     [ ] (2) the calendar year.

     [ ] (3) the 12 consecutive  month period ending on the  ____________ day of the month of ____________________.

K.       "Normal Retirement Age"

Normal Retirement Age shall be (select one):

     [[X]] (1) attainment of age 65 (not more than 65) by the Participant.

     [ ] (2) attainment of age________  (not more than 65) by the Participant or the  ________  anniversary  (not more than the 5th) of the first day of the Plan
Year in which the Eligible Employee became a Participant, whichever is later.

     [ ] (3) attainment of age ________ (not more than 65) by the Participant or the ________  anniversary  (not more than the 5th) of the first day on which the
Eligible Employee performed an Hour of Service, whichever is later.

L.       "Participant Directed Assets"

Participant directed assets are:

     Non-Profit                  Profit Sharing
      Sharing                    Contributions
   Contributions

       [[X]]                         [[X]]            (1)      permitted

        [ ]                           [ ]             (2)      not permitted
M.       "Plan Year"

The Plan Year shall be the 12 consecutive month period ending on the 31st day of
December.

N.       "Predecessor Employer Service"

Predecessor Employer Service will be credited (select one):

     [ ] (1) only as required by the Plan.

     [[X]] (2) to include,  in addition to the Plan  requirements and subject to the  limitations  set  forth  below,  service  with  the  following  Predecessor
Employer(s)  determined  as  if  such  predecessors  were  the  Employer:   Gull
Laboratories, BIODESIGN International Incorporated and Viral Antigens, Inc.

     Service  with such  Predecessor  Employer  listed in this item (2)  applies
[select either (a), (b) or (a) and (b); (c) is only available in addition to (a)
and/or (b)]:

                  [[X]] (a) for purposes of eligibility to participate;
                  [[X]] (b) for purposes of vesting;
                  [   ] (c) except for the following service:

O.       "Top-Heavy Ratio"

     If the  adopting  Employer  maintains  or has ever  maintained  a qualified defined benefit plan, for purposes of establishing  present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the following:

Interest Rate:   8%
Mortality Table: UP'84

P.       "Valuation Date"

Valuation Date shall mean (select one for each column, as applicable):

   Non-Profit        Profit
    Sharing         Sharing
 Contributions   Contributions
     [[X]]           [[X]]     (1) each business day.

      [ ]             [ ]      (2) the last business day of each month.

      [ ]             [ ]      (3) the last business day of each quarter within
                                   the Plan Year.

      [ ]             [ ]      (4) the last business day of each semi-annual
                                   period within the Plan Year.

      [ ]             [ ]      (5) the last business day of the Plan Year.

      [ ]             [ ]      other:

                           Article II. Participation

     General  Participation  Requirements  An  Eligible  Employee  must meet the following  requirements  to become a  Participant  (select  one or more for each column, as applicable):

  Pre-Tax
   and/or
  Employee
  After-Tax        Matching     Profit Sharing
Contributions   Contributions   Contributions

    [ ]            [ ]             [ ]       (1)  Performance of one Hour of Service.

    [ ]            [ ]             [ ]       (2)  Attainment of age ____ (maximum 20-1/2) and
                                                  completion of ____ (not more than 1/2) Year(s)
                                                  of Service. If this item is selected, no Hours
                                                  of Service shall be counted.

   [X]                                       (3)  Attainment of age N/A (maximum 21) and
                                                  completion of N/A Year(s) of Service (not to
                                                  exceed 2 years). If more than 1 Year of
                                                  Service is selected, the immediate 100%
                                                  vesting schedule must be selected in Article
                                                  IX of this Adoption Agreement.
                  [X]
                                             (4)  Attainment of age N/A (maximum 21) and
                                                  completion of N/A Years of Service (not to
                                                  exceed 2 years). If more than 1 Year of
                                                  Service is selected, the immediate l00%
                                                  vesting schedule must be selected in Article
                                                  IX of this Adoption Agreement.

                                  [X]       (5)   Attainment of age N/A (maximum 21) and
                                                  completion of 1 Years of Service (not to
                                                  exceed 2 years). If more than 1 Year of
                                                  Service is selected, the immediate l00%
                                                  vesting schedule must be selected in Article
                                                  IX of this Adoption Agreement.

    [ ]            [ ]             [ ]       (6)  Each Employee who is an Eligible Employee will
                                                  be deemed to have satisfied the participation
                                                  requirements as of ________ without regard to
                                                  such Eligible Employee's actual age and/or
                                                  service.

     Note:  A maximum of 1 Year of Service  can be required  for Pre-Tax  and/or
Employee After-Tax Contributions.

    Article III. Pre-Tax Contributions and Employee After-Tax Contributions

A.       Pre-Tax Contributions (select all applicable):

     [[X]] (1) Pre-Tax  Contributions  are  permitted  under the Plan and may be made by a  Participant  in an amount equal to a dollar amount or a percentage of the  Participant's  Compensation,  as specified by the Participant in his or her
Pre-Tax Election, which may not exceed 100% of his or her Compensation.

     [ ]  (2)  Pre-Tax  Contributions  Election  Limit  for  Highly  Compensated
Employees. If elected, a Highly Compensated Employee may make a Pre-Tax Election which may not exceed ____% of his or her Compensation.

     Note: If item A(2) is selected,  the election  limit  percentage for Highly
Compensated   Employees  in  A(2)  must  be  less  than  the  Employee   Pre-Tax
Contribution limit selected in A(1) above.

     [ ] (3)  Separate  Bonus  Election - With  respect to bonuses,  such dollar amount or  percentage  as  specified  by the  Participant  in his or her Pre-Tax
Election with respect to such bonus.

     [ ] (4) Pre-Tax Contributions are not permitted under the Plan.

     B. Employee After-Tax Contributions (select all applicable):

     [ ] (1) Employee  After-Tax  Contributions are permitted under the Plan and may be  made by a  Participant  in an  amount  equal  to a  dollar  amount  or a percentage of the Participant's Compensation, as specified by the Participant in his or her Employee After-Tax Contribution Election,  which may not exceed ____%
of his or her Compensation.

     [ ] (2)  After-Tax  Contributions  Election  Limit for  Highly  Compensated
Employees.  If elected,  a Highly  Compensated  Employee  may make an  After-Tax
Election which may not exceed _____% of his or her Compensation.

     Note: If item B(2) is selected,  the election  limit  percentage for Highly
Compensated  Employees  in  B(2)  must  be  less  than  the  Employee  After-Tax
Contribution limit selected in B(1) above.

     [ ] (3)  Separate  Bonus  Election - With  respect to bonuses,  such dollar amount or  percentage  as  specified by the  Participant  in his or her Employee
After-Tax Contribution Election with respect to such bonus.

     [[X]] (4) Employee  After-Tax  Contributions  are not  permitted  under the
Plan.

     Note:  Department of Labor  regulations  require Pre-Tax  Contributions and
Employee  After-Tax  Contributions  to be  contributed  to the  Trust as soon as possible  and no later than the 15th  business  day of the month  following  the month in which (i) the  Participant's  contribution  amounts are received by the
Employer (in the case of amounts that a Participant  or  Beneficiary  pays to an
Employer)  or (ii)  such  amounts  would  otherwise  have  been  payable  to the
Participant  in cash (in the case of  amounts  withheld  by an  Employer  from a
Participant's wages).

     C. Automatic Enrollment4 (select all applicable):

     [ ] (1) In the absence of an election made by a Participant to the contrary within such time period as established by the Plan Administrator,  a Participant shall be deemed to have elected (select one or both):

     [ ] (a) a Pre-Tax  Contribution of _____% of his or her  Compensation.

     [ ] (b)  an  Employee  After-Tax  Contribution  of  ______%  of  his or her
Compensation.

     [[X]] (2)  Notwithstanding  any provision of the Plan to the contrary,  the following  contribution(s) may only be made pursuant to an affirmative  election made by the  Participant in writing (or in such electronic or telephonic form as specified by the Plan Administrator) (select one or both):

         [[X]] (a) Pre-Tax Contributions.
         [   ] (b) Employee After-Tax Contributions.

D.       Making and Modifying an Election

     An Eligible Employee shall be entitled to increase,  decrease or resume his or her Pre-Tax  Contributions  and/or Employee After-Tax  Contributions with the following frequency during the Plan Year (select one):

         [   ] (1) annually.
         [   ] (2) semi-annually.
         [[X]] (3) quarterly.
         [   ] (4) monthly.
         [   ] (5) other (specify):_______________________________________.

     Any such  increase,  decrease or  resumption  shall be  effective as of the first payroll  period  coincident  with or next  following the first day of each period set forth above. A Participant may completely  discontinue making Pre-Tax
Contributions and/or Employee After-Tax  Contributions at any time effective for the payroll  period  after  written  notice is  provided  to the  Administrator.

                       Article IV. Matching Contributions

     This Article IV is effective only if Pre-Tax  Contributions and/or Employee
After-Tax Contributions are permitted under the Plan.

A.       Contribution and Allocation Formula

     If selected below, the Employer may make Matching Contributions (select all that apply):

         [[X]] (1) Discretionary Formula:

     Discretionary  Matching  Contribution  equal  to such a  dollar  amount  or percentage of Pre-Tax Contributions and/or Employee After-Tax Contributions,  as
determined by the Employer, which shall be allocated (select all that apply):

     [ ] (a)  based on the  ratio of each  Participant's  Pre-Tax  Contributions and/or Employee  After-Tax  Contributions for the Plan Year to the total Pre-Tax
Contributions  and/or Employee  After-Tax  Contributions of all Participants for
the Plan Year. If selected, Matching Contributions shall be subject to a maximum amount of (select one):

     [ ] (i) $_________ for each Participant.

     [ ] (ii) ____ % of each Participant's Compensation.

     [[X]] (b) in an amount up to 100% or $________ of each Participant's  first
3 % or $________ of  Compensation  contributed as Pre-Tax  Contributions  and/or
Employee After-Tax  Contributions.  If any Matching  Contribution remains, it is allocated to each such  Participant  in an amount up to _____% or  $_________ of the next ____% or  $______ of each  Participant's  Compensation  contributed  as
Pre-Tax Contributions and/or Employee After- Tax Contributions.  If any Matching
Contribution  remains after the  application  of the preceding  sentence,  it is allocated  to each such  Participant  in an amount up to ___% or $_______ of the next _____% or  $________  of each  Participant's  Compensation  contributed  as
Pre-Tax Contributions and/or Employee After-Tax Contributions.

     Any  remaining  Matching  Contribution  shall  be  allocated  to each  such
Participant in the ratio that such Participant's  Pre-Tax  Contributions  and/or
Employee After-Tax  Contributions bear to the total Pre-Tax Contributions and/or
Employee After-Tax Contributions of all such Participants.

     If selected, Matching Contributions shall be subject to a maximum amount of
(select one):

     [ ] (i) $___________ for each Participant.

     [ ] (ii) ____% of each Participant's Compensation.

     [ ] (2) Nondiscretionary Formula:

     A nondiscretionary Matching Contribution equal to (select all that apply):

     [ ] (a) ____% of each  Participant's  Compensation  contributed  as Pre-Tax
Contributions  and/or Employee After-Tax  Contributions.  If selected,  Matching
Contributions shall be subject to a maximum amount of (select one):

     [ ] (i) $_________ for each Participant.

     [ ] (ii) ____% of each Participant's Compensation.

     [  ]  (b)  _____%  or  $_________  of  the  first  %  or  $_______  of  the
Participant's  Compensation contributed as Pre-Tax Contributions and/or Employee
After-Tax  Contributions,  % or  $_________  of the next % or  $________  of the
Participant's  Compensation contributed as Pre-Tax Contributions and/or Employee
After-Tax Contributions,  and _____% or $______ of the next ____% or $ ______ of the  Participant's  Compensation  contributed  as Pre-Tax  Contributions  and/or
Employee After-Tax Contributions.

     If selected, Matching Contributions shall be subject to a maximum amount of
(select one):

     [ ] (i) $_________ for each Participant.

     [ ] (ii) ____% of each Participant's Compensation.

     [[X]] (3) Matching Contribution "True-up" (select one):

     [ ] (a) Annualized Matching Contributions:  Matching Contributions, if made on a periodic  basis,  will be recalculated  based on Compensation  for the Plan
Year, and "true-up" contributions will be made to Participants as necessary.

     [[X]] (b)  Non-annualized  Matching  Contributions:  The "true-up" Matching
Contributions will not be made.

     [[X]]  (4)  Matched   Contributions.   Pre-Tax  and/or  Employee  After-Tax
Contributions  indicated above shall be eligible for Matching  Contributions  as indicated below (select all that apply):

        Discretionary           Nondiscretionary
    Matching Contribution     Matching Contribution
           Formula                   Formula

            [[X]]                      [ ]         (a) Pre-Tax Contributions.

             [ ]                       [ ]         (b) After-Tax Contributions.

     (c) If (a) and (b)  selected  above,  the  Pre-Tax and  Employee  After-Tax
Matching Contributions formula will be applied (select one, if applicable):

            [   ] (i) concurrently as a separate formula for each feature.

            [   ] (ii) cumulatively as a single formula for both features.

B.       Participants Eligible for Matching Contribution Allocation

The following Participants shall be eligible for an allocation to their Matching Contributions
Account (select one):

     [[X]] (1) Payroll Basis Matching  Contributions - Any Participant who makes
Pre-Tax Contributions and/or Employee After-Tax Contributions.

     [ ] (2) Periodic Matching  Contributions - Solely with respect to a Plan in which Matching Contributions are made on a periodic basis, any Participant whose
Pre-Tax Election or Employee After-Tax Election is in effect during such period.
(select the applicable period):

            [   ] (a) monthly.

            [   ] (b) quarterly.

            [   ] (c) semi-annually.

            [   ] (d) other (specify):________________________________.

     [ ] (3) Annual Plan Year-end  Matching  Contribution - Any  Participant who
makes Pre-Tax  Contributions and/or Employee After-Tax  Contributions during the
Plan  Year and who  satisfies  the  following  requirements  (select  all  those applicable):

            [   ] (a) is employed during the Plan Year.

            [   ] (b) was credited with _____ (no more than 1,000) Hours of
                      Service during the Plan Year.

            [   ] (c) was employed on the last day of the Plan Year.

            [   ] (d) was on a leave of absence on the last day of the Plan
                      Year.

            [   ] (e) during the Plan Year died or became disabled while an
                      Employee or terminated employment after attaining Normal
                      Retirement Age.

            [   ] (f)  was credited with at least 501 Hours of Service whether or not employed on the last day of the Plan Year.

            [   ] (g)  was credited with at least 1,000 Hours of Service and was employed on the last day of the Plan Year.

         Article V. Profit Sharing Contributions and Account Allocation

A.       A. Profit Sharing Contributions:

Contributions to Profit Sharing Contribution Accounts shall be (select one):

     [[X]] (1) such an aggregate  amount, if any, as determined by the Employer, for each Participant eligible to share in the allocation for a Plan Year.

     [ ] (2) of the  Compensation of each  Participant  eligible to share in the allocation for a Plan Year.

B.       Allocation of Contributions to Profit Sharing Contribution Accounts
         (select all applicable):

     [[X]] (1) Non-Integrated Allocation

     [[X]] (a) The Profit  Sharing  Contributions  Account  of each  Participant eligible to share in the  allocation  for a Plan Year shall be  credited  with a portion of the contribution, plus any forfeitures if forfeitures are reallocated to Participants,  equal to the ratio that the Participant's Compensation for the
Plan Year  bears to the  Compensation  for that  Plan  Year of all  Participants entitled to share in the contribution.

     [ ] (a) $_______ per each  Participant  eligible to share in the allocation for a Plan Year, on a ____________  (specify  period,  such as weekly,  monthly, quarterly, etc.) basis.

[   ]   (2) Step-First Dollar Integrated Allocation

     For each  Participant  eligible to share in the allocation for a Plan Year, contributions  to Profit Sharing  Contributions  Accounts with respect to a Plan
Year, plus any forfeitures if forfeitures are reallocated to Participants, shall be  allocated  to the Profit  Sharing  Contributions  Account  of each  eligible
Participant as follows:

     (i)  First,  in the  ratio  that  the  sum of each  eligible  Participant's
Compensation  for the Plan Year and  Compensation for the Plan Year in excess of the Integration  Level bears to the sum of all such  Participants'  Compensation and  Compensation  in excess of the  Integration  Level,  but for each  eligible
Participant, not in excess of the Maximum Profit Sharing Disparity Rate (defined below).

     (ii) Second,  any remaining  contributions or forfeitures will be allocated in the ratio that each  Participant's  Compensation  for that Plan Year bears to all Participants' Compensation for that Plan Year.

     [ ] (3) Top-Heavy Integrated Allocation

     Note:  Under this allocation  formula,  each eligible  Participant  will be allocated a contribution  equal to a Top-Heavy minimum  contribution up to 3% of
Compensation even in Plan Years that the Plan is not otherwise Top-Heavy.

     For each  Participant  eligible to share in the allocation for a Plan Year, contributions  to Profit Sharing  Contributions  Accounts with respect to a Plan
Year shall be  allocated  to the Profit  Sharing  Contributions  Account of each eligible  Participant  in  the  ratio  that  each  such  eligible  Participant's
Compensation  for the Plan Year bears to the  Compensation for that Plan Year of all  eligible  Participants  but  not  in  excess  of 3% of  each  Participant's
Compensation.

     The amount of this Top-Heavy  allocation  will be offset against the Profit
Sharing allocation made under (1) or (2) above.

     The  Maximum  Profit  Sharing  Disparity  Rate is equal  to the  applicable percentage determined in accordance with the following table:

If the Integration Level is (as a % of the Taxable
Wage Base ("TWB")).                                The applicable percentage is:
20% (or $10,000 if greater) or less of the TWB                    5.7%
More than 20% (but not less than $10,001) but not                 4.3%
more than 80% of the TWB
More than 80% but less than 100% of the TWB                       5.4%
100% of the TWB                                                   5.7%

[   ]    (4)      Integration Level

                  The "Integration Level" shall be (select one):
[   ]  (a)        the Taxable Wage Base.
[   ]  (b)        $_______ (a dollar amount less than the Taxable Wage Base).
[   ]  (c)         _______% of the Taxable Wage Base (not to exceed 100%).
[   ]  (d)        the greater of $10,000 or 20% of the Taxable Wage Base.

C.       Participants Eligible for Profit Sharing Contribution Allocation

     The  following  Participants  shall be eligible for an  allocation to their
Profit Sharing Contributions Accounts (select all those applicable):

[   ]  (1)        Any Participant who was employed during the Plan Year.

     Note:  Item  C(1) must be  selected  if Profit  Sharing  Contributions  are allocated on a periodic basis during the Plan Year.

     [ ] (2) Any  Participant  who was credited  with  01/01/2004  (no more than
1,000) Hours of Service during the Plan Year.

     [ ] (3) Any Participant who was employed on the last day of the Plan Year.

     [ ] (4) Any  Participant  who was on a leave of  absence on the last day of the Plan Year.

     [ ] (5) Any  Participant  who during the Plan Year died or became  disabled while an Employee or terminated  employment  after attaining  Normal  Retirement
Age.

     [ ] (6) Any Participant who was credited with at least 501 Hours of Service whether or not employed on the last day of the Plan Year.

     [ ] (7) Any  Participant  who was  credited  with at least  1,000  Hours of
Service and was employed on the last day of the Plan Year.

                   Article VI. Prevailing Wage Contributions

     A. Prevailing Wage Contributions,  as described in Section 3.15 of the Plan
(select one):

[   ]  (1)        shall be made as provided in Appendix B and shall:
[   ]  (a)        (a) be considered a QNEC.
[   ]  (b)        (b) not be considered a QNEC.

         [[X]]   (2)       shall not be made.

B.       Prevailing Wage Offset

     The Prevailing  Wage  Contribution  made on behalf of a Participant for the
Plan Year will (select one if A(1) is selected above):

     [ ] (1)  Offset  the  amount  allocated  or  contributed  on behalf of such
Participant  under  Article V for the Plan  Year.

     [ ] (2) Not offset the amount  allocated or  contributed  on behalf of such
Participant under Article V for the Plan Year.

                       Article VII. ADP Test and ACP Test

     A. Actual Deferral Percentage Test and Actual Contribution  Percentage Test
Election

     Effective for Plan Years beginning on and after  ___________,  the ADP Test of Section 3.4 of the Plan and the ACP Test under  Section 3.6 of the Plan shall be applied  using the ADP and ACP of  Nonhighly  Compensated  Employees  for the
(select one):

         [[X]]    (1)      current Plan Year.

         [[X]]    (2)      immediately preceding Plan Year.

     Note:  An  election  to use the  current  Plan Year data may not be changed unless  (1) the Plan has been  using the  current  year  testing  method for the preceding 5 Plan Years,  or if less,  the number of Plan Years the Plan has been in existence;  or (2) the Plan otherwise  meets one of the  requirements  of IRS
Notice 98-1 (or superceding guidance) for changing from the current year testing method.  Legal counsel  should be obtained prior to changing a current year data election under this Article.

B.       First Plan Year Elections

     For  purposes of  /Sections  3.4.2(B)  and 3.6(A),  the ADP and the ACP for
Nonhighly  Compensated  Employees  for the first Plan Year the Plan  permits any
Participant   to  make   Pre-Tax   Contributions   and/or   Employee   After-Tax
Contributions, provides for Matching Contributions, or both (if this Plan is not a successor plan) (select one):

[   ]  (1)        shall be the Plan Year ADP and ACP.
[   ]  (2)        shall be 3%.

         [[X]] (3)                  is not applicable, existing plan.

C.       Coordination with Safe Harbor CODA

     As provided  under Section  3.16.1(B),  and as  consistent  with IRS Notice
98-52 (or subsequent  guidance)  indicate below which of the following  shall be disregarded for purposes of satisfying the ACP Test (select one):

     [ ] (1) All Matching  Contributions  for all Eligible  Participants (if the
requirements of the ACP Test Safe Harbor are satisfied).

     [ ] (2)  Matching  Contributions  that do not  exceed  4% of each  Eligible
Participant's  Compensation,  if permitted under IRS Notice 98-52 (or subsequent guidance).

         [[X]]   (3)       Not applicable, not a Safe Harbor plan.

                         Article VIII. Safe Harbor CODA

A.       Safe Harbor CODA Provisions

The Safe Harbor Method CODA provisions of Section 3.16 of the Plan:

[   ]  (3)        apply.

         [[X]]  (2)        do not apply.

B.       ADP/ACP Test Safe Harbor Contributions

     Section 3.16.4(A) provides for a Basic Matching Contribution to the Plan on behalf  of each  Eligible  Participant  equal to (i) 100% of the  amount  of the
Eligible  Participant's  Pre-Tax  Contributions  that  do not  exceed  3% of the
Eligible  Participant's  Compensation  for the Plan  Year,  plus (ii) 50% of the amount of the Eligible Participant's Pre-Tax Contributions that exceed 3% of the
Eligible  Participant's  Compensation  but that do not exceed 5% of the Eligible
Participant's Compensation.

     In lieu of the Safe  Harbor  Matching  Contributions  described  in Section
3.16.4(A),  the Employer will make the following contributions for the Plan Year
(select one):

     [ ] (1) Enhanced Matching Contributions

     The  Employer  will make  Matching  Contributions  to the  Account  of each
Eligible Participant in an amount equal to:

     % of the first % of the Eligible Participant's  Compensation contributed as
Pre-Tax   Contributions,   %  of  the  next  %  of  the  Eligible  Participant's
Compensation  contributed as Pre-Tax  Contributions,  and % of the next % of the
Eligible Participant's Compensation contributed as Pre-Tax Contributions.

     Note:  The blanks above must be  completed so that,  at any rate of Pre-Tax
Contributions,  the Matching  Contribution is at least equal to the contribution that would  otherwise  be made under  Section  3.16.4(A)  (the Basic Safe Harbor
Matching  Contribution).  Additionally,  the rate of match  cannot  increase  as
Pre-Tax Contributions increase. Finally, if Matching Contributions are made with respect  to  Pre-Tax  Contributions  that  exceed 6% of  Eligible  Participants'
Compensation,  the Plan  will not meet the  requirements  for the ACP Test  Safe
Harbor  provisions  and an ACP Test  would  have to be  performed.  [ ] (2) Safe
Harbor Nonelective Contributions

     The  Employer  will  make a Safe  Harbor  Nonelective  Contribution  to the
Account of each Eligible Participant in an amount equal to ______% (at least 3%)
of the Employee's Compensation for the Plan Year.

     Note: The Safe Harbor  Nonelective  Contribution  cannot be allocated on an integrated basis.

     C. [ ] If checked,  the ADP Test Safe Harbor  Contributions will be made to the following Defined Contribution Plan of the Employer:

                              Article IX. Vesting

A.       Employer Contribution Accounts

     (1) A  Participant  shall  have a vested  percentage  in his or her  Profit
Sharing Contributions and Matching Contributions  Account(s),  if applicable, in
accordance  with  the  following   schedule  (select  one  for  each  column  as
applicable):

    Matching    Profit Sharing
 Contributions  Contributions
      [ ]            [ ]        (a) 100% vesting immediately upon participation.

      [ ]            [ ]        (b) 100% after years of Vesting Service.
     [[X]]          [[X]]       (c) Graded vesting schedule:
       0%             0%        immediately upon participation;
      20%            20%        after 1 year of Vesting Service;
      40%            40%        after 2 years of Vesting Service;
      60%            60%        after 3 years of Vesting Service;
      80%            80%        after 4 years of Vesting Service;
      100%           100%       after 5 years of Vesting Service;
      100%           100%       after 6 years of Vesting Service;
100% after 7 years of Vesting Service.

(2)      Early Retirement

         Upon attainment of Early Retirement Age (if selected in I.D(2)), a
         Participant (select one):

         [[X]]    (a)      shall
         [  ]     (b)      shall not

become 100% vested solely due to attainment of Early Retirement Age.

     (3) Prior  Vesting  Schedule(s)  If the Plan's  vesting  schedule  has been amended,  the following prior vesting  schedule shall apply to Participants  who were eligible to and did elect to have their vested percentages determined under the vesting schedule in effect prior to the vesting schedule amendment:

  Matching Contributions        Profit Sharing
     vesting schedule           Contributions
 effective on and before       vesting schedule
      _____________        effective on and before
                                _____________
           [ ]                       [ ]      (a) 100% vesting immediately upon
                                              participation.

           [ ]                       [ ]      (b) 100% after _____ years of
                                              Vesting Service.

           [ ]                       [ ]      (c) Graded vesting schedule:

           ___%                      ___%     immediately upon participation;

           ___%                      ___%     after 1 year of Vesting Service;

           ___%                      ___%     after 2 years of Vesting Service;

           ___%                      ___%     after 3 years of Vesting Service;

           ___%                      ___%     after 4 years of Vesting Service;

           ___%                      ___%     after 5 years of Vesting Service;

           ___%                      ___%     after 6 years of Vesting Service;

           ___%                      ___%     100% after 7 years of Vesting
                                              Service.

     B.  Allocation of  Forefeitures  Forfeitures,  if any, shall be (select one from each applicable column):

   Matching        Profit Sharing
  ontributions      Contributions

     [[X]]              [[X]]       (1)  first,  used to reduce  Employer
                                    contributions;  second, any remaining
                                    forfeitures  shall be used to  offset
                                    the  Employer's  Plan  administrative
                                    costs;   and  third,   any  remaining
                                    forfeitures  shall  be  allocated  to
                                    Participants.

      [ ]                [ ]        (2)   first, used to offset the
                                    Employer's Plan administrative
                                    costs; second, any remaining
                                    forfeitures shall be used to reduce
                                    Employer contributions; and third,
                                    any remaining forfeitures shall be
                                    allocated to Participants.

      [ ]                [ ]        (3)   allocated to Participants in
                                    the ratio which the Compensation of
                                    each Participant for the Plan Year
                                    bears to the total Compensation for
                                    the Plan Year of all Participants
                                    otherwise entitled to share in the
                                    Employer contributions. If the
                                    Profit Sharing portion of the Plan
                                    is integrated with Social Security,
                                    forfeitures attributable to Profit
                                    Sharing Contributions shall be
                                    allocated in accordance with the
                                    formula elected by the Employer.

C.       Vesting Service

     For purposes of determining  Years of Service for Vesting  Service  (select
(1) or (2) and/or (3)):

         [[X]]  (1)        All Years of Service shall be included.

     [ ] (2) Years of Service  before the  Participant  attained age 18 shall be excluded.

     [ ] (3) Service with the Employer  prior to the effective  date of the Plan shall be excluded.

                 Article X. In-Service Distributions and Loans

A.       In-Service Distributions

     [[X]]  (1)   In-service   distributions   may  be  made  from  any  of  the
Participant's  vested Accounts,  at any time upon or after the occurrence of the following events (select all applicable):

     [[X]] (a) a Participant's attainment of age ____ (no lower than 59-1/2).

     [ ] (b) January 1 of the calendar year in which the Participant attains age
70-1/2.

     [ ] (2)  In-service  distributions  are not  permitted  (subject to Section
5.7.3 of the Plan).

B.       Hardship Distributions:

Hardship distributions are:

     [[X]]  (1)  permitted  and  shall be made  from  the  vested  portion  of a
Participant's   Accounts   (other   than  his  or  her   Qualified   Nonelective
Contributions  Account,  Qualified Matching Contributions Account, QVEC Account,
earnings  accrued  after  December  31,  1988  on  the   Participant's   Pre-Tax
Contributions,  or Safe Harbor  Contributions under Section 3.16) as provided in
Section 5.9.1.

[   ]  (2)        not permitted.

C.       Loans:

Loans are:

      Non-Profit              Profit Sharing
        Sharing                Contributions
     Contributions

         [[X]]                     [[X]]                  (1)  permitted

          [ ]                       [ ]                   (2)  not permitted.

                               Article XI. Trust

     [ ] If this item is checked, the Employer elects to establish a Group Trust consisting of such Plan assets as shall from time to time be  transferred to the
Trustee pursuant to Article X of the Plan. The Trust Fund shall be a Group Trust consisting  of assets of this Plan  plus  assets of the  following  plans of the
Employer or of an Affiliate:

                           Article XII. Miscellaneous

A.       Identification of Sponsor

     The address and telephone number of the Sponsor's authorized representative is PO Box 1510, Pennington, New Jersey 08534-1510; 800-434-6945. This authorized representative  can answer  inquiries  regarding  the adoption of the Plan,  the intended meaning of any Plan provisions, and the effect of the opinion letter.

     The Sponsor will inform the Primary  Employer of any amendments made to the
Plan or the  discontinuance  or  abandonment  of the Plan.  In order to  receive notification,  the Primary Employer hereby agrees to promptly notify the Sponsor at the  address  indicated  above of any  change in  company  contact,  business address, or intent to terminate use of the Merrill Lynch Prototype Plan.

B.       Plan Registration

1.       Initial Registration

     This Plan must be registered with the Sponsor, Merrill Lynch, Pierce Fenner and Smith Incorporated, in order to be considered a Prototype Plan by the Sponsor.
Registration   is   required  so  that  the  Sponsor  is  able  to  provide  the
Administrator   with  documents,   forms  and  announcements   relating  to  the
administration of the Plan and with Plan amendments and other documents,  all of which relate to  administering  the Plan in accordance  with  applicable law and maintaining compliance of the Plan with the law.

     The Primary Employer and all participating Employers must sign and date the
Adoption Agreement.  Upon receipt and acceptance by Merrill Lynch, Pierce Fenner and Smith Incorporated of the Adoption Agreement, the Plan will be registered as a Prototype  Plan of Merrill  Lynch,  Pierce Fenner and Smith  Incorporated.  An
authorized  representative will countersign the Adoption Agreement and a copy of the countersigned  Adoption  Agreement will be returned to the Primary Employer.
Countersignature of the Adoption Agreement  acknowledges receipt of the Adoption
Agreement by Merrill Lynch, Pierce Fenner and Smith  Incorporated,  but does not represent  that the  Sponsor  has  reviewed  or assumes  responsibility  for the provisions selected within the Adoption Agreement.  Merrill Lynch, Pierce Fenner and Smith Incorporated reserves the right to reject any Adoption Agreement.

2.       Registration Renewal

     Annual  registration  renewal  is  required  in order for the  Employer  to continue  to receive  any and all  necessary  updating  documents.  The  Sponsor reserves the right to charge a registration renewal fee and change such fee from time to time. The Sponsor will notify the Primary  Employer of any  registration renewal fee and of any change to such registration renewal fee.

C.       Prototype Replacement Plan

     This  Adoption  Agreement is a replacement  prototype  plan for (1) Merrill
Lynch Special Prototype Defined Contribution Plan - Nonstandardized 401(k) Plan,
Employee Thrift Plan, Profit Sharing Plan Adoption Agreement # 03-004.

D.       Reliance

     The adopting  Employer may rely on an opinion letter issued by the Internal
Revenue  Service as evidence  that the Plan is qualified  under Code Section 401 only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.

     The  Employer  may  not  rely  on  the  opinion  letter  in  certain  other circumstances or with respect to certain qualification  requirements,  which are specified  in  the  opinion  letter  issued  with  respect  to the  Plan  and in
Announcement 2001-77.

     In order to have  reliance in such  circumstances  or with  respect to such qualification requirements,  application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

E.       Plan Document

     This Adoption  Agreement may only be used in  conjunction  with the Merrill
Lynch  Special/Flexible  Prototype Defined Contribution Plan and Trust Base Plan
Document #03.

F.       Proper Completion of Adoption Agreement

     Failure to  properly  fill out this  Adoption  Agreement  may result in the failure of the Plan to qualify under Internal Revenue Code Section 401(a).  Each
participating   Employer  and  its  independent   legal  and  tax  advisors  are
responsible for the adoption and  qualification of this Plan and any related tax consequences.

                          PRIMARY EMPLOYER'S SIGNATURE

The undersigned hereby adopts the Plan and Trust.
         Name of Primary Employer:

                                   Meridian Bioscience, Inc.

                                   /s/ Melissa Lueke
                                   Print Name:  Melissa Lueke

                                   Title:  VP and CFO

Dated:  January 8, 2004

                                              PARTICIPATING EMPLOYERS

The undersigned hereby adopts the Plan and Trust.
                  Name of Employer

1.Meridian Bioscience Corporation        Authorized Signature: /s/ Lisa Kaminsk
                                         Print Name:  Lisa Kaminsk
                                         Title:  Corporate Director
                                                 of Human Resources
                                         Date:  1/8/2004

2.Viral Antigens, Inc.                   Authorized Signature: /s/ Lisa Kaminsk
                                         Print Name:  Lisa Kaminsk
                                         Title:  Corporate Director of
                                                 Human Resources
                                         Date:  1/8/2004

3.BIODESIGN International Incorporated   Authorized Signature: /s/ Lisa Kaminsk
                                         Print Name:  Lisa Kaminsk
                                         Title:  Corporate Director of
                                                 Human Resources
                                         Date:  1/8/2004

     Only an  Affiliate  may adopt  this  Plan.  The Plan may only be adopted or restated  pursuant to a duly authorized  action evidenced by the above signature of the  person  authorized  to adopt the Plan on behalf of the  Employer  and as permitted by the Primary  Employer.  By adopting this Plan,  each  participating
Employer delegates to the Primary Employer the authority to amend the Plan.

TO BE COMPLETED BY MERRILL LYNCH:

Sponsor Acknowledgment:

     Subject to the terms and conditions of the Prototype Plan and this Adoption
Agreement,  Merrill Lynch, Pierce Fenner and Smith Incorporated as the Prototype
Sponsor acknowledges receipt of this Adoption Agreement. Authorized Signature:

                     MERRILL LYNCH TRUST CO., FSB AS TRUSTEE

To be completed by Merrill Lynch Trust Co., FSB:

                                              Acceptance By Trustee:

     The undersigned hereby accept all of the terms, conditions, and obligations of appointment as Trustee under the Plan, Trust and this Adoption Agreement.  If the  Employer  has  elected  a Group  Trust  in  this  Adoption  Agreement,  the undersigned Trustee(s) shall be the Trustee(s) of the Group Trust.

SEAL                                        MERRILL LYNCH TRUST CO., FSB

                                            By:  /s/ Melanie Madeira/AVP
                                                 Melanie Madeira/AVP
Dated:  2/1/2004